As filed with the Securities and Exchange Commission on January 13, 2009

Registration No. 333-152653

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its governing instruments)

515 South Flower Street, Suite 3100, Los Angeles, California 90071 (609) 683-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack A. Cuneo

President and Chief Executive Officer

CB Richard Ellis Realty Trust

17 Hulfish Street, Suite 280, Princeton, NJ 08542 (609) 683-4900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert E. King, Jr. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000	David C. Roos Moye White LLP 1400 16th Street Denver, CO 80202 (303) 292-2900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐     No  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2009

PRELIMINARY PROSPECTUS $3,000,000,000

CB RICHARD ELLIS REALTY TRUST

Common Shares of Beneficial Interest

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate, focusing on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

We are offering up to $3,000,000,000 in common shares of beneficial interest, 90% of which is offered at a price of $10.00 per share, and 10% of which is offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm we choose for that purpose. We reserve the right to reallocate the shares between the primary offering and our dividend reinvestment plan. As of December 31, 2008, we had 64,491,069 common shares issued and outstanding held by a total of 12,926 shareholders.

This is a best efforts offering, which means CNL Securities Corp., the Dealer Manager, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than the date two years from the date of this prospectus, unless extended. You must initially purchase at least $5,000 of common shares. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases of one share. We have not made any arrangements to place funds raised in this offering in escrow.

To assist us in maintaining our qualification as a REIT, our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should read the complete discussion of the risk factors beginning on page 19 of this prospectus.

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We and the Investment Advisor commenced operations in July 2004 and have a limited operating history. We have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.

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You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets. You will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

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Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the cost of our assets, our organizational documents limit our aggregate borrowing to no more than 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

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There are potential conflicts of interest in our relationship with the Investment Advisor and its affiliates, including CB Richard Ellis Investors, L.L.C., or CBRE Investors, our sponsor, including that our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party; the Investment Advisor and its affiliates may engage in investment activities that may compete with ours; and certain advisory fees paid to the Investment Advisor and its affiliates are not tied to the performance of our portfolio. Our Chief Financial Officer serves as a Managing Director of the Investment Advisor, as the Head of Investor Reporting of CBRE Investors and as a member of the investment committee of a strategic partnership in which we are a limited partner. Our Chairman, President and Chief Executive Officer serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Our Chief Operating Officer and Executive Vice President serves as the Director of Operations of the Investment Advisor. Our Chairman, President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. The Investment Advisor is a party to a sub-advisory agreement with an affiliate of the Dealer Manager.

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We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager and its affiliates, which payments increase the risk that you will not earn a profit on your investment.

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No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount. In addition, eligible shareholders may request that we redeem all or a portion of their shares pursuant to our share redemption program as outlined in this prospectus. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption.

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Investors who purchase common shares in this offering will incur, if calculated as of September 30, 2008, an immediate dilution of up to approximately $(1.30), or (13.09)%, in the book value per share of our common shares from the price paid in this offering. Investors purchasing common shares in this offering may experience further dilution if we issue additional equity.

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If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no ability to deduct distributions made to our shareholders.

	Price to Public(1)	Commissions(1)(2)	Proceeds to us, before expenses(1)
Primary Offering Per Share	$10.00	$1.00	$9.00
Total Primary Offering Amount	$2,700,000,000	$270,000,000	$2,430,000,000
Dividend Reinvestment Plan Offering Per Share	$9.50	$—	$9.50
Total Dividend Reinvestment Plan Offering Amount	$300,000,000	$—	$300,000,000
Total Offering Amount	$3,000,000,000	$270,000,000	$2,730,000,000

(1)	Assumes we sell $2,700,000,000 in the primary offering and $300,000,000 pursuant to our dividend reinvestment plan.
(2)	Includes up to a 7.0% selling commission, a 2.0% dealer manager fee and a 1.0% marketing support fee, none of which will be paid for shares issued pursuant to our dividend reinvestment plan.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

The date of this prospectus is             , 2009.

SUITABILITY STANDARDS

An investment in our company involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards:

Alabama, Iowa, Kentucky, Michigan, Missouri, Ohio and Pennsylvania – In addition to our suitability requirements, you may invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in our shares.

Kansas and Massachusetts – In addition to our suitability requirements, it is recommended that you limit your aggregate investment in our shares and other non-exchange-traded REITs to not more than 10% of your liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Securities and Exchange Commission’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the Securities and Exchange Commission and any prospectus supplement, together with additional information described below under “Where You Can Find More Information.”

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SUMMARY

The following summary highlights the key aspects of this offering. Because this is a summary, it may not contain all of the information that you should consider. You should read carefully the more detailed information appearing elsewhere in this prospectus, including the information in “Risk Factors.” Unless the context otherwise requires or indicates, references in this prospectus to “CBRE REIT,” “we,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CB Richard Ellis Realty Trust and its subsidiaries.

Q:	What is a Real Estate Investment Trust?

A:	In general, a real estate investment trust, or REIT, is an entity that:

•	combines the capital of many investors to acquire or provide financing for real properties;

•	enables individual investors to invest in a professionally managed portfolio of real estate assets; and

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provided certain U.S. federal income tax requirements are satisfied, avoids the “double taxation” (at the corporate and shareholder level) of income that generally results from investments in a corporation because a REIT is generally not subject to U.S. federal corporate income taxes on that portion of its income distributed to shareholders.

Q:	Who is CB Richard Ellis Realty Trust?

A:	CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate, focusing on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties. We are an externally managed REIT, and have retained CBRE Advisors LLC as our investment advisor. We have elected to be taxed as a REIT for U.S. federal income tax purposes.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares. On October 24, 2006, we commenced an initial public offering of up to $2,000,000,000 in our common shares. In connection with that offering, as of December 31, 2008, we had accepted subscriptions from 12,705 investors, issued 57,977,244 common shares and received $579,221,280 in gross proceeds. As of December 31, 2008, 64,491,069 common shares were issued and outstanding.

As of September 30, 2008, we owned, on a consolidated basis, 49 office, retail, and industrial (primarily warehouse/distribution) properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, as well as one undeveloped land parcel in Georgia. In addition, we have ownership interests in three unconsolidated entities that, as of September 30, 2008, owned interests in 15 properties. For a discussion of our investment activity since September 30, 2008, see the “Real Estate Investments—Recent Developments” section of this prospectus.

Our principal offices are located at 17 Hulfish Street, Suite 280, Princeton, New Jersey 08542. We also have offices located at 515 South Flower Street, Suite 3100, Los Angeles, California 90071. Our internet address is www.cbrerealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated information and does not form a part of this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

Q:	Who is CB Richard Ellis Investors, L.L.C.?

A:	CB Richard Ellis Investors, L.L.C., or CBRE Investors, is our sponsor and who we consider to be our promoter. Jack A. Cuneo, Managing Director of CBRE Investors, is our President and Chief Executive Officer and the Chairman of our board of trustees, and Laurie E. Romanak, Head of Investor Reporting of CBRE Investors, is our Senior Vice President, Chief Financial Officer and Secretary. CBRE Investors and its investment management affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. CBRE Investors’ employees now total approximately 380 in 23 offices, including thirteen overseas offices in Amsterdam, Tokyo, Beijing, Brussels, Frankfurt, Hong Kong, London, Luxembourg, Milan, Paris, Shanghai, Singapore and Sydney. CBRE Investors was founded in 1972, is an indirect wholly-owned subsidiary of CB Richard Ellis Group, Inc. and is a registered investment advisor with the Securities and Exchange Commission.

Q:	Who is CB Richard Ellis Group, Inc.?

A:	CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis, is the largest global commercial real estate services firm, based on 2007 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate. As of December 31, 2007, excluding affiliate offices, CB Richard Ellis operated in over 300 offices worldwide with over 29,000 employees. CB Richard Ellis’ business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, commercial property and corporate facilities management, valuation, real estate investment management, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions and proprietary research.

Q:	What is the experience of our trustees and management team?

A.	Our trustees and senior management team have extensive expertise in commercial real estate investment, operation, and finance. Our trustees and members of our senior management team have on average in excess of 25 years of commercial real estate experience drawn from a wide range of disciplines. We believe that the broad experience of our executive officers and trustees enables us to generate investment opportunities consistent with our investment objectives. See “Management of the Company — Our Executive Officers and Trustees” and “The Investment Advisor.”

Q:	Who is CBRE Advisors LLC?

A:

CBRE Advisors LLC is our investment advisor. CBRE Advisors LLC, which we refer to as the Investment Advisor in this prospectus, was organized as a Delaware limited liability company in June 2004 and commenced operations in July 2004. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CBRE Investors. We are affiliated with the Investment Advisor as, and Laurie E. Romanak, our Senior Vice President, Chief Financial Officer and Secretary, Jack A. Cuneo, our Chairman, President and Chief Executive Officer, and Philip L. Kianka, our Chief Operating Officer and Executive Vice President, serve as officers of the Investment Advisor. The Investment Advisor receives advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, receives marketing and other operational services from CNL Fund Management Company, which we refer to as the Sub-Advisor in this prospectus, pursuant to a sub-advisory agreement. The Sub-Advisor is a wholly-owned subsidiary of CNL Financial Group, Inc. The Dealer Manager is a

wholly-owned subsidiary of CNL Capital Markets Corp. For advisory services relating to real estate acquisitions, property management and communications with existing investors, the Investment Advisor compensates the Sub-Advisor through certain investment management and acquisition fees, which are in an amount equal to approximately 14% to 19%, respectively, of such fees the Investment Advisor receives from us. The Sub-Advisor may also provide certain marketing and operational services to the Investment Advisor, for which it is entitled to receive fees, and the Sub-Advisor is also entitled to reimbursement by the Investment Advisor for certain expenses it incurs. The Investment Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement.

Q:	Who is CBRE Operating Partnership, L.P.?

A:	CBRE Operating Partnership, L.P., or CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” as all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure allows us to acquire real property through the issuance of CBRE OP interests to sellers who desire to defer taxable gain otherwise required to be recognized by them upon a disposition of their properties. We intend to make all acquisitions of real properties through CBRE OP.

Q:	What are our investment objectives?

A:	Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve and protect your capital contribution;

•	to realize growth in the value of our assets upon the sale of such assets; and

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to provide you with the potential for future liquidity by (i) listing our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market or (ii) if a listing has not occurred on or before December 31, 2011 our board of trustees must consider (but is not required to commence) an orderly liquidation of our assets.

We may only change these investment objectives with the approval of our shareholders holding a majority of our outstanding shares.

Q:	Are there any risks involved in an investment in our shares?

A:	Yes, an investment in our shares involves material risks. Each prospective purchaser of our shares should consider carefully the matters discussed below and under “Risk Factors” beginning on page 19 before investing in our shares.

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We and the Investment Advisor commenced operations in July 2004 and have a limited operating history. We have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.

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You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets. You will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

•	We are dependent on the Investment Advisor and may not find a suitable replacement if the advisory agreement is terminated, in which case we may not be able to operate our business.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

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Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the cost of our assets, our organizational documents limit our aggregate borrowing to no more than 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

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There are potential conflicts of interest in our relationship with the Investment Advisor and its affiliates, including CBRE Investors, including that our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party; the Investment Advisor and its affiliates may engage in investment activities that may compete with ours; and certain advisory fees paid to the Investment Advisor and its affiliates are not tied to the performance of our portfolio. Our Chief Financial Officer serves as a Managing Director of the Investment Advisor, as the Head of Investor Reporting of CBRE Investors and as a member of the investment committee of a strategic partnership in which we are a limited partner. Our Chairman, President and Chief Executive Officer serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Our Chief Operating Officer and Executive Vice President serves as the Director of Operations of the Investment Advisor. Our Chairman, President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. The Investment Advisor is a party to a sub-advisory agreement with the Sub-Advisor, which is an affiliate of the Dealer Manager.

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We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager and its affiliates, which payments increase the risk that you will not earn a profit on your investment.

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No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount. In addition, eligible shareholders may request that we redeem all or a portion of their shares pursuant to our share redemption program as outlined in this prospectus. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption.

•	This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

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Investors who purchase common shares in this offering will incur, if calculated as of September 30, 2008, an immediate dilution of up to approximately $(1.30), or (13.09)%, in the book value per share of our common shares from the price paid in this offering. Investors purchasing common shares in this offering may experience further dilution if we issue additional equity.

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If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to our shareholders.

•	If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

•	Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

•	REIT distribution requirements could adversely affect our liquidity.

•	Recent turmoil in the credit markets could affect our ability to obtain debt financing on reasonable terms and the value of our assets.

•	Ownership limitations and transfer restrictions on our common shares may restrict liquidity of the common shares.

•	Dividends payable by REITs generally do not qualify for reduced U.S. federal individual income tax rates.

Q:	What are our business strengths?

A:	We believe that our relationship with the Investment Advisor and its affiliates provides us with several key business strengths:

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CB Richard Ellis Global Platform.    Our relationship with the CB Richard Ellis organization harnesses its global resources in research, market intelligence, investment sourcing, financing, leasing and property management services for our benefit. Strong local market intelligence sourced from the network allows us to make more informed investment decisions, and provides access to a greater variety of investment opportunities.

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CBRE Investors Global Investment Management Network.    The Investment Advisor benefits from its access to our sponsor’s extensive global investment management network. CBRE Investors and its global affiliates provide global investment management services to an array of national and international clients/partners that include pension plans, investment funds and other organizations. CBRE Investors sponsors a variety of investment programs that span the risk-return spectrum across three continents: North America, Europe and Asia.

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Proven Investment Team.    The Investment Advisor benefits from a team of experienced real estate professionals. The senior officers of the Investment Advisor have significant experience in the real estate industry, including extensive acquisition, disposition and financing experience. Before its experience in managing us, the Investment Advisor had not managed a REIT.

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Disciplined Research-Based Investment Process.    The Investment Advisor uses a disciplined process in making investment decisions, based primarily on the extensive resources of CBRE Investors’ dedicated research department of several professionals led by Douglas J. Herzbrun. Other key resources include local market intelligence from the CB Richard Ellis network and analysis from its real estate market research affiliate, Torto Wheaton Research, as well as the Investment Advisor’s network of industry contacts.

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Investment Sourcing.    The scope of the CB Richard Ellis network includes established relationships with sellers, developers and real estate brokers across all major markets in the United States, providing a broad pipeline of investment opportunities. In particular, we believe that we can access “off-market” opportunities identified by the network which are not being generally marketed for sale. In addition, the Investment Advisor and our management team have extensive resources and contacts outside of the CB Richard Ellis network which we expect to provide additional investment opportunities.

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Proven Acquisitions Experience and Transaction Underwriting Experience.    CBRE Investors personnel are constantly sourcing, evaluating, underwriting and closing real estate investments, primarily on behalf of third party investors.

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Proactive Asset Management.    The Investment Advisor uses CBRE Investors’ proactive asset management approach to operate our assets, manage continuing capital investments, evaluate whether to hold or sell assets and coordinate the resources of the CB Richard Ellis platform and other service providers to improve asset performance.

Q:	Why should you invest in real estate?

A.	Allocating some portion of your investment portfolio may provide you with a hedge against unanticipated inflation, portfolio diversification, lower volatility and attractive risk-adjusted returns. As a result, real estate has become a major asset class for asset allocations in investment portfolios.

Q:	In what types of real property will we invest the proceeds of this offering?

A:	We generally will seek to use the offering proceeds available for investment after the payment of fees and expenses to acquire real estate properties, focusing on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties. The number and aggregate purchase price of properties we acquire in each asset class will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets. Our investment policies provide that we may not invest more than 20% of our total assets in any single investment. We intend to invest primarily in properties located in geographically-diverse major metropolitan areas in the United States. In addition, we currently intend to invest up to 30% of our total assets in properties outside of the United States. Our international investments may be in markets in which CBRE Investors has existing operations or previous investment experience, or may be in partnership with other entities that have significant local-market expertise. We expect that our international investments will focus on properties typically located in significant business districts and suburban markets. We are not limited in the amount that we may invest in any type of real estate investment consistent with our investment objectives.

Q.	Why do we invest in global real estate assets?

A.	We believe that the global real estate market has grown substantially over the years. We also believe that international real estate markets provide investors with an opportunity to diversify their portfolio and reduce portfolio risk with an investment that may provide returns that are less correlated to the returns of the equity, bond and real estate markets of the United States.

Q:	May we invest in anything other than real property?

A:

Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, we may invest in or make mortgage or other real estate-related loans, subject to the investment limitations contained in our declaration of trust. Because there are significant limitations on the amount of non-real estate related assets that a REIT may own without losing its qualification as a REIT, our ability to own non-real estate investments will be limited. These limitations may limit our ability to maximize profits.

Q:	Who chooses the investments we make?

A:	The Investment Advisor finds, presents and recommends to us real estate investment opportunities consistent with our investment objectives. The Investment Advisor has contractual responsibilities to us and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Certain officers of the Investment Advisor, including Jack A. Cuneo, Philip L. Kianka, Charles W. Hessel and Christopher B. Allen, assist in making property acquisition recommendations on behalf of the Investment Advisor to our board of trustees. The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees. The actual terms and conditions of transactions involving investments in properties are determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

Q:	How does the Investment Advisor select potential properties for acquisition?

A:	In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the expected levels of rental and occupancy rates, current and projected cash flow of the property, the location, condition and use of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and tax considerations. In addition to these factors, the Investment Advisor, when evaluating prospective mortgage loan investments, will consider the ratio of the amount of the investment to the value of the property by which it is selected and the quality, experience and creditworthiness of the borrower. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. Our primary focus is on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties.

Q:	Do we use leverage?

A:	Yes, we may borrow money to purchase assets. We have adopted a policy to limit our aggregate borrowing to no more than 65% of the cost of our assets before non-cash reserves and depreciation. Subject to the 300% of net assets borrowing restriction described below, this policy may be altered at any time or suspended by our board of trustees if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report.

Q:	Do we intend to acquire some of our properties in joint ventures?

A:	We have in the past entered, and may in the future enter, into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and/or operating real properties. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments. For a description of our joint venture investments, see the “Real Estate Investments” section of this prospectus.

Q:	What steps do we take to make sure we invest in environmentally compliant property?

A:	We will not close the purchase of any property unless and until we obtain a Phase I environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment indicates that further environmental investigation is warranted.

Q:	What environmental sustainability practices do we consider with regard to the acquisition and operation of properties?

A:	In connection with our assessment and selection of investment partners, property managers, development managers and other service providers, we will consider their experience and reputation in the areas of environmental sustainability, including experience in the development and operation of buildings certified under the LEED (Leadership in Energy and Environmental Design) Green Building Rating System promulgated by the US Green Building Counsel. The Investment Advisor will evaluate the sustainability of a prospective investment property by assessing its Energy Star score, its preliminary LEED score, and sustainability measures that have been or can be implemented, such as recycling, water conservation and green cleaning methods. We will consider operational, maintenance and capital improvement practices for existing properties designed to increase energy efficiency, reduce waste and otherwise lessen environmental impacts while remaining conscious of economic performance. We will engage in dialog with our property managers and tenants to determine and implement sustainability initiatives appropriate for particular properties. We will also consider utilizing and recommending to our tenants the environmental sustainability consulting services of CB Richard Ellis or unaffiliated parties.

Q:	What is the current ownership structure of CBRE REIT?

A:	The following chart illustrates the general structure and ownership of our company and the management relationship between the Investment Advisor and us.

(1)

Includes investors in this offering, our initial public offering and our private offerings, excluding shares held by CBRE Investors, our trustees and officers. As of December 31, 2008, 64,491,069 common shares were issued and outstanding.

(2)	Our trustees and officers own an aggregate 81,641 of our common shares.

(3)

CBRE Investors owns 243,229 of our common shares. CBRE Investors also owns all of the cash distribution interest and CBRE Investors (including certain of its current and former executive officers and our executive officers) own an aggregate 77% distribution interest in the net proceeds upon a sale of the Investment Advisor.

(4)

Fund Investors, LLC and CNL Fund Management Company, affiliates of the Dealer Manager, own (i) an aggregate 23% distribution interest in the net proceeds upon a sale of the Investment Advisor and (ii) an aggregate 24.9% voting and distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC. CNL Fund Management Company serves as the Sub-Advisor to the Investment Advisor.

(5)

CBRE Investors owns a 75.1% voting interest and CBRE Investors (including certain of its current and former executive officers) and our executive officers own an aggregate 75.1% distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC.

(6)

As of December 31, 2008, we owned a 99.62% general/limited partnership interest in CBRE OP and CBRE REIT Holdings LLC owned a 0.38% (or 246,361 class A units) limited partnership interest in CBRE OP. CBRE REIT Holdings LLC also owns one class B limited partnership interest in CBRE OP (representing 100% of the class B interest outstanding). CBRE REIT Holdings LLC is controlled by CBRE Investors.

Q:	What conflicts of interest exist between us, the Investment Advisor and its affiliates?

A:	Our Investment Advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The Investment Advisor may in the future become a sponsor of or affiliated with other real estate accounts or programs having investment objectives and legal and financial obligations similar to ours, and, in such an event, the Investment Advisor must determine which investment opportunities to recommend to us or another program or joint venture;

•

If the Investment Advisor acquires interests in other real estate programs or accounts in the future, the Investment Advisor and its affiliates will have conflicts of interest in allocating their time between us and such other programs and activities in which they are involved;

•

Our executive officers and certain of our trustees are also executive officers of the Investment Advisor and its affiliates, including CBRE Investors, and, as such, our advisory agreement with the Investment Advisor was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party;

•

To the extent that we own properties in the same geographic areas where other affiliates of the Investment Advisor own properties, a conflict could arise in the leasing of properties if we and one of such affiliates were to compete for the same tenants in negotiating leases, or in connection with the resale of properties if we and one of such affiliates were to attempt to sell similar properties at the same time;

•

If we enter into a joint venture or similar arrangement with an affiliate of the Investment Advisor, the Investment Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture; and

•

Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. Although such arrangements will be approved by a majority of our independent trustees, they will be negotiated among related parties.

Q:	What are the fees that we pay to the Investment Advisor, its affiliates and the Dealer Manager in connection with this offering?

A:

The Investment Advisor and its affiliates perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager performs services in connection with the offer and sale of shares. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. The following table describes the compensation and equity participation that we contemplate paying to the Investment Advisor, its affiliates and the Dealer Manager. The estimated maximum amount of fees to be paid is based on the sale of $2,700,000,000 in common shares pursuant to the primary offering and $300,000,000 in common shares pursuant to our dividend reinvestment plan.

Type	Description and Method of Computation	Estimated Maximum

	Organizational and Offering Stage

Selling Commissions – the Dealer Manager(1)	Up to 7.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$189,000,000

Dealer Manager Fee – the Dealer Manager(1)	Up to 2.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$54,000,000

Marketing Support Fee – the Dealer Manager(1)	Up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$27,000,000

Organizational and Offering Expense Reimbursement – the Investment Advisor(2)	All cumulative offering and organizational expenses (excluding selling commissions, the dealer manager fee and the marketing support fee) incurred by the Investment Advisor on our behalf, estimated to be 0.8% of aggregate gross proceeds, but in no event shall our total organizational and offering expenses (including selling commissions, the dealer manager fee and the marketing support fee) exceed 15.0% of the aggregate gross proceeds from the sale of shares in the primary offering.	$24,000,000

Type	Description and Method of Computation	Estimated Maximum

Acquisition Stage

Acquisition Fee – the Investment Advisor and its Affiliates and affiliates of the Dealer Manager(3)

Up to 1.5% of (i) the purchase price of real estate investments acquired by us, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. We estimate that our acquisition expenses will average 0.5% of the contract purchase price of a property acquisition. In no event will total acquisition fees and acquisition expenses exceed 6% of the purchase price of our real estate investments as required by the NASAA Guidelines. In connection with the services provided to the Investment Advisor by the Sub-Advisor, which is an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement, the Investment Advisor will pay the Sub-Advisor an amount equal to approximately 19% of the acquisition fees it receives from us.

$39,794,000

Operational Stage

Investment Management Fee – the Investment Advisor and affiliates of the Dealer Manager

The investment management fee consists of (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments in our portfolio and (ii) a monthly fee equal to 5.0% of the aggregate monthly net operating income derived from all real estate investments in our portfolio. All or any portion of the investment management fee not taken as to any fiscal year may be deferred or waived without interest at the option of the Investment Advisor. In connection with the services provided to the Investment Advisor by the Sub-Advisor pursuant to a sub-advisory agreement, the Investment Advisor pays the Sub-Advisor an amount equal to approximately 14% of the investment management fee it receives from us.

Not determinable at this time.

Type	Description and Method of Computation	Estimated Maximum
Property Management, Leasing and Construction Supervision Fees – the Investment Advisor or its affiliates, including CB Richard Ellis Inc.

Based upon the customary property management, leasing and construction supervision fees applicable to the geographic location and type of property. Such fees for each service provided are expected to range from 2.0% to 5.0% of gross revenues received from a property we own.

Not determinable at this time.

Expense Reimbursement – the Investment Advisor

Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. Our annual operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income in any year.

Not determinable at this time.

Liquidity Stage

Real Estate Commissions – the Investment Advisor or its affiliates(4)

In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount not to exceed 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and the total brokerage commission may not exceed the lesser of the competitive total real estate commission or 6% of the contract price of the property sold.

Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC(5)

The holder will be entitled to receive 15% of the net sales proceeds received by CBRE OP on dispositions of properties or other assets (including by liquidation, merger or otherwise) after the other partners, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to (i) the total capital contributions made to CBRE OP and (ii) a 7% annual, uncompounded return on such capital contributions.

Not determinable at this time.

Type	Description and Method of Computation	Estimated Maximum
In the event we elect to list our common shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, the holder will be entitled to receive the amount that would have been distributed to such holder as described above if CBRE OP had distributed to the partners upon liquidation an amount equal to the market value of our listed common shares based upon the average closing price or, if the average closing price is not available, the average bid and asked prices, for the 30-day period beginning 150 days after such listing.

(1)

The selling commissions and marketing support fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies. The selling commissions, dealer manager fee and marketing support fee are not paid for shares issued pursuant to our dividend reinvestment plan.

(2)

We reimburse the Investment Advisor for cumulative organizational and offering expenses incurred by the Investment Advisor on our behalf. Organizational and offering expenses consist of, among other things, actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor, reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, including costs associated with meetings and training seminars and reimbursement of bona fide due diligence expenses in an amount not to exceed $1,350,000.

(3)

For purposes of the “estimated maximum” of acquisition fees to be paid to the Investment Advisor, we have assumed that there is zero leverage in the portfolio and the net proceeds from this offering are fully invested. In the event we incur debt in order to acquire real properties, the acquisition fees could exceed the amount stated above. The payment of acquisition fees is deferred, if necessary, so that the total of all acquisition fees and acquisition expenses paid by us (including acquisition expenses paid on properties that are not acquired) do not exceed 6% of the aggregate contract price of all properties acquired by us. We may pay acquisition fees to affiliates of the Investment Advisor for a particular property acquisition in the form of brokerage fees and mortgage loan origination fees (in the event debt is placed or refinanced on a property). In the event that we pay these types of acquisition fees to affiliates of the Investment Advisor, such fees will be in addition to the 1.5% paid to the Investment Advisor and the Investment Advisor will not receive any portion of such fees.

(4)	Although we are most likely to pay real estate commissions to the Investment Advisor or one of its affiliates in our Liquidity Stage, these fees may also be earned during our Operational Stage.

(5)

The class B interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement. For a discussion of the redemption feature of the class B interest, see “The Operating Partnership Agreement” section of this prospectus. The 7% annual, uncompounded return on capital contributions described above is calculated on an aggregate basis with respect to all investors. As a result, it is possible that certain of our shareholders would receive more or less than the 7% annual, uncompounded return on capital contributions prior to the commencement of distributions to the holder of the class B interest or the redemption of such interest. Any distributions that are not made by CBRE OP to the holder of the class B interest because the other partners have not yet received their required minimum distributions will be deferred and paid at such time as these conditions have been satisfied. Distributions payable to the holder of the class B interest upon the listing of our common shares will be reduced by any previous distributions made to such holder by CBRE OP from net sale proceeds as described above. Distributions payable upon the listing of our common shares may be paid in cash, through a promissory note or common shares, as determined by our board of trustees, including a majority of the independent trustees. In the event that we elect to satisfy the distributions through a promissory note, the terms and conditions of any such promissory note will be determined by our board of trustees, including a majority of our independent trustees. In the event that we elect to satisfy this distribution in the form of common shares, the number of common shares will be determined based on the listed market price described above.

Q:	If you buy shares, will you receive dividends and how often?

A:

Provided we have sufficient cash flow to pay dividends, we intend to pay dividends on a quarterly basis. In order to maintain our qualification as a REIT, we must make aggregate annual distributions equal to at least 90% of our taxable income (which may not equate to net income as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding net capital gains. However, if our cash available for distribution to our common shareholders is less than the annual distribution requirements applicable to REITs, then we may need to sell properties or borrow funds to make some distributions. It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain.

Q:	How do we calculate the payment of dividends to shareholders?

A:	We intend to declare dividends to our shareholders on a daily basis so that any dividend benefits will begin to accrue to our shareholders immediately upon admission. As a result, new shareholders will not participate in earnings that accrued prior to their admission. Provided we have sufficient cash flow to pay dividends, we intend to pay dividends on a quarterly basis.

Q:	May you reinvest your dividends in shares of CB Richard Ellis Realty Trust?

A:	Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement, a sample of which is attached as Appendix A, or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will be the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

Q:	Will the dividends you receive be taxable as ordinary income?

A:	Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends paid by REITs, such as us, are generally not eligible for reduced rates of U.S. federal income tax for individual investors. We expect that some portion of your dividends may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of our taxable income but does not reduce cash available for distribution to our shareholders. The portion of your dividend that is not subject to current tax is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, can defer a portion of your tax until your investment is sold or we are liquidated, at which time any gain should generally be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gains distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. Individual investors are subject to a maximum U.S. federal income tax rate of 25% to the extent our capital gain dividends are attributable to the recapture of depreciation expense deductions. Because each investor’s tax considerations are different, we urge you to consult your tax advisor as to the tax consequences to you of an investment in our shares.

Q:	What will we do with the money raised in this offering?

A:	We expect that approximately 88.4% of the gross proceeds raised in this offering will be used to invest in real estate assets, focusing on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties, and for working capital purposes, assuming that we sell 2,700,000,000 in common shares pursuant to the primary offering and 300,000,000 in common shares pursuant to our dividend reinvestment plan. The remaining portion of the proceeds will be used to pay offering fees and expenses, including selling commissions, the dealer manager fee, the marketing support fee and other organization and offering expenses and the acquisition fee.

Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities, money market accounts and similar investments which may be owned by REITs. These investments are expected to provide a lower net return than we seek to achieve from our intended investments.

Q:	What kind of offering is this?

A:	We are offering up to $2,700,000,000 in common shares of beneficial interest to the public on a best efforts basis at a price of $10.00 per share. We are also offering up to $300,000,000 in common shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering. If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants.

Q:	How long will this offering last?

A:	Unless extended, the offering will not last beyond , 2011 (which is two years after the date of this prospectus). In certain states, we will be required to renew this registration statement or file a new registration statement to extend the offering beyond this date. If we continue our offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Additional requirements may apply in certain states.

Q:	May you make an investment through your IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (4) the need to value the assets of such IRA, plan or other account annually or more frequently, and (5) whether such investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least $5,000 of common shares. This minimum investment level may be higher in certain states.

Q:	How do you subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, a sample of which is contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	If you buy shares in this offering, how may you later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, no public market may ever develop for the shares. As a result, you may find it difficult to find a buyer for your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer only if the buyer satisfies the suitability standards applicable to him or her, including any suitability standards imposed by such potential buyer’s state of residence. Any sale that would cause the buyer to own more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares is prohibited.

Shareholders who have held their shares for at least one year may, on a quarterly basis, present to us for redemption all or any portion of their shares pursuant to our share redemption program as outlined in this prospectus. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption. At that time, we may, subject to certain conditions and limitations, choose to redeem shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our undistributed net taxable income. We cannot guarantee that any funds set aside for our share redemption program will be sufficient to accommodate any or all requests made in any year.

Q:	What are our exit strategies?

A:	If our shares are not listed for trading on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on or prior to December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to commence) an orderly liquidation of our assets, which liquidation would require the approval of our shareholders.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares. Even if our board of trustees decides to liquidate, we are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions of the areas in which our properties are located and the federal income tax consequences to our shareholders. As a result, we cannot provide assurances that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold.

Q:	Who should you contact to update your information?

A:	To ensure that any changes are made promptly and accurately, all changes to registration and contact information, including your address, ownership type and distribution mailing address, should be directed to CB Richard Ellis Realty Trust, c/o Boston Financial Data Services, Inc., 30 Dan Road, Suite 8562, Canton, Massachusetts 02021.

Q:	Will you be notified of how your investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly financial reports;

•	an annual report;

•	an annual IRS Form 1099-DIV, if required; and

•	supplements to this prospectus.

We will provide this information to you via one or more of the following methods:

•	United States mail or other courier;

•	facsimile; or

•	electronic delivery.

Q:	When will you receive your detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year following the end of the previous December 31 tax year end.

Q:	Who can help answer your questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or CNL Client Services at (866) 650-0650.

RISK FACTORS

An investment in our common shares of beneficial interest involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus, before buying our shares. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our shares could decline and you may lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements.”

Risks Related to Our Business

We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and may not be able to implement our operating policies and strategies successfully.

We began operations in July 2004 and, therefore, have a limited operating history and may not be able to implement our operating policies and strategies successfully. The Investment Advisor also has a limited operating history. The results of our operations depend on many factors, including, without limitation, the availability of office, retail, industrial, and multi-family residential properties for acquisition, readily accessible short- and long-term funding alternatives in the financial markets and economic conditions. Moreover, delays in investing the net proceeds of this offering may reduce our income. Our shareholders will not have the opportunity to evaluate the manner in which the net proceeds received by us from this offering are to be invested or the economic merits of particular assets to be acquired. Furthermore, we cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus.

The Investment Advisor has limited experience operating a REIT and we cannot assure you that the past experience of its management will be sufficient to successfully manage our business as a REIT.

The Investment Advisor has limited experience operating a REIT, and the Investment Advisor has limited direct experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause us to fail to qualify as a REIT or could force us to pay unexpected taxes and penalties. The Investment Advisor’s limited experience in managing a portfolio of assets under such constraints may hinder its ability to achieve our investment objectives. We can offer no assurance that the Investment Advisor will replicate CBRE Investors’ historical success or our management team’s success in its previous endeavors.

You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of the Investment Advisor, the real estate market and general economic conditions in the geographic regions where we invest. You must rely totally on the Investment Advisor in the selection of assets. We cannot be sure that the Investment Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, our objectives will be achieved. You should be aware that any appraisals we obtain are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value.

We are dependent on the Investment Advisor and may not find a suitable replacement if the advisory agreement is terminated, in which case we may not be able to operate our business.

We have no employees and are completely reliant on the Investment Advisor, which has significant discretion as to the implementation and execution of our operating policies and strategies. We can offer no assurance that the Investment Advisor will remain our investment advisor or that we will continue to have access to the Investment Advisor’s professionals, and, through the Investment Advisor, the resources and experience of CBRE Investors. We are subject to the risk that the advisory agreement may be terminated by either party. If the advisory agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain key personnel of the Investment Advisor who would be difficult to replace. None of our key personnel are currently subject to employment agreements with us, nor do we maintain any key person life insurance on these key personnel. If the Investment Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer. We also believe that our future success depends, in large part, upon the Investment Advisor’s ability to obtain and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you the Investment Advisor will be successful in attracting and retaining such skilled personnel.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended.

We do not intend to invest in marketable securities and we do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In general, we expect to be able to rely on the exemption from registration provided by Section 3(c)(5)(C) of the Investment Company Act. In order to qualify for this exemption, at least 55% of our portfolio must be comprised of real property and mortgages and other liens on an interest in real estate (collectively, “qualifying assets”) and at least 80% of our portfolio must be comprised of real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. In order to maintain our exemption from regulation under the Investment Company Act, we must continue to engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may be able to avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to stockholders and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company we would be prohibited from engaging in our business as currently contemplated because the Investment Company Act imposes significant limitations on leverage. In addition, we would have to seek to restructure the advisory agreement because the compensation that it contemplates would not comply with the Investment Company Act. Criminal and civil actions could also be brought against us if we failed to comply with the Investment Company Act. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Conflicts of Interest Risks

The Investment Advisor faces conflicts of interest relating to time management.

Although the Investment Advisor does not currently advise any other real estate investment programs, the Investment Advisor’s affiliates, including CBRE Investors, are sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. In addition, certain members of the management team of the Investment Advisor may also work with or for other affiliates. As a result, they may have interests in other real estate programs and also engage in other business activities, and may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If the Investment Advisor, for any reason, is not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

The Investment Advisor faces conflicts of interest relating to the purchase and leasing of assets.

We may be buying assets at the same time as other existing or future affiliates of the Investment Advisor are buying assets. There is a risk that the Investment Advisor will choose an asset that provides lower returns to us than an asset purchased by an affiliate of the Investment Advisor. We may acquire assets in geographic areas where other affiliates own assets. If another affiliate attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.

The Investment Advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The Investment Advisor may cause us to acquire an interest in a property from its affiliates or through a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. In these circumstances, the Investment Advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. See “Certain Relationships and Related Party Transactions—Other Activities of the Investment Adviser and its Affiliates” and “Certain Relationships and Related Party Transactions—Joint Ventures with Affiliates of the Investment Advisor.”

We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager, which payments increase the risk that you will not earn a profit on your investment.

The Investment Advisor and its affiliates perform services for us in connection with the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay the Investment Advisor an acquisition fee that is not tied to the performance of our portfolio. The Investment Advisor is a party to a sub-advisory agreement with the Sub-Advisor, which is an affiliate of the Dealer Manager, and the Investment Advisor will compensate the Sub-Advisor through certain fees and reimbursable expenses the Investment Advisor receives from us. We pay fees and commissions to the Dealer Manager in connection with the offer and sale of the shares. We also have issued to CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, one class B limited partnership interest (representing 100% of the class B interest outstanding) in CBRE OP in exchange for the services provided to us relating to our formation and future services. Our sponsor (including certain of its executive officers) and our executive officers own an aggregate 75.1% distribution interest and affiliates of the Dealer Manager own an aggregate 24.9% distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC. These fees and partnership interest distributions reduce the amount of cash available for investment in properties or distribution to shareholders. These fees also increase the risk that the amount available for distribution to common shareholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering and that you may not earn a profit on your investment.

Termination of the Advisory Agreement could be costly.

If the advisory agreement is terminated without cause, CBRE OP will redeem the class B limited partnership interest for a newly created class of partnership interest, which we refer to as the advisor redemption interest, which shall initially have a capital account equal to the fair value of the class B limited partnership interest as of such date, and if the advisory agreement is terminated for cause, CBRE OP will redeem the class B limited partnership interest for $100. These provisions may increase the effective cost to us of terminating the advisory agreement, thereby discouraging us from terminating the Investment Advisor without cause.

Certain of our officers and trustees face conflicts of interest.

Our Chief Financial Officer serves as a Managing Director of the Investment Advisor, as the Head of Investor Reporting of CBRE Investors, our sponsor and as a member of the investment committee of CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Strategic Partners Asia, an entity in which we are a limited partner. Our Chairman, President and Chief Executive Officer serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Our Chief Operating Officer and Executive Vice President serves as the Director of Operations of the Investment Advisor. Our Chairman, President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. These individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to our shareholders and us. An affiliate of the Investment Advisor owns one class B limited partnership interest (representing 100% of the class B interest outstanding) in CBRE OP. This interest entitles such affiliate to receive distributions in an amount equal to a percentage of the net proceeds we receive from a sale of a property after certain amounts are paid or provided for. This interest may incentivize the Investment Advisor to recommend the sale of a property or properties that may not be in our best interest at the time. In addition, the premature sale of a property may add concentration risk to the portfolio or may be at a price lower than if we held on to the property and sold it at a later date.

We will be subject to additional risks as a result of any joint ventures.

We have entered, and may in the future enter, into joint ventures for the acquisition, development or improvement of properties. We have purchased and developed, and may in the future purchase and develop, properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with sellers of properties, affiliates of sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. We have ownership interests in three unconsolidated entities that, as of September 30, 2008, owned interests in 15 properties.

It may be difficult for us to exit a joint venture after an impasse.

In our joint ventures, there will be a potential risk of impasse in some business decisions because our approval and the approval of each co-venturer may be required for some significant operating decisions. In any joint venture, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse. In the event of an impasse, it is possible that neither party will have the funds necessary to complete a buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops.

Our ability to redeem all or a portion of our investment in CBRE Strategic Partners Asia is subject to significant restrictions.

CBRE Strategic Partners Asia is not obligated to redeem the interests of any of its investors, including us, prior to 2017. Except in certain limited circumstances such as transfers to affiliates or successor trustees or state agencies, we will not be permitted to sell our interest in CBRE Strategic Partners Asia without the prior written consent of the general partner, which the general partner may withhold in its sole discretion.

General Investment Risks

No market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

There is no current market for our shares and, therefore, it will be difficult for you to sell your shares promptly. We can not assure you that any trading market will develop or, if developed, that any such market will be sustained. Additionally, our declaration of trust contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase our shares only as a long-term investment.

This is a “best efforts” offering and if we are unable to raise substantial funds, we may have substantial limitations on our ability to achieve a diversified portfolio of assets.

The Dealer Manager is selling our shares on a “best efforts” basis, whereby it and the other broker-dealers participating in the offering are only required to use their best efforts to sell our common shares and have no firm commitment or obligation to purchase any of our common shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants. The likelihood of our profitability being affected by any one of our investments will also increase. Your investment in shares will be subject to greater risk to the extent that we lack a diversified asset portfolio.

Restrictions on ownership of a controlling percentage of our shares may limit your opportunity to receive a premium on your shares.

To assist us in complying with the share ownership requirements necessary for us to qualify as a REIT, our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. Our board of trustees has waived this limitation for CBRE Investors and the Stein Trusts. This waiver applies only to shares such persons already own, and not to further purchases unless approved by our board of trustees. Additionally, our declaration of trust prohibits direct or constructive ownership of our shares that would otherwise result in our failure to qualify as a REIT. The constructive ownership rules in our declaration of trust are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than any ownership limit by an individual or entity could cause that individual or entity to own constructively in excess of any ownership limit of our outstanding shares. Any attempt to own or transfer our shares in excess of the ownership limit without the consent of our board of trustees shall be void, and will result in the shares being transferred to a charitable trust. These provisions may inhibit market activity and the resulting opportunity for our shareholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of our shares in excess of the number of shares permitted under our declaration of trust and which may be in the best interests of our shareholders.

We have implemented certain provisions that could make any change in our board of trustees or in control of our company more difficult.

Maryland law, our declaration of trust and our bylaws contain provisions, such as provisions prohibiting, without the consent of our board of trustees, any single shareholder or group of affiliated shareholders, from beneficially owning in excess of an ownership limit, which could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of trustees. These and other anti-takeover provisions could substantially impede the ability of shareholders to change our management and board of trustees.

You are limited in your ability to sell your shares pursuant to our share redemption program.

Our share redemption program provides you with the opportunity, on a quarterly basis, to request that we redeem all or a portion of your shares after you have held them for one year, subject to certain restrictions and limitations. In the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption. Shares will be redeemed only to the extent of cash available after the payment of dividends necessary to maintain our qualification as a REIT and to avoid the payment of any U.S. federal income tax or excise tax on our net taxable income. This will significantly limit our ability to redeem your shares. To the extent our available cash flow is insufficient to fund all redemption requests, each shareholder’s request will be reduced on a pro rata basis, unless you withdraw your request for redemption or ask that we carry over your request to the next quarterly period, if any, when sufficient funds become available. Our board of trustees reserves the right to amend or terminate the share redemption program at any time. Our board of trustees has delegated to our officers the right to waive the one-year holding period and pro rata redemption requirements in the event of the death, disability (as such term is defined in the Internal Revenue Code) or bankruptcy of a shareholder. You will have no right to request redemption of your shares should our shares become listed on a national exchange, the Nasdaq Global Select Market or the Nasdaq Global Market. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

We established the offering price on an arbitrary basis.

Our board of trustees has arbitrarily determined the selling price of the shares. The offering price of our common shares is fixed and will not vary based on the underlying value of our assets at any time. The offering price of our common shares has not been based on appraisals for any assets we currently own or may own nor do we currently intend to obtain such appraisals. Therefore, the fixed offering price established for our common shares may not accurately represent the current value of our assets per common share at any particular time and may be higher or lower than the actual value of our assets per common share at such time. In addition, our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

Investors who purchase common shares in this offering will incur, if calculated as of September 30, 2008, an immediate dilution of up to approximately $(1.30), or (13.09)%, in the book value per share of our common shares from the price paid in this offering. Investors purchasing common shares in this offering may experience further dilution if we issue additional equity.

The initial offering price of our common shares is substantially higher than the book value per share of our outstanding common shares will be after this offering. Therefore, investors who purchase our common shares will incur, if calculated as of September 30, 2008, an immediate dilution of up to approximately $(1.30), or (13.09)%, in the book value per share of our common shares from the price paid in this offering. Existing shareholders and potential investors in this offering do not have preemptive rights to any common shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options.

The amount and timing of cash dividends is uncertain.

Subject to certain limitations, we bear all expenses incurred in our operations, which reduces cash generated by operations and amounts available for distribution to our shareholders. In addition, our board of trustees, in its discretion, may retain any portion of such funds for working capital, subject to the REIT distribution requirements. We have not set any future dividend payment amount and cannot assure you that sufficient cash will be available to pay dividends to you.

We are uncertain of our sources for funding of future capital needs.

Substantially all of the net proceeds of the offering will be used for investment in assets and for payment of various fees and expenses. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our assets or for any other reason, we will need to identify sources for such funding, other than reserves we may establish, and we cannot assure you that such sources of funding will be available to us for capital needs in the future.

We are authorized to issue preferred shares. The issuance of preferred shares could adversely affect the holders of our common shares issued pursuant to this offering.

Our declaration of trust authorizes us to issue 1,000,000,000 shares, of which 10,000,000 shares are designated as preferred shares. Subject to approval by our board of trustees, we may issue preferred shares with rights, preferences, and privileges that are more beneficial than the rights, preferences, and privileges of our common shares. Holders of our common shares do not have preemptive rights to acquire any shares issued by us in the future. If we ever create and issue preferred shares with a distribution preference over common shares, payment of any distribution preferences on outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our common shares. In addition, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common shareholders, thereby reducing the amount a common shareholder might otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may have the effect of delaying or preventing a change in control of our company.

General Real Estate Risks

Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

Real estate investments are subject to certain inherent risks. Real estate investments are generally long-term investments that cannot be quickly converted to cash. Real estate investments are also subject to adverse changes in general economic conditions or local conditions that may reduce the demand for office, retail, industrial, multi-family residential or other types of properties. Other factors can also affect real estate values, including:

•	possible international and U.S. federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

•	increasing labor and material costs;

•	the attractiveness of the property to tenants;

•	rises in operating costs, taxes and insurance costs; and

•	changes in interest rates.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our shareholders.

We expect that we will incur additional indebtedness in the future. Interest we pay could reduce cash available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Adverse economic conditions in the geographic regions in which we purchase properties may negatively impact your overall returns.

Adverse economic conditions in the geographic regions in which we buy our properties could affect real estate values in these regions and, to the extent that any of our tenants in these regions rely upon the local economy for their revenues, our tenants’ businesses could also be affected by such conditions. Therefore, changes in local economic conditions could reduce our ability to pay dividends and the amounts we could otherwise receive upon a sale of a property in a negatively affected region.

Adverse economic conditions affecting the particular industries of our tenants may negatively impact your overall returns.

Adverse economic conditions affecting a particular industry of one or more of our tenants could affect the financial ability of one or more of our tenants to make payments under their leases, which could cause delays in our receipt of rental revenues or a vacancy in one or more of our properties for a period of time. Therefore, changes in economic conditions of the particular industry of one or more of our tenants could reduce our ability to pay dividends and the value of one or more of our properties at the time of sale of such properties.

Because we are dependent on our tenants for substantially all of our revenue, our success is materially dependent on the financial stability of our tenants.

Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments would cause us to lose the revenue from the property. In the event of such a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and leasing our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law (bankruptcy proceeding), we may be unable to collect sums due under relevant leases. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding.

Such a bankruptcy proceeding may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. A tenant’s or lease guarantor’s bankruptcy proceeding could hinder or delay efforts to collect past due balances under relevant leases, and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distribution to our shareholders. In the event of a bankruptcy proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our shareholders may be adversely affected.

We may not have funding for future tenant improvements, which may reduce your returns and make it difficult to attract one or more new tenants.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space and other lease-up costs. Substantially all of our net offering proceeds available for investment may be used for investment in real estate properties. We may maintain working capital reserves but cannot guarantee they will be adequate. We also have no identified funding source to provide funds that may be required in the future for tenant improvements, tenant refurbishments and other lease-up costs in order to attract new tenants. We cannot assure you that any such source of funding will be available to us for such purposes in the future and, to the extent we are required to use net cash from operations to fund such tenant improvements, tenant refurbishments and other lease-up costs, cash distributions to our shareholders will be reduced.

A property that incurs a significant vacancy could be difficult to sell or lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Some of our properties may be specifically suited to the particular needs of the tenant based on the type of business the tenant operates. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the space limits the types of businesses that can use the space without major renovation. If a vacancy on any of our properties continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property may depend principally upon the value of the leases of such property.

Uninsured losses relating to real property may adversely affect your returns.

In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we may have limited funding to repair or reconstruct the damaged property, and we cannot assure you that any such source of funding will be available to us for such purposes in the future. Furthermore, insurance may be unavailable or uneconomical. In particular, insurance coverage relating to flood or earthquake damage or terrorist acts may not be available or affordable.

Development and construction of our properties may result in delays and increased costs and risks.

We have invested, and may in the future invest, some or all of the net proceeds available for investment in the acquisition and development of properties upon which we (or a joint venture partner) will develop and construct improvements. We will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment, which could adversely impact our ability to make distributions to our shareholders. In addition, we may not be able to find suitable tenants to lease our newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of a property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Competition for investments may increase costs and reduce returns.

We experience competition for real property investments from corporations, other real estate investment trusts, pension plans and other entities engaged in real estate investment activities. Accordingly, competition for investments may have the effect of increasing costs and reducing your returns.

Delays in acquisitions of properties may adversely affect your investment and reduce returns.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. When we acquire properties prior to the start of construction or during the early stages of construction, it typically takes several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to any such properties.

Uncertain market conditions and the broad discretion of the Investment Advisor relating to the future disposition of properties could adversely affect the return on your investment.

We intend to hold the various real properties in which we invest until such time as the Investment Advisor determines that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. The Investment Advisor, subject to the approval in certain cases of our board of trustees, may exercise its discretion as to whether and when to sell a property. We have no obligation to sell properties at any particular time, except that if our shares are not listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on or before December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to commence) an orderly liquidation of our assets, which liquidation would require the approval of our shareholders and could last several years. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

General economic conditions may affect the timing of the sale of our properties and the purchase price we receive.

We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including supply and demand for real estate investments, all of which are beyond our control. We cannot predict whether we will be able to sell any property for the price or on terms that are acceptable to us. Further, we cannot predict the length of time that will be needed to find a willing purchaser and to close the sale of a property.

A concentration of our investments in a limited number of property classes may leave our profitability vulnerable to a downturn in such sectors.

At any one time, a significant portion of our property investments may be in a limited number of property classes. As of September 30, 2008, a majority of our investments were in two property classes, office and industrial (primarily warehouse/distribution). As a result, we are subject to risks inherent in investments in these classes. The potential effects on our revenues, and as a result on cash available for distribution to our shareholders, resulting from a downturn in the business conducted on those properties could be more pronounced than if we had a more diversified portfolio.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in those geographic areas.

A concentration of our properties in a particular geographic area may impact our operating results and abilities to make distributions if that area is impacted by negative economic developments. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio. As of September 30, 2008, approximately 43.53% of our portfolio (based on approximate total acquisition costs, with our unconsolidated properties included at our pro rata share of effective ownership, however, excluding our investment in CBRE Strategic Partners Asia) consisted of properties located in North Carolina and South Carolina and, consequently, our financial condition and our ability to make distributions to our shareholders could be adversely affected by any significant adverse developments in those markets.

If we purchase environmentally hazardous property, our operating results could be adversely affected.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could have a material adverse effect on our business, assets or results of operations and, consequently, amounts available for distribution to you. Any costs or expenses relating to environmental matters may not be covered by insurance.

Costs associated with complying with regulations such as the Americans with Disabilities Act of 1990 may result in unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain U.S. federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional U.S. federal, state and local laws may also require modifications to our properties, or restrict further renovations of the properties, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. We do not conduct audits or investigations of all of these properties to determine their compliance and we cannot predict the ultimate cost of compliance with the ADA, the FHAA or other legislation. If one or more of our properties in which we invest is not in compliance with the ADA, the FHAA or other legislation, then we would be required to incur additional costs to bring the property into compliance. If we incur substantial costs to comply with the ADA and the FHAA or other legislation, our financial condition, results of operations, cash flow, price per share of our common shares and our ability to satisfy debt service obligations and to pay distributions could be adversely affected.

Your investment may be subject to additional risks when we make international investments.

We purchase properties located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•

enactment of laws relating to the foreign ownership of real property and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•

fluctuations in foreign currency exchange rates, which may adversely impact the fair values and earnings streams of our international holdings and, therefore, the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, it is possible that we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•

the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

•	our ability to qualify as a REIT may be affected; and

•	general political and economic instability.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We may acquire properties with retail components. As with all rental properties, we are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents, expense recoveries or the market value of the property. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of a default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such loans.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal. We will make mortgage loans only in accordance with the investment restrictions we have adopted. See “The Company—Investment Limitations.”

We will be subject to risks that result from our passive ownership of real estate, including our investment in CBRE Strategic Partners Asia.

We have invested and may make future investments in which we passively own real estate. A passive investment in real estate, such as our investment in CBRE Strategic Partners Asia, involves risks not otherwise present with other methods of owning real estate. Examples of these risks include:

•	we cannot take part in the operation, management, direction or control of the real estate;

•

the party controlling the real estate may have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties owned by such controlling party or the timing of the termination and liquidation of the controlling party; or

•	the possibility that we may incur liabilities as the result of actions taken by the controlling party.

Terrorist attacks and other acts of violence or war may affect the market for our common shares, the industry in which we conduct our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be terrorist attacks in the localities in which we conduct business. These attacks or armed conflicts may directly impact the property underlying our asset-based securities or the securities markets in general. Losses resulting from these types of events are uninsurable.

More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the worldwide financial markets and economy. Adverse economic conditions could harm the value of the property underlying our asset-backed securities or the securities markets in general which could harm our operating results and revenues.

Financing Risks

Recent turmoil in the credit markets could affect our ability to obtain debt financing on reasonable terms and the values of our assets.

The commercial real estate debt markets have been negatively impacted by the recent credit market disruptions. Securitized commercial mortgage lenders have virtually ceased lending. Lenders who hold commercial mortgages for investment have significantly tightened underwriting standards and reduced lending amounts. The result is a significant decrease in available debt capital and a significant increase in its cost. Other than our $45,000,000 revolving credit facility (which was fully undrawn as of September 30, 2008), none of our debt matures prior to 2011 and most of our debt is at fixed interest rates. As a result, our current portfolio should be largely insulated from direct impact of the current debt market environment. However, should the reduced availability of debt and/or the increased cost of borrowing continue, we would fund acquisitions entirely with cash, which could reduce the pace of our acquisitions. In addition, the state of the debt markets could result in near-term price or value decreases for real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

Over the past few months, financial markets have exhibited increasing volatility in terms of stock prices, interest rates, credit spreads, commodity prices and foreign exchange rates. In response to current financial market conditions, legislators and financial regulators implemented a number of mechanisms designed to add stability to these markets, including the provision of direct and indirect assistance to distressed financial institutions, assistance by the banking authorities in arranging acquisitions of weakened banks and broker-dealers, implementation of programs by the Federal Reserve to provide liquidity to the commercial paper markets and temporary prohibitions on short sales of certain financial institution securities. It is uncertain what effects any legislation or regulatory initiatives will have on financial markets or the economy. Given this uncertainty, we may not timely anticipate or manage existing, new or additional risks, contingencies or developments associated with our tenants, the real estate capital markets or the leasing markets. Our failure to do so could materially and adversely affect our business, financial condition, results of operations and prospects.

Rising interest rates could increase our borrowing costs and reduce cash available for distributions and could also adversely affect the values of the properties we own.

We have borrowed and in the future may borrow money to purchase assets. An increase in interest rates could increase our interest expense and adversely affect our cash flow and our ability to service indebtedness and to make distributions to our shareholders.

We could become more highly leveraged and an increase in debt service could adversely affect our cash flow and ability to make distributions.

We had approximately $157,302,000 of consolidated outstanding indebtedness, representing approximately 36% of our net assets (or approximately 32% of the cost of our consolidated properties, including intangibles) as of September 30, 2008. Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the cost of our assets before non-cash reserves and depreciation, subject to the 300% of net assets borrowing restriction described below, this policy may be altered at any time or suspended by our board of trustees if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

If we fail to make our debt payments, we could lose our investment in a property.

We intend to secure the loans we obtain to fund future property acquisitions with mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause a reduction in the value of the shares and the dividends payable to our shareholders.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining certain financing, a lender could impose restrictions on us that would affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace the Investment Advisor as our investment advisor or impose other limitations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

Our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale under these circumstances could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to qualify as a REIT. In such case, we may be forced to borrow funds to make the distributions required to qualify as a REIT.

Failure to hedge effectively against interest rate changes may adversely affect results of operations.

Subject to maintaining our qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest cap agreements and interest rate swap agreements. These agreements may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries) to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	a court could rule that such an agreement is not legally enforceable.

We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. Our policy states that we will not use derivatives for speculative or trading purposes and intend only to enter into contracts with major financial institutions based on their credit rating and other factors, but our board of trustees may choose to change these policies in the future. Hedging may reduce the overall returns on our investments, which could reduce our cash available for distribution to our shareholders. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations.

U.S. Federal Income Tax Risks

If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders.

We believe that we are organized and operate in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our method of operation enables us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our shareholders. In order for us to qualify as a REIT, we must satisfy certain requirements established under highly technical and complex provisions of the Internal Revenue Code and Treasury Regulations for which there are only limited judicial or administrative interpretations, and which involve the determination of various factual matters and circumstances not entirely within our control. Because we have made investments outside the U.S., we are subject to foreign currency gains and losses. In May 2007, the IRS issued Revenue Ruling 2007-33 and Notice 2007-42. The Revenue Ruling provides that foreign currency gains recognized by a REIT will be treated as qualifying income for purposes of the REIT 95% and 75% gross income tests to the extent the income underlying the foreign currency gains so qualifies. The Notice provides interim guidance that generally extends the foregoing treatment to foreign currency gains recognized by a REIT through a foreign branch. We may, however, recognize foreign currency gains that are not treated as qualifying income for purposes of the REIT 95% and 75% gross income tests. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the REIT 95% gross income test (and will not be treated as qualifying income for purposes of the REIT 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations. In March 2005, we mortgaged one of our real estate properties and invested the proceeds in a money market mutual fund until June 2005 when the proceeds were used to purchase another real estate property. During the time the proceeds were invested in the fund, we treated the investment as a “qualified temporary investment” for purposes of the REIT asset test requirements. If our investment in the fund was not eligible for treatment as a qualified temporary investment, we may not have satisfied the REIT 5% gross asset test for the first quarter of 2005. If our investment in the fund resulted in our noncompliance with the REIT 5% gross asset test, however, we would retain our qualification as a REIT pursuant to certain mitigation provisions of the Internal Revenue Code provided our noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met including the payment of a $50,000 penalty tax. Any potential noncompliance with the 5% gross asset test would be due to reasonable cause and not willful neglect so long as we are considered to have exercised ordinary business care and prudence in attempting to satisfy such test. We believe that we have exercised ordinary business care and prudence in attempting to satisfy the REIT income and asset tests, including the 5% gross asset test, and, accordingly, we believe that any noncompliance with the REIT 5% gross asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect. We have complied with the other requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the 5% gross asset test, including paying the $50,000 penalty tax, and, therefore, our qualification as a REIT should not be affected. The IRS is not bound by our determination, however, and no assurance can be provided that the IRS will not assert that we failed to comply with the REIT 5% gross asset test as a result of our investment in the fund and that such failure was not due to reasonable cause.

If we were to fail to qualify as a REIT for any taxable year, including if we were found to have violated the 5% gross asset test and our failure was not due to reasonable cause, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT qualification. Accordingly, the loss of our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the substantial tax liabilities that would be imposed on us. We might also be required to borrow funds or sell investments to pay the applicable tax.

We may be subject to tax on our undistributed net taxable income or be forced to borrow funds to make distributions required to qualify as a REIT.

As a REIT, we must distribute 90% of our annual net taxable income (excluding net capital gains) to our shareholders and we are subject to regular corporate income tax to the extent that we distribute less than 100% of our annual net taxable income. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to make distributions necessary to qualify as a REIT and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term, or possibly long-term, basis, use proceeds from this offering or future offerings, or sell properties, even if the then prevailing market conditions are not favorable for borrowings or sales. In addition, we may utilize these funding sources to make distributions that exceed the amount we are required to distribute to qualify as a REIT. Our need for cash to make distributions could result from, among other things, a difference in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves and the repayment of indebtedness.

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for dividends payable by domestic corporations to individual U.S. shareholders (as such term is defined under “Certain U.S. Federal Income Tax Consequences” below) is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our shares.

We will pay some taxes.

Even if we qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some U.S. federal, state, local and foreign taxes on our income and property, including a 100% penalty tax if we receive payments for property held primarily for sale to customers in the ordinary course of a trade or business. To the extent that we are required to pay U.S. federal, state, local or foreign taxes, we will have less cash available for distribution to our shareholders.

The ability of our board of trustees to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

Our charter provides that our board of trustees may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on the total return to our shareholders and the value of our shares.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments similar to an investment in our shares. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of us or our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our properties.

If our assets are deemed to be ERISA plan assets, the Investment Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. If the Investment Advisor or we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.

FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

•	our business strategy;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures;

•	the impact of technology on our products, operations and business; and

•	the use of the proceeds of this offering and subsequent offerings.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	national, regional and local economic climates;

•	future terrorist attacks in the United States or abroad;

•	changes in supply and demand for office, retail, industrial, and multi-family residential properties;

•	our ability to maintain rental rates and maximize occupancy;

•	our ability to identify acquisitions;

•	our pace of acquisitions and/or dispositions of properties;

•	our corporate debt ratings and changes in the general interest rate environment;

•	the condition of capital and credit markets;

•	the actual outcome of the resolution of any conflict;

•	our ability to successfully operate acquired properties;

•	our ability to qualify as a REIT;

•	availability of capital (debt and equity);

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•

our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and our operating partnership’s ability to satisfy the rules in order for it to qualify as a partnership for U.S. federal income tax purposes;

•	accounting principles and policies and guidelines applicable to REITs;

•	legislative or regulatory changes adversely affecting REITs and the real estate business; and

•	environmental, regulatory and/or safety requirements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

ESTIMATED USE OF PROCEEDS

The following tables set forth how we intend to use the gross and net proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering and our dividend reinvestment plan. However, the number of common shares issued, including the number of common shares to be issued pursuant to our dividend reinvestment plan, may vary from these assumptions. The common shares in the primary offering are offered to the public on a best efforts basis at $10.00 per share and issued pursuant to our dividend reinvestment plan at a price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. As a result, the allocation of our common shares sold pursuant to the primary offering and dividend reinvestment plan affect the gross proceeds, net proceeds and amount invested.

Many of the figures set forth below represent management’s best estimates since they cannot be precisely calculated at this time. As a result, the amounts in the tables below are estimates and may not accurately reflect the actual receipt or use of the offering proceeds. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make. We expect that approximately 88.4% of the money that shareholders invest will be used to invest in real estate assets, focusing on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties, and for working capital purposes, assuming that we sell 2,700,000,000 in common shares pursuant to the primary offering and 300,000,000 in common shares pursuant to our dividend reinvestment plan. The number and aggregate purchase price of properties we acquire in each asset class will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets. The remaining portion of the proceeds will be used to pay offering fees and expenses, including selling commissions, the dealer manager fee, the marketing support fee and other organization and offering expenses and the acquisition fee. Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities or money market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from our intended investments.

Calculation of Net Proceeds from the Primary Offering

The following table assumes we sell (i) $675,000,000 in common shares pursuant to the primary offering and no common shares pursuant to our dividend reinvestment plan, and (ii) $2,700,000,000 in common shares pursuant to the primary offering and no common shares pursuant to our dividend reinvestment plan.

	$675,000,000 Primary Shares Sold		$2,700,000,000 Primary Shares Sold
	Amount	Percent	Amount	Percent
Gross proceeds	$675,000,000	100.0%	$2,700,000,000	100.0%
Less:
Selling commission(1)	47,250,000	7.0	189,000,000	7.0
Dealer manager fee(1)	13,500,000	2.0	54,000,000	2.0
Marketing support fee(1)	6,750,000	1.0	27,000,000	1.0
Other organization and offering expenses(2)	5,400,000	0.8	21,600,000	0.8

Net proceeds/amount available for investments	$602,100,000	89.2%	$2,408,400,000	89.2%
Less:
Acquisition fee(3)(5)	8,854,000	1.3	35,418,000	1.3
Acquisition expenses(4)(5)	2,951,000	0.4	11,806,000	0.4
Initial working capital reserve(6)	—	—	—	—

Estimated amount to be invested(7)	$590,295,000	87.5%	$2,361,176,000	87.5%

Calculation of Estimated Net Proceeds from Combinations of the Primary Offering and the Dividend Reinvestment Plan

The table below assumes we sell the maximum of $2,700,000,000 in common shares pursuant to the primary offering and (i) $75,000,000 in common shares pursuant to our dividend reinvestment plan, (ii) $150,000,000 in common shares pursuant to our dividend reinvestment plan, (iii) $225,000,000 in common shares pursuant to our dividend reinvestment plan and (iv) $300,000,000 in common shares pursuant to our dividend reinvestment plan. The estimated net proceeds depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to our dividend reinvestment plan and any potential reallocation of shares between the primary offering and our dividend reinvestment plan. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. We may continue to offer our common shares pursuant to our dividend reinvestment plan after the termination of the primary offering.

The following table is presented solely for informational purposes.

	Primary Offering plus $75,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $150,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $225,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $300,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross proceeds	$2,775,000,000	100.0%	$2,850,000,000	100.0%	$2,925,000,000	100.0%	$3,000,000,000	100.0%
Less:
Commissions, fees and expenses(1)(2)	292,200,000	10.5	292,800,000	10.3	293,400,000	10.0	294,000,000	9.8

Net proceeds/amount available for investments	$2,482,800,000	89.5%	$2,557,200,000	89.7%	$2,631,600,000	90.0%	$2,706,000,000	90.2%
Less:
Acquisition fee(3)(5)	36,512,000	1.3	37,606,000	1.3	38,700,000	1.3	39,794,000	1.3
Acquisition expenses (4)(5)	12,171,000	0.4	12,535,000	0.4	12,900,000	0.4	13,265,000	0.4
Initial working capital reserve(6)	—	—	—	—	—	—	—	—

Estimated amount to be invested(5)(7)	$2,434,117,000	87.7%	$2,507,059,000	88.0%	$2,580,000,000	88.2%	$2,652,941,000	88.4%

(1)

We pay selling commissions of up to 7.0%, a dealer manager fee of up to 2.0% and a marketing support fee of up to 1.0%, each of which is based on the gross proceeds of the primary offering and payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the selling commissions, the dealer manager fee and the marketing support fee attributable to our common shares sold by other broker-dealers participating in this offering to them. The commissions and fees may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts or waivers. We do not pay selling commissions, the dealer manager fee, or the marketing support fee for shares issued pursuant to our dividend reinvestment plan.

(2)

Organizational and offering expenses consist of reimbursement of, among other things, the cumulative cost of actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, including costs associated with meetings and training seminars. Organizational and offering expenses do not include the dealer manager fee, selling commissions or marketing support fee described above. We are responsible for the payment of all cumulative organizational and offering expenses, but our total organizational and offering expenses (including selling commissions, the dealer manager fee and the marketing support fee) will not exceed 15% of the aggregate gross proceeds from the sale of shares in the primary offering. The Investment Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses (other than sales commissions, dealer manager fees and marketing support fees) to the extent they exceed 15% of aggregate gross proceeds from the sale of shares in the primary offering.

(3)

Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of real properties. We pay the Investment Advisor an acquisition fee of 1.5% of the purchase price of our real estate assets. Acquisition fees do not include acquisition expenses.

(4)

Acquisition expenses include any and all expenses incurred by us, the Investment Advisor, or any affiliate of either of us in connection with the selection or acquisition of any investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but excluding acquisition fees. In no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property as required by the NASAA Guidelines. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us.

(5)

For purposes of this table we have assumed that (i) there is zero leverage in the portfolio and (ii) the net proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of common shares between the primary offering and common shares issued pursuant to our dividend reinvestment plan. In the event we incur debt or issue new common shares outside of this offering in order to acquire real properties, then the acquisition fees and amounts invested in real properties could exceed the amounts stated above.

(6)

Because leases generally will be on triple-net lease basis, we do not anticipate that a permanent reserve for maintenance and repairs will be established. However, to the extent that we have insufficient funds for such purposes, the Investment Advisor may, but is not required to, allocate to us an aggregate amount of up to 1.0% of the net offering proceeds available to us, or the Net Offering Proceeds, for maintenance and repairs. As used herein, Net Offering Proceeds means gross proceeds less (i) selling commissions; (ii) organizational and offering expenses; (iii) the dealer manager fee; and (iv) the marketing support fee. The Investment Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of our assets.

(7)

Offering proceeds designated for investment in properties or for the making or acquisition of loans may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in properties or for the making or acquisition of loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal.

DISTRIBUTION POLICY

We intend to distribute all or substantially all of our net taxable income (which does not ordinarily equate to net income as calculated in accordance with GAAP) to our shareholders in each year. We intend to declare dividends on a daily basis, but aggregate and pay dividends on a quarterly basis. Our dividend policy is subject to revision at the discretion of our board of trustees without notice to you or shareholder approval. All distributions will be made by us at the discretion of our board of trustees and will depend on our earnings and financial condition, maintenance of REIT qualification, applicable provisions of Maryland law and such other factors as our board of trustees deems relevant.

In order to qualify as a REIT under the Internal Revenue Code, we must make distributions to our shareholders each year in an amount at least equal to (i) 90% of our REIT taxable income, excluding net capital gains, plus (ii) 90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code, minus (iii) any excess non-cash income. In general, our dividends will be applied toward these requirements only if paid in the taxable year to which they relate, or in the following taxable year if the dividends are declared before we timely file our tax return for that year, the dividends are paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. In addition, dividends declared by us in October, November or December of one taxable year and payable to a shareholder of record on a specific date in such a month are treated as both paid by us and received by the shareholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

The following table sets forth the distributions per common share declared by our board of trustees and dates of such distributions:

Quarter	Declared	Date of Distribution
Fourth Quarter, 2004	$0.08	January 19, 2005
First Quarter, 2005	$0.084	April 19, 2005
Second Quarter, 2005	$0.084	July 20, 2005
Third Quarter, 2005	$0.125	October 20, 2005
Fourth Quarter, 2005	$0.125	January 20, 2006
First Quarter, 2006	$0.125	April 20, 2006
Second Quarter, 2006	$0.125	July 20, 2006
Third Quarter, 2006	$0.125	October 3, 2006
Fourth Quarter, 2006	$0.125	January 16, 2007
First Quarter, 2007	$0.125	April 20, 2007
Second Quarter, 2007	$0.1375	July 20, 2007
Third Quarter, 2007	$0.1375	October 19, 2007
Fourth Quarter, 2007	$0.14375	January 21, 2008
First Quarter, 2008	$0.14375	April 18, 2008
Second Quarter, 2008	$0.14375	July 18, 2008
Third Quarter, 2008	$0.15	October 20, 2008
Fourth Quarter, 2008	$0.15	January 20, 2009*
First Quarter, 2009	$0.15	April 17, 2009*

*	Anticipated payment date

On September 30, 2008, our board of trustees approved a quarterly distribution to shareholders of $0.15 per common share for the fourth quarter 2008. The distribution will be calculated on a daily basis and paid on January 20, 2009 to shareholders of record during the period October 1, 2008 through and including December 31, 2008. On December 16, 2009, our board of trustees approved a quarterly distribution to shareholders of $0.15 per common share for the first quarter of 2009. The distribution will be calculated on a daily basis and paid on April 17, 2009 to shareholders of record during the period January 1, 2009 through and including March 31, 2009. On an annualized basis, this distribution amount represents a 6.0% yield based on the current $10.00 per share offering price of our common shares. However, no assurance can be made that distributions will be sustained at current levels.

Our 2004 distributions were funded 98% by cash flows provided by operating activities and 2% from uninvested proceeds of our private offering; our 2005 and 2006 distributions were funded 100% by cash flows provided by operating activities; and our 2007 distributions were funded 80.57% by cash flows provided by operating activities and 19.43% from uninvested proceeds from the financings of our properties. Our first, second and third quarter 2008 distributions were funded 74% in the aggregate by cash flows provided by operating activities and 26% in the aggregate from uninvested proceeds from financings of our properties. We cannot assure you that we have sufficient cash available for future distributions at this level, or at all. See “Risk Factors.”

To the extent that our cash available for distribution is less than the amount we are required to distribute to qualify as a REIT, we may consider various funding sources to cover any shortfall, including borrowing funds on a short-term, or possibly long-term, basis, using proceeds from this offering or future offerings, or selling properties. In addition, we may utilize these funding sources to make distributions that exceed the amount we are required to distribute to qualify as a REIT.

DILUTION

Our net tangible book value as of September 30, 2008 was approximately $401,180,000, or $7.22 per share. If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares issued and outstanding. After giving effect to the sale by us of (i) $2,700,000,000 in common shares offered by this prospectus to the public, assuming a public offering price of $10.00 per share, and (ii) $300,000,000 in common shares offered pursuant to our dividend reinvestment plan, assuming a public offering price of $9.50 per share, our net tangible book value as of September 30, 2008 would have been $2,665,327,522 or $8.64 per share. This represents an immediate increase in the net tangible book value of $1.42, or 19.67%, per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $(1.30), or (13.09)%, per share to new investors. If you pay reduced selling commissions and fees or no fees, you will suffer less dilution. For example, if no selling commissions are paid on your purchase of shares then based on our net tangible book value at September 30, 2008, you will suffer dilution of up to approximately $(0.79) per share.

The following table illustrates this per share dilution:

Per share offering price of this offering before any expenses, commissions and other fees	$10.00
Per share offering price of shares issuable pursuant to our dividend reinvestment plan before expenses	$9.50
Weighted average per share offering price of total shares issuable pursuant to this offering and our dividend reinvestment plan before expenses, commissions and other fees	$9.94
Net tangible book value of each common share at September 30, 2008	$7.22
Pro forma net tangible book value of each common share assuming the completion of this offering(1)	$8.64
Pro forma increase in net tangible book value per common share to existing shareholders attributable to this offering	$1.42
Pro forma decrease (dilution) in net tangible book value per common share to new investors	$(1.30)

(1)

This figure assumes that we received net proceeds of $2,706,000,000 from this offering, after deducting the payment of selling commissions, the dealer manager fee and the marketing support fee to the Dealer Manager and other organization and offering expenses. We do not pay selling commissions, the dealer manager fee and the marketing support fee for dividend reinvestment plan shares placed.

The following table summarizes, on a pro forma basis as of September 30, 2008, the differences in the number of common shares purchased from us, the total consideration paid and the average price per share paid by our existing shareholders and by the new investors purchasing the common shares in this offering:

	Shares Issued(1)		Book Value of Total Consideration		Book Value of Consideration Per Share
	Number	Percent	Amount	Percent
Existing shareholders	55,546,825	18%	$526,117,957	14.1%	$9.47
New shareholders	252,999,885	82%	$2,514,601,868	85.9%	$9.94

Total	308,546,710	100.0%	$3,040,719,825	100.0%	$9.85

(1)

Although the outstanding class A units of limited partnership of CBRE OP are convertible into our common shares on a one-for-one basis, we give no effect to the possible conversion of class A units of limited partnership of CBRE OP into common shares.

SUMMARY SELECTED FINANCIAL DATA

Summary Selected Financial and Operating Data

The following table sets forth summary selected financial and operating data on a consolidated basis for our company. You should read the following summary selected financial data in conjunction with our consolidated historical financial statements and the related notes and with “Management Discussion and Analysis of Financial Conditions and Results of Operations,” which are included in our incorporated documents.

The summary historical consolidated balance sheet information as of September 30, 2008, December 31, 2007, 2006, 2005 and 2004 as well as the summary historical consolidated statement of operations information for the nine months ended September 30, 2008 and September 30, 2007 and for the periods ended December 31, 2007, 2006, 2005 and 2004 have been derived from our historical consolidated financial statements.

Our unaudited summary selected pro forma consolidated financial data is presented for the nine months ended September 30, 2008 and as of and for the year ended December 31, 2007. Our unaudited summary selected pro forma consolidated statements of operations data for the nine months ended September 30, 2008 and year ended December 31, 2007 is based on our historical consolidated statements of operations and combined with the statements of revenues and certain expenses for the (i) 602 Central Blvd. property, which was acquired on April 27, 2007, (ii) the Bolingbrook Point III property, which was acquired on August 29, 2007, (iii) the Carolina Portfolio and the Carolina II Portfolio which were acquired on August 30, 2007, September 24, 2007 and November 30, 2007, (iv) the Lakeside Office Center property, which was acquired on March 5, 2008, (v) the Thames Valley Five property, which was acquired on March 20, 2008, (vi) the Duke Buckeye Logistic Center property, which was acquired on June 12, 2008, (vii) the Enclave on the Lake property, which was acquired on July 1, 2008, (viii) the Albion Mills Retail Park property, which was acquired on July 11, 2008, (ix) the Afton Ridge Shopping Center property, a joint venture interest which was acquired on September 18, 2008, (x) the Maskew Retail Park property, which was acquired on October 23, 2008 and (xi) the Avion Midrise III & IV properties, acquired on November 18, 2008. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 is presented as if the acquisition of Maskew Retail Park and Avion Midrise III & IV, our additional cash investment in the Duke joint venture to acquire an 80% interest in the contributed properties of AllPoints Midwest Bldg. 1 and 125 Enterprise Parkway that were contributed in December 2008 to the Duke joint venture and the Albion Mills Retail Park loan had taken place on September 30, 2008. Our unaudited pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been for the period indicated, nor does it purport to represent our future results of operations. For further discussion of the unaudited pro forma consolidated financial statements, see our Current Report on Form 8-K/A, filed with the SEC on July 17, 2008, our Current Report on Form 8-K filed with the SEC on September 11, 2008, our Current Report on Form 8-K/A filed with the SEC on December 4, 2008, our Current Report on Form 8-K filed with the SEC on December 23, 2008 and our Current Report on Form 8-K/A filed with the SEC on January 8, 2009, which are incorporated by reference herein.

	Pro Forma Consolidated	Historical Consolidated		Pro Forma Consolidated	Historical Consolidated
	Nine Months Ended September 30,	Nine Months Ended September 30,		Year Ended December 31,	Year Ended December 31,			July 1, 2004 (Date of Commencement) to December 31,
	2008	2008	2007	2007	2007	2006	2005	2004
	(in thousands except share data)
Statement of Operations Data:
Rental	$33,917	$23,631	$7,323	$39,220	$14,028	$6,630	$4,614	$913
Tenant Reimbursements	5,074	4,250	1,592	4,684	2,633	1,830	872	120

Total Revenue	38,991	27,881	8,915	43,904	16,661	8,460	5,486	1,033

Operating and Maintenance	3,784	2,555	769	3,833	1,217	901	374	7
Property Taxes	3,841	3,134	1,004	4,103	1,778	1,103	563	113
Interest	9,384	7,479	2,348	11,346	5,049	1,784	1,195	117
General and Administrative Expense	2,265	2,098	1,182	2,251	1,853	851	359	123
Management Fees to Related Party	3,795	2,495	904	4,425	1,547	739	603	230
Class C Fee to Related Party	—	—	—	—	—	145	459	197
Depreciation and Amortization	15,239	11,457	4,585	19,420	8,050	4,618	2,478	334
Organizational Expenses	—	—	—	—	—	—	—	109
Loss on Transfer of Real Estate Held for Sale to Continuing Operations	3,451	3,451	—	—	—	—	—	—

Total Expenses	41,759	32,669	10,792	45,378	19,494	10,141	6,031	1,230

Interest and Other Income	1,797	1,797	2,198	2,859	2,855	255	460	111

(Loss) Income before Minority Interest	(971)	(2,991)	321	1,385	22	(1,426)	(85)	(86)
Minority Interest	1	12	(1)	(3)	4	(1,058)	(7)	(3)
Benefit (Provision) for Income Taxes	41	41	(14)	(279)	(279)	—	—	—
Equity in Earnings (Loss) of Unconsolidated Entities	726	103	—	(956)	(150)	—	—	—

Net (Loss) Income	(203)	(2,835)	306	147	(403)	(2,484)	(92)	(89)

Per Share Data:
Basic and Diluted (Loss) Income Per Share	(0.00)	(0.07)	0.02	0.01	(0.02)	(0.35)	(0.01)	(0.01)
Weighted Average Common Shares
Outstanding—Basic and Diluted	41,444,884	41,444,884	15,386,375	18,545,418	18,545,418	7,010,722	6,967,762	6,893,961
Dividend Declared Per Share	$0.44	$0.44	$0.40	$0.54	$0.54	$0.50	$0.42	$0.08

	Pro Forma Consolidated September 30,	Historical Consolidated September 30,	Historical Consolidated December 31,
	2008	2008	2007	2006	2005	2004
	(in thousands)
Balance Sheet Data:
Investments in Real Estate, Net of Accumulated Depreciation and Amortization	$510,081	$417,510	$309,805	$70,650	$57,163	$43,946
Investments in Unconsolidated Entities	155,545	115,639	101	—	—	—
Total Assets	728,066	626,499	435,751	97,807	94,118	73,704
Notes Payable	184,673	154,047	116,876	34,975	34,975	13,250
Loan Payable	—	—	45,000	—	—	—
Total Liabilities	220,808	189,106	189,224	44,834	41,510	18,461
Minority Interest	1,377	1,377	1,495	1,629	242	245
Shareholders’ Equity	505,881	436,016	245,032	51,344	52,366	54,998
Total Liabilities and Shareholders’ Equity	728,066	626,499	435,751	97,807	94,118	73,704

Non-GAAP Supplemental Financial Measure: Funds from Operations

Management uses Funds from Operations, or FFO, as a supplemental measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs. Management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

The following table presents our FFO for the nine months ended September 30, 2008 and 2007 and the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Nine Months Ended September 30,		Years Ended December 31,
	2008	2007	2007	2006	2005
Reconciliation of net income (loss) to funds from operations:
Net (Loss) Income	$(2,835)	$306	$(403)	$(2,484)	$(92)
Adjustments:
Minority interest	(12)	1	(4)	1,149	373
Net effect of FFO adjustment from unconsolidated entities(1)	704	—	—	—	—
Real estate depreciation and amortization	11,457	4,585	8,050	4,618	2,478
Loss from transfer of held for sale real estate to continuing operations	3,451	—	—	—	—

Funds from operations	$12,765	$4,892	$7,643	$3,283	$2,759

FFO per share (basic and diluted)	$0.31	$0.32	$0.41	$0.47	$0.40

(1)	Represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation).

The following table presents our FFO for the three months ended September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007 (in thousands):

	Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Reconciliation of net (loss) income to funds from operations:
Net (Loss) Income	$(2,933)	$(485)	$583	$(709)
Adjustments:
Minority interest	(14)	(2)	5	(6)
Net effect of FFO adjustment from unconsolidated entities(1)	480	224	—	—
Real estate depreciation and amortization	4,417	3,889	3,151	3,465
Loss from transfer of held for sale real estate to continuing operations	3,451	—	—	—

Funds from operations	$5,401	$3,626	$3,739	$2,750

FFO per share (basic and diluted)	$0.11	$0.09	$0.11	$0.10

(1)	Represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation).

THE COMPANY

CB Richard Ellis Realty Trust

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate, focusing on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties, as well as other real estate-related assets. As of September 30, 2008, we owned, on a consolidated basis, 49 office, retail, and industrial (primarily warehouse/distribution) properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, as well as one undeveloped land parcel in Georgia. In addition, we have ownership interests in three unconsolidated entities that, as of September 30, 2008, owned interests in 15 properties. For a discussion of our investment activity since September 30, 2008, see the “Real Estate Investments—Recent Developments” section of this prospectus. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares. On October 24, 2006, we commenced an initial public offering of up to $2,000,000,000 in our common shares. In connection with that offering, as of December 31, 2008, we had accepted subscriptions from 12,705 investors, issued 57,977,244 common shares and received $579,221,280 in gross proceeds.

We are an externally managed REIT. The Investment Advisor, which is an affiliate of CBRE Investors, is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. The Investment Advisor receives advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, receives marketing and other operational services from the Sub-Advisor pursuant to a sub-advisory agreement.

CB Richard Ellis Investors, L.L.C.

CB Richard Ellis Investors, L.L.C. or CBRE Investors, our sponsor and indirect wholly-owned subsidiary of CB Richard Ellis Group, Inc., is a real estate investment management company and a registered investment advisor with the Securities Exchange Commission, or the SEC. CBRE Investors and its global affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. CBRE Investors’ employees now total approximately 380 in 23 offices, including thirteen overseas offices in Amsterdam, Tokyo, Beijing, Brussels, Frankfurt, Hong Kong, London, Luxembourg, Milan, Paris, Shanghai, Singapore and Sydney. CBRE Investors had assets under management of $37.8 billion at December 31, 2007.

CBRE Investors formed the Investment Advisor in order to have a dedicated management team to serve our company.

CB Richard Ellis Group, Inc.

History

The history of CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis, dates back to 1906 to a company that was founded in San Francisco, California and grew to become one of the largest commercial real estate services firms in the western U.S. during the 1940s. In the 1960s and 1970s, the company expanded both its service portfolio and geographic coverage to become a full-service provider with a growing presence throughout the U.S. Since then, as part of its growth strategy, the company has undertaken various strategic acquisitions. In 1995, the company acquired Westmark Realty Advisors, which, along with its existing investment management business, was subsequently renamed CB Richard Ellis Investors, L.L.C. In 1996, the company acquired L.J. Melody & Company (now CBRE Melody), a mortgage banking firm. In 1997, the company acquired Koll Real Estate Services, a company engaged in property and corporate facilities management as well as capital markets and investment management. In 1998, the company acquired the firms REI Limited and Hillier Parker May & Rowden, to become a real estate services firm with a platform to deliver integrated real estate services across the world’s major business capitals. In 2003, the company acquired Insignia Financial Group, Inc., making it a premier, worldwide, full-service real estate company. In 2004, the company completed the initial public offering of its common stock and, in 2005, was the only commercial real estate services company included on the Fortune 1000 list of the largest publicly-held companies.

Market Leadership

CB Richard Ellis is the largest global commercial real estate services firm, based on 2007 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate. As of December 31, 2007, excluding affiliate offices, CB Richard Ellis operated in over 300 offices worldwide with over 29,000 employees. CB Richard Ellis’ business is focused on several competencies, including tenant representation, property/agency leasing, property sales, commercial property and corporate facilities management, valuation, real estate investment management, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions and proprietary research. Its largest segment of operations spans throughout the United States and is in the largest metropolitan regions in Canada, Mexico and other selected parts of Latin America. In relation to this segment, in 2007, CB Richard Ellis advised on over 31,000 lease transactions involving aggregate rents of approximately $48.3 billion and over 7,000 real estate sales transactions with an aggregate value of approximately $87.8 billion. In addition, CB Richard Ellis concluded more than $91.6 billion of capital markets transactions, including $66.6 billion of investment sales transactions and $25.0  billion of mortgage loan originations, and completed approximately 30,000 valuation, appraisal and advisory assignments.

Business Strengths

We believe that our relationship with the Investment Advisor and its affiliates provides us with the following business strengths:

CB Richard Ellis Global Platform.    The Investment Advisor harnesses CB Richard Ellis’ global resources for research, market intelligence, investment sourcing, financing, and integrated leasing and property management services for the benefit of its investor clients and partners. The CB Richard Ellis platform provides us with a significant competitive edge. Investor clients and partners of CBRE Investors and the Investment Advisor gain the benefit of this platform’s local real estate market intelligence throughout the world. As of December 31, 2007, excluding affiliate offices, CB Richard Ellis operated in over 300 offices worldwide with over 29,000 employees. In addition, CBRE Investors’ employees now total approximately 380 in 23 offices, including thirteen overseas offices in Amsterdam, Tokyo, Beijing, Brussels, Frankfurt, Hong Kong, London, Luxembourg, Milan, Paris, Shanghai, Singapore and Sydney. Access to this platform allows the Investment Advisor to make better investment decisions, provide enhanced investment and deal sourcing capabilities and deliver property operational efficiencies.

CBRE Investors Global Investment Management Network.    The Investment Advisor benefits from its access to our sponsor’s extensive global investment management network. CBRE Investors and its global affiliates provide global investment management services to an array of national and international clients/partners that include pension plans, investment funds and other organizations. CBRE Investors sponsors a variety of investment programs that span the risk-return spectrum across three continents: North America, Europe and Asia.

Proven Investment Team.    The Investment Advisor benefits from a team of experienced real estate professionals. The senior officers of the Investment Advisor average in excess of 25 years of experience in the real estate industry, including extensive acquisition, disposition and financing experience. Before its experience in managing us, the Investment Advisor had not managed a REIT. For more information about the Investment Advisor and its management team, please see “The Investment Advisor.”

Disciplined Research-Based Investment Process.    The Investment Advisor applies a disciplined and structured investment process to all potential real estate investments regardless of strategy. The process dictates the procedures for the selection, research, underwriting, pricing, closing, operation and disposition of all investments. We enjoy a particular advantage in the depth and breadth of research resources available through the CB Richard Ellis platform. In the U.S., these resources include the research available through the CBRE Investors internal research department of several professionals led by Douglas J. Herzbrun, CB Richard Ellis affiliate Torto Wheaton Research, as well as the local market intelligence gathered through CB Richard Ellis investment sales, property management and leasing professionals. Strategic direction comes from CBRE Investors’ in-house research group. This group provides strategic outlooks for each property type and identifies specific investment opportunities by sector and geography. In addition, the econometric forecasting service, Economy.com, and the insights from other recognized industry sources support all analyses. These resources are synthesized by CBRE Investors’ internal research group to formulate real estate market outlooks and identify investment opportunities for us based on both quantitative and qualitative factors. The Investment Advisor’s management team uses its experience and familiarity with the CB Richard Ellis resources to identify and adjust to changing market conditions, capitalize on this research and direct access to market intelligence through the CB Richard Ellis network of professionals.

Investment Sourcing.    The Investment Advisor utilizes its established relationships with sellers, developers and real estate brokers to identify a broad pipeline of investment opportunities. In addition, this unique access to the CB Richard Ellis network of over 29,000 employees worldwide significantly enhances our investment sourcing capability. The Investment Advisor believes it will be able to locate a certain amount of investment opportunities that are not being generally marketed for sale, many of which may be identified and accessed through the CB Richard Ellis network of real estate professionals. Additionally, the Investment Advisor has direct access to an extended network of other sellers and developers. These sources, combined with an established network of contacts at major brokerage firms, investment banks, insurance companies, and commercial banks, provide us with extensive transaction sourcing capabilities.

Proven Acquisitions and Transaction Underwriting Experience.    The investment professionals of CBRE Investors are constantly sourcing, evaluating, underwriting and closing real estate investment transactions, primarily on behalf of third party investors, closing acquisitions of approximately $11.7 billion in 2007, $8.0 billion in 2006, $5.0 billion in 2005, $3.5 billion in 2004, $2.0 billion in 2003 and $2.0 billion in 2002. Jack A. Cuneo, Philip L. Kianka, Charles W. Hessel and Christopher B. Allen oversee the Investment Advisor’s acquisition, underwriting, and due diligence processes for CBRE REIT’s transactions and investments. The Investment Advisor led by Mr. Cuneo utilizes a disciplined and detailed due-diligence process that is designed to mitigate physical and financial risk and to uncover opportunities for maintaining and enhancing value. The focus of due diligence is to audit and challenge the information provided by the seller or developer. Third party specialists are retained to inspect the physical and environmental aspects of any potential investment. In addition, a key element of the underwriting and due diligence processes is input from leasing specialists in the local CB Richard Ellis offices. These leasing specialists provide the Investment Advisor with “local market intelligence” including how the property is positioned and perceived in the marketplace, factors impacting tenant demand, and opportunities to add value through repositioning strategies.

Proactive Asset Management.    The Investment Advisor prepares investment summaries that are used as the “control document” for each investment. This document includes a statement of the investment and exit strategies, a property-level operating plan, and the results of due diligence. Operation of our assets focuses on the execution of the strategy outlined in the investment summary as the asset is positioned to meet the defined exit strategy. The Investment Advisor oversees the implementation of the property-level operating strategies and direct dedicated asset managers who work directly with the property manager and leasing agent to achieve leasing and operating objectives. A designated principal of the Investment Advisor pursues leasing on our behalf and utilizes local market intelligence in the design and control of all leasing and marketing programs, property budgets and capital improvement programs. Key elements of operations are the annual business plan and hold/sell analysis. Comprehensive business plans are prepared for each investment in the portfolio on an annual basis, while hold/sell analyses are performed on an as-needed basis.

Investment Objectives and Acquisition Policies

When we invest in real estate properties, focusing on office, retail, industrial (primarily warehouse/distribution), multi-family residential properties and other investment assets, we compete with a variety of institutional investors, including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of the types of properties we are seeking to acquire, resulting in higher prices and lower yields on assets.

We invest in real estate properties, focusing on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties, as well as certain other real estate-related assets. Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve and protect your capital contributions;

•	to realize growth in the value of our assets upon our ultimate sale of such assets; and

•

to provide you with the potential for future liquidity by (i) listing our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market or (ii) if a listing has not occurred on or before December 31, 2011 our board of trustees must consider (but is not required to commence) an orderly liquidation of our assets.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of our outstanding shares. See “Description of Shares.” However, our board of trustees may change any of our investment policies without prior notice to you or a vote of our shareholders.

We intend to use the net proceeds of this offering to acquire and operate real estate assets. The consideration we agree to pay for real property shall ordinarily be based on the fair market value of the property as determined by a majority of our trustees.

We employ an enhanced income investment strategy designed to maximize risk-adjusted returns. To do so, we purchase, actively manage and sell properties located in the business districts and suburban markets of major metropolitan areas. Our primary focus is on office, retail, industrial (primarily warehouse/distribution), and multi-family residential properties. The number and aggregate purchase price of properties we acquire in each asset class will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets.

Our office portfolio may include properties such as multi-tenant, single-tenant and sale leasebacks, office parks and portfolios, newly constructed, corporate/user activity, medical office, technology/telecommunication, redevelopments and stabilized operations. Our retail portfolio may encompass regional malls, power centers, community centers, grocery-anchored strips, freestanding stores, urban properties, single assets and multiple property portfolios. Our industrial portfolio will consist primarily of warehouse/distribution properties, but may also include office/showroom, research and development facilities, manufacturing, single-tenant and sale leasebacks and corporate/user activity properties. Our multi-family residential portfolio may include garden complexes, townhouse developments, mid/high-rise towers, newly constructed and redevelopment properties, single assets and multi-property portfolios.

Our investment strategy is centered on CBRE Investors’ research-driven approach. We focus on the property types and markets identified as most compelling by CBRE Investors’ research. As a result, we believe that our opportunities will evolve over time as market conditions change.

We hold all of our real estate investments directly or indirectly through our operating partnership, CBRE OP. We are the sole general partner of CBRE OP. Our ownership of properties in CBRE OP is referred to as an Umbrella Partnership REIT, or “UPREIT.” We believe the UPREIT structure is a competitive advantage for us when seeking to acquire assets, because it allows sellers of properties to defer gain recognition for U.S. federal income tax purposes by contributing properties to CBRE OP in return for an interest therein. See “The Operating Partnership Agreement” for more information. Although we are not limited as to the form our investments may take, our investments in real estate generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We acquire such interests either directly in CBRE OP or indirectly by acquiring membership interests in, or acquisitions of property through, limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of the Investment Advisor or other persons. In addition, we may purchase properties and lease them back to the sellers of such properties.

We may, from time to time, invest in or make mortgage or other real estate-related loans, which may include first or second mortgages, mezzanine loans or other real estate-related investments that do not conflict with the maintenance of our REIT qualification. Although we do not have a formal policy, our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties and will be subject to the investment limitations contained in our declaration of trust. See “—Investment Limitations.”

We are not limited as to the geographic area where we may conduct our operations. We intend to invest primarily in properties located in geographically-diverse major metropolitan areas in the United States. In addition, we currently intend to invest up to 30% of our total assets in properties outside of the United States. Our international investments may be in markets in which CBRE Investors has existing operations or previous investment experience, or may be in partnership with other entities that have significant local-market expertise. We expect that our international investments will focus on properties typically located in significant business districts and suburban markets.

We may purchase existing assets with an operating history, newly constructed properties or assets under construction. We will not invest more than 20% of our total assets in any single investment. Except for this limitation on our ability to invest in excess of 20% of our total assets in any single investment, after the initial startup activities, we are not specifically limited in the number or size of investments we may acquire or on the percentage of net proceeds of this offering that we may invest in a single investment. It is our intent over time to build a diversified portfolio of assets. However, the number and mix of assets we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets and the amount of proceeds we raise in this offering. In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the expected levels of rental and occupancy rates, current and projected cash flow of the property, the location, condition and use of the property, suitability for any development contemplated or in progress, income-producing capacity, the prospects for long-range appreciation, liquidity and income tax considerations. In addition to these factors, the Investment Advisor, when evaluating prospective mortgage loan investments, will consider the ratio of the amount of the investment to the value of the property by which it is selected and the quality, experience and creditworthiness of the borrower. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. In this regard, the Investment Advisor has substantial discretion with respect to the selection of specific investments.

Our obligation to close the purchase of any property is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Investment Advisor;

•	title and liability insurance policies; and

•

audited financial statements covering recent operations of properties having operating histories unless such statements would not be required to be filed with the SEC so long as we are a public company.

We will not close the purchase of any property unless and until we obtain an environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment indicates that further environmental investigation is warranted.

In connection with our assessment and selection of investment partners, property managers, development managers and other service providers, we will consider their experience and reputation in the areas of environmental sustainability, including experience in the development and operation of buildings certified under the LEED (Leadership in Energy and Environmental Design) Green Building Rating System promulgated by the US Green Building Counsel. The Investment Advisor will evaluate the sustainability of a prospective investment property by assessing its Energy Star score, its preliminary LEED score, and sustainability measures that have been or can be implemented, such as recycling, water conservation and green cleaning methods. We will consider operational, maintenance and capital improvement practices for existing properties designed to increase energy efficiency, reduce waste and otherwise lessen environmental impacts while remaining conscious of economic performance. We will engage in dialog with our property managers and tenants to determine and implement sustainability initiatives appropriate for particular properties. We will also consider utilizing and recommending to our tenants the environmental sustainability consulting services of CB Richard Ellis or unaffiliated parties.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed. We are not restricted in our ability to invest in such properties. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors—General Real Estate Risks.”

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us. There currently is no affiliate of the Investment Advisor that performs development activities on our behalf and neither we nor the Investment Advisor currently intend to form an entity for such purpose.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other affiliates, including other programs sponsored by CBRE Investors, will result in certain conflicts of interest. See “Certain Relationships and Related Party Transactions—Joint Ventures with Affiliates of the Investment Advisor.”

For a description of our joint venture investments, see “Real Estate Investments.”

Borrowing Policies

While we strive for diversification, the number of different assets we can acquire will be affected by the amount of funds available to us.

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the cost of our assets before non-cash reserves and depreciation, subject to the 300% of net assets borrowing restriction described below, this policy may be altered at any time or suspended by our board of trustees if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. Our board of trustees must review our aggregate borrowing from time to time, but at least quarterly.

By operating on a leveraged basis, we will have more funds available for investment in assets. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the asset securing the liability and the rents or profits derived therefrom, our use of leveraging may increase the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors—General Real Estate Risks.” To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional assets will be restricted. The Investment Advisor will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our trustees or from the Investment Advisor and its affiliates unless approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each asset we acquire for an extended period. However, circumstances might arise which could result in the early sale of some assets. We may sell a property before the end of the expected holding period if, among other reasons:

•	in our judgment, the sale of the asset is in the best interests of our shareholders;

•	we can reinvest the proceeds in a higher-yielding investment;

•	we can increase cash flow through the disposition of the asset; or

•	in the judgment of the Investment Advisor, the value of an asset might decline substantially.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum long-term capital appreciation. We cannot assure you that this objective will be realized.

If our shares are not listed for trading on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market by December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to commence) an orderly liquidation of our assets, which liquidation would require the approval of shareholders. In making the decision to apply for listing of our shares, our trustees will try to determine whether listing our shares or liquidating our assets will result in greater long-term value for our shareholders. We cannot determine at this time the circumstances, if any, under which our trustees will determine to list our shares. Even if no shares are listed, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of trustees determines such strategies would be in the best interests of our shareholders. Any change in the investment objectives set forth in our declaration of trust would require the vote of shareholders holding a majority of our outstanding shares.

Investment Limitations

Our declaration of trust places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the North American Securities Administrators Association Guidelines, or NASAA Guidelines. Our declaration of trust provides that until our shares are listed on a national securities exchange or included on the Nasdaq Global Select Market or the Nasdaq Global Market, we may not:

•

invest in equity securities unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•

make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent trustees determine, and in all cases in which the transaction is with any of our trustees or the Investment Advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our trustees, the Investment Advisor or its affiliates;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, or the Investment Company Act;

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•

grant warrants or options to purchase shares to the Investment Advisor or its affiliates or to officers or trustees affiliated with the Investment Advisor except on the same terms as such warrants or options are sold to the general public and in an amount not to exceed 10% of the outstanding shares on the date of grant of the warrants and options;

•	issue equity securities on a deferred payment basis or other similar arrangement; or

•	lend money to our trustees or to the Investment Advisor or its affiliates.

The Investment Advisor continually reviews our investment activity to ensure that we do not come within the application of the Investment Company Act. Among other things, the Investment Advisor monitors the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act. If at any time the character of our investments could cause us to be deemed an “investment company” for purposes of the Investment Company Act, we will take the necessary actions to attempt to ensure that we are not deemed to be an “investment company.”

Change in Investment Objectives and Limitations

Until our shares are listed on a national securities exchange, our declaration of trust requires that the independent trustees review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination, and the basis therefore, are required to be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trustees, including a majority of the independent trustees, without the approval of the shareholders. Our investment objectives themselves, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our declaration of trust requires that we follow the policy set forth below with respect to any “Roll-up Transaction.” In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity, or a Roll-up Entity, that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of the date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our shareholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion into corporate or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to the Investment Advisor or its affiliates; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal a choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our shareholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus including rights with respect to the election and removal of trustees, annual reports, annual and special meetings, amendment of our declaration of trust and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Policies With Respect to Certain Other Activities

If our board of trustees determines that additional funding is required, we may raise such funds through additional equity offerings or the retention of cash flow (subject to the REIT provisions of the Internal Revenue Code concerning distribution requirements and taxability of undistributed net taxable income) or a combination of these methods.

In the event that our board of trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common or preferred shares in any manner and on such terms and for such consideration it deems appropriate, at any time.

We have authority to repurchase or otherwise reacquire our shares and may engage in such activities in the future. We may invest in the securities of other issuers for the purpose of exercising control. We currently have no intention to underwrite securities of other issuers.

Our board of trustees may change any of these policies without prior notice to you or a vote of our shareholders.

Employees

As of September 30, 2008, we had no full-time employees and do not anticipate any material changes in the number of our full-time employees. Our executive officers are employees of the Investment Advisor or one or more of its affiliates.

Facilities

Our principal offices are located at 17 Hulfish Street, Suite 280, Princeton, New Jersey 08542. We also have offices located at 515 South Flower Street, Suite 3100, Los Angeles, California 90071. Our telephone number is (609) 683-4900. Our website is http://www.cbrerealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated information and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.

License Agreement

We have entered into a license agreement with CB Richard Ellis and one of its affiliates pursuant to which they have granted us a non-exclusive, royalty-free license to use the name “CB Richard Ellis.” Under this agreement, we have a right to use the “CB Richard Ellis” name, for so long as the Investment Advisor or one of its affiliates remains our advisor and our advisor remains a controlled affiliate of CB Richard Ellis. Other than with respect to this limited license, we have no legal right to the “CB Richard Ellis” name. CB Richard Ellis has the right to terminate the license agreement if its affiliate is no longer acting as our advisor. In the event the advisory agreement is terminated, we would be required to change our name to eliminate the use of the words “CB Richard Ellis.”

Legal Proceedings

We are not a party to any material legal proceedings.

REAL ESTATE INVESTMENTS

Properties

As of September 30, 2008, we owned, on a consolidated basis, 49 office, retail, and industrial (primarily warehouse/distribution) properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, encompassing approximately 6,483,851 rentable square feet, as well as one undeveloped land parcel in Georgia. Our properties previously held for sale have been transferred to continuing operations. Occupancy for our consolidated properties was approximately 85.02% as of September 30, 2008. Our consolidated debt was $157,302,000 as of September 30, 2008. In addition, we have ownership interests in three unconsolidated entities that, as of September 30, 2008, owned interests in 15 properties. As of September 30, 2008, certain of our consolidated properties were subject to mortgage debt, a description of which is set forth in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Financing,” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which is incorporated herein by reference.

The following table provides information relating to our properties, excluding those owned through our investment in CBRE Strategic Partners Asia, as of September 30, 2008. These properties consisted of 43 industrial properties, encompassing 8,643,620 rentable square feet, ten office properties, encompassing 795,095 rentable square feet and two retail properties encompassing 351,682 rentable square feet. The effective annual rents for our industrial properties, office properties and retail properties were approximately $28,036,000, $15,913,000 and $4,670,000 as of September 30, 2008, respectively.

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousands)	Occupancy	Approximate Total Acquisition Cost(1) (in thousands)
Domestic Consolidated Properties:
REMEC Corporate Campus 1 San Diego, CA	9/15/2004	1983	Office	100.00%	34	100.00%	$6,833
REMEC Corporate Campus 2 San Diego, CA	9/15/2004	1983	Office	100.00%	30	100.00%	6,125
REMEC Corporate Campus 3 San Diego, CA	9/15/2004	1983	Office	100.00%	37	100.00%	7,523
REMEC Corporate Campus 4 San Diego, CA	9/15/2004	1983	Office	100.00%	31	100.00%	6,186
300 Constitution Drive Boston, MA	11/3/2004	1998	Warehouse/Distribution	100.00%	330	100.00%	19,805
Deerfield Commons(2) Atlanta, GA	6/21/2005	2000	Office	100.00%	122	100.00%	21,834
505 Century Dallas, TX	1/9/2006	1997	Warehouse/Distribution	100.00%	100	72.40%	6,095
631 International Dallas, TX	1/9/2006	1998	Warehouse/Distribution	100.00%	73	100.00%	5,407
660 North Dorothy Dallas, TX	1/9/2006	1997	Warehouse/Distribution	100.00%	120	100.00%	6,836
Bolingbrook Point III Chicago, IL	8/29/2007	2006	Warehouse/Distribution	100.00%	185	100.00%	18,170
Cherokee Corporate Park(3) Spartanburg, SC	8/30/2007	2000	Warehouse/Distribution	100.00%	60	100.00%	3,775
Community Cash Complex 1(3) Spartanburg, SC	8/30/2007	1960	Warehouse/Distribution	100.00%	205	87.90%	2,690
Community Cash Complex 2(3) Spartanburg, SC	8/30/2007	1978	Warehouse/Distribution	100.00%	145	93.57%	2,225
Community Cash Complex 3(3) Spartanburg, SC	8/30/2007	1981	Warehouse/Distribution	100.00%	116	100.00%	1,701
Community Cash Complex 4(3) Spartanburg, SC	8/30/2007	1984	Warehouse/Distribution	100.00%	33	0.00%	547
Community Cash Complex 5(3) Spartanburg, SC	8/30/2007	1984	Warehouse/Distribution	100.00%	53	0.00%	824
Fairforest Building 1(3) Spartanburg, SC	8/30/2007	2000	Manufacturing	100.00%	51	100.00%	2,974
Fairforest Building 2(3) Spartanburg, SC	8/30/2007	1999	Manufacturing	100.00%	104	100.00%	5,379
Fairforest Building 3(3) Spartanburg, SC	8/30/2007	2000	Manufacturing	100.00%	100	100.00%	5,760
Fairforest Building 4(3) Spartanburg, SC	8/30/2007	2001	Manufacturing	100.00%	101	100.00%	5,640
Fairforest Building 5 Spartanburg, SC	8/30/2007	2006	Warehouse/Distribution	100.00%	316	100.00%	16,968
Fairforest Building 6(4) Spartanburg, SC	8/30/2007	2005	Manufacturing	100.00%	101	100.00%	7,468
Fairforest Building 7 Spartanburg, SC	8/30/2007	2006	Warehouse/Distribution	100.00%	101	24.64%	5,626
Greenville/Spartanburg Industrial Park(3) Spartanburg, SC	8/30/2007	1990	Manufacturing	100.00%	67	100.00%	3,388
Highway 290 Commerce Park Building 1(3) Spartanburg, SC	8/30/2007	1995	Warehouse/Distribution	100.00%	150	33.33%	5,388
Highway 290 Commerce Park Building 5(3) Spartanburg, SC	8/30/2007	1993	Warehouse/Distribution	100.00%	30	100.00%	1,420
Highway 290 Commerce Park Building 7(3) Spartanburg, SC	8/30/2007	1994	Warehouse/Distribution	100.00%	88	100.00%	4,889
HJ Park Building 1 Spartanburg, SC	8/30/2007	2003	Manufacturing	100.00%	70	100.00%	4,216
Jedburg Commerce Park Charleston, SC	8/30/2007	2007	Manufacturing	100.00%	513	100.00%	41,967
Kings Mountain I(4) Charlotte, NC	8/30/2007	1998	Warehouse/Distribution	100.00%	100	100.00%	5,497
Kings Mountain II Charlotte, NC	8/30/2007	2002	Warehouse/Distribution	100.00%	301	100.00%	11,311
Mount Holly Building Charleston, SC	8/30/2007	2003	Warehouse/Distribution	100.00%	101	100.00%	6,208
North Rhett I Charleston, SC	8/30/2007	1973	Warehouse/Distribution	100.00%	285	100.00%	10,302
North Rhett II Charleston, SC	8/30/2007	2001	Warehouse/Distribution	100.00%	102	100.00%	7,073
North Rhett III(4) Charleston, SC	8/30/2007	2002	Warehouse/Distribution	100.00%	80	100.00%	4,812

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousands)	Occupancy	Approximate Total Acquisition Cost(1) (in thousands)
North Rhett IV Charleston, SC	8/30/2007	2005	Warehouse/Distribution	100.00%	316	100.00%	17,060
Orangeburg Park Building Charleston, SC	8/30/2007	2003	Warehouse/Distribution	100.00%	101	100.00%	5,474
Orchard Business Park 2(3) Spartanburg, SC	8/30/2007	1993	Warehouse/Distribution	100.00%	33	100.00%	761
Union Cross Building I Winston-Salem, NC	8/30/2007	2005	Warehouse/Distribution	100.00%	101	100.00%	6,585
Union Cross Building II Winston-Salem, NC	8/30/2007	2005	Warehouse/Distribution	100.00%	316	100.00%	17,216
Highway 290 Commerce Park Building 2(3) Spartanburg, SC	9/24/2007	1995	Warehouse/Distribution	100.00%	100	100.00%	4,626
Highway 290 Commerce Park Building 6(3) Spartanburg, SC	11/1/2007	1996	Warehouse/Distribution	100.00%	105	0.00%	3,760
Orchard Business Park 1(3) Spartanburg, SC	11/1/2007	1994	Warehouse/Distribution	100.00%	18	100.00%	1,378
Lakeside Office Center Dallas, TX	3/5/2008	2006	Office	100.00%	99	100.00%	17,965
Kings Mountain III Charlotte, NC	3/14/2008	2007	Warehouse/Distribution	100.00%	542	0.00%	25,662
Enclave on the Lake Houston, TX	7/1/2008	1999	Office	100.00%	172	100.00%	37,762

Total Domestic Consolidated Properties					6,338	84.68%	411,111

International Consolidated Properties:
602 Central Boulevard Coventry, UK	4/27/2007	2001	Office	100.00%	50	100.00%	23,847
Thames Valley Five Reading, UK	3/20/2008	1998	Office	100.00%	40	100.00%	29,529
Albion Mills Retail Park Wakefield, UK	7/11/2008	2000	Retail	100.00%	55	100.00%	22,064

Total International Consolidated Properties					145	100.00%	75,440

Total Consolidated Properties					6,483	85.02%	$486,551

Unconsolidated Properties(5):
Buckeye Logistics Center(6) Phoenix, AZ	6/12/2008	2008	Warehouse/Distribution	80.00%	605	100.00%	35,554
Afton Ridge Shopping Center Kannapolis, NC	9/18/2008	2007	Retail	90.00%	296	91.35%	45,573
AllPoints at Anson Bldg. 1(6) Indianapolis, IN	9/30/2008	2008	Warehouse/Distribution	80.00%	631	100.00%	27,032
Aspen Corporate Center 500(6) Nashville, TN	9/30/2008	2008	Office	80.00%	180	100.00%	30,032
12200 President’s Court(6) Jacksonville, FL	9/30/2008	2008	Warehouse/Distribution	80.00%	772	100.00%	29,915
201 Sunridge Blvd.(6) Dallas, TX	9/30/2008	2008	Warehouse/Distribution	80.00%	823	100.00%	25,623

Total Unconsolidated Properties(5)					3,307	99.22%	193,729

Total Properties					9,790	89.82%	$680,280

(1)	Approximate total acquisition cost represents the pro rata purchase price inclusive of customary closing costs and acquisition fees.

(2)	Includes ten acres of undeveloped land zoned for office use.

(3)	Properties previously held for sale were transferred to continuing operations effective on September 30, 2008.

(4)	Includes the purchase prices of adjacent land parcels acquired on January 23, 2008.

(5)	Does not include CBRE Strategic Partners Asia properties. See “—International Properties—Unconsolidated”.

(6)	This property is held through the Duke joint venture.

Additional information relating to our consolidated and unconsolidated properties as of September 30, 2008 is provided below.

Domestic Properties – Consolidated

REMEC Corporate Campus – San Diego, CA

The REMEC Corporate Campus is a research and development office property which consists of four properties on three separate parcels, and application has been made to the city of San Diego to split one parcel, creating a fourth parcel. It is 100% leased to REMEC Defense and Space, Inc. a subsidiary of Cobham Defense Electronic System Corporation (a subsidiary of Cobham plc in the United Kingdom), a designer and manufacturer of sophisticated wireless communications networks for the defense, space and commercial sectors. Such lease is scheduled to expire in April 2017. The property serves as the corporate headquarters for REMEC’s Defense and Space division. REMEC has occupied the property for more than 17 years. The REMEC Corporate Campus is located in the Kearny Mesa submarket in the heart of central San Diego bounded by I-52 to the north, I-805 to the west and I-15 to the east. The property offers easy access off Kearny Villa Road and I-52. Kearny Mesa’s central location, freeway access, numerous points of ingress and egress, lack of congestion, and nearby retail support services allow this central suburban industrial submarket to compete advantageously with other adjacent San Diego industrial submarkets.

300 Constitution Drive – Boston, MA

300 Constitution Drive is a property comprised of 330,000 square feet of primarily distribution space on 27 acres of land. The property has potential for additional development, allowing for expansion of the existing distribution space. It was previously 100% leased to Chadwick’s of Boston, Inc. under a long-term lease that is scheduled to expire in March 2013. On July 25, 2008, the lease was assigned to Women’s Apparel Group, LLC, by Chadwick’s of Boston, Inc. Women’s Apparel Group, LLC, an owner and operator of women’s apparel companies, is now the tenant of the 300 Constitution Drive property.

Deerfield Commons I & II – Atlanta, GA

Deerfield Commons I is a multi-tenant office building located in Alpharetta, Georgia, a suburb of Atlanta, which is leased to tenants encompassing a variety of business uses including financial services, publishing, and executive suites. Lease terms range from three to ten years. Regus Business Centers is the largest tenant at this property, and occupies approximately 45,321 square feet with a lease scheduled to expire in May 2010. Also included with this asset is Deerfield Commons II, ten acres of undeveloped land zoned for office use.

Texas Portfolio – Dallas, TX

Texas Portfolio is comprised of three multi-tenant warehouse/distribution buildings (660 Dorothy, 505 Century, and 631 International) located in Allen and Richardson, Texas, both suburbs of Dallas, which are leased to nine tenants encompassing a variety of business uses including communication, commercial and information technology services.

Bolingbrook Point III – Chicago, Illinois

Bolingbrook Point III located in Bolingbrook, Illinois, a suburb of Chicago, consists of a 185,045 square foot, multi-tenant warehouse distribution building completed in May 2006. The building is 100% leased to two tenants on long-term leases. Kraus Floors, LLC, a joint venture between Kraus Carpet Mills and The Tarkett Group, occupies 86,631 square feet and Compass Group USA, Inc., a managed foodservices company, occupies the remaining 98,414 square feet.

Carolina Portfolio

The Carolina Portfolio consists of 34 warehouse/distribution and manufacturing buildings located in the markets of Greenville/Spartanburg, South Carolina; Charleston, South Carolina; Charlotte, North Carolina; and Winston-Salem, North Carolina. The Carolina Portfolio totals approximately 5,005,452 square feet of industrial space and is currently 82% leased to tenants encompassing a variety of business uses including automotive, consumer products and logistics services. Jedburg Commerce Park is 100% leased to American La France LLC, a manufacturer of fire, rescue and vocational vehicles, under a lease that is scheduled to expire in July 2027 and each of Union Cross Bldg. II, Fairforest Bldg. 5 and North Rhett IV is 100% leased to tenants under leases that are scheduled to expire in October 2009, February 2013 and January 2022, respectively.

Lakeside Office Center – Dallas, Texas

The Lakeside Office Center consists of a 98,750 square foot, three-story office building and surface parking. The building is 96% leased to several tenants, one of which is Teachers Insurance and Annuity Association of America, one of the nation’s largest financial services companies, who occupies 67,516 square feet.

Enclave on the Lake – Houston, Texas

Enclave on the Lake consists of a 171,091 square foot, six-story office building with structured and surface parking lots completed in 1999. The office building is 100% leased to SBM Offshore, a Netherlands based supplier of products and services to the oil and gas industry under a lease that expires in February 2012. The initial annual rent under the lease with SBM Offshore is $4,277,000. The estimated acquisition cap rate for Enclave on the Lake was approximately 7.2%.(1) In connection with the acquisition of this property, we assumed a $18,790,000 fixed-rate mortgage loan that bears interest at a rate of 5.45% per annum and matures on May 1, 2011.

Domestic Properties – Unconsolidated

Joint Venture with Duke Realty Limited Partnership

On May 5, 2008, we entered into a contribution agreement with Duke Realty Limited Partnership, or Duke, a subsidiary of Duke Realty Corporation (NYSE: DRE), to form a joint venture, or the Duke joint venture, to acquire $248,900,500 in industrial real property assets, or the Industrial Portfolio. The Industrial Portfolio consists of six bulk industrial built-to-suit, fully leased properties. On September 12, 2008, we entered into a first amendment to the contribution agreement to acquire a fully leased office building for $37,100,000 and to increase and revise the total purchase commitment to $282,400,000. We own an 80% interest and Duke owns a 20% interest in the Duke joint venture. As of September 30, 2008, the Duke joint venture holds interests in five properties located in each of Arizona, Florida, Indiana, Tennessee and Texas. For a listing of the properties owned by the Duke joint venture as of September 30, 2008, see “—Properties” and for a discussion of the Duke joint venture’s investment activity since September 30, 2008, see “—Recent Developments”.

We have entered into an operating agreement for the Duke joint venture with Duke. Duke acts as the managing member of the Duke joint venture and is entitled to receive fees in connection with the services it provides to the Duke joint venture, including asset management, construction, development, leasing and property management services. Duke is also entitled to a promoted interest in the Duke joint venture. We have joint approval rights over all major decisions.

(1)	Acquisition cap rate equals annualized in-place net operating income divided by total acquisition cost for the property. Annualized in-place net operating income equals, on an annualized cash basis as derived from leases in-place at the time we acquire the property, rental income and tenant reimbursements less property and related expenses (operating maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization and our company-level general and administrative expenses.

For a period of three years from the date of the operating agreement, the Duke joint venture will have the right to acquire additional newly developed bulk industrial built-to-suit properties from Duke if such properties satisfy certain specified conditions. We will retain the right to approve the acquisition and purchase price of each such property. The total amount of properties (inclusive of the Industrial Portfolio) that may be contributed to the Duke joint venture over this period may be up to $800,000,000.

Afton Ridge Joint Venture

On September 18, 2008, we acquired a 90% ownership interest in Afton Ridge Joint Venture, LLC, or Afton Ridge, the owner of Afton Ridge Shopping Center, from unrelated third parties. CK Afton Ridge Shopping Center, LLC, a subsidiary of Childress Klein Properties, Inc., or CK Afton Ridge, will retain a 10% ownership interest in Afton Ridge and will continue to manage Afton Ridge Shopping Center. In connection with the services it provides, CK Afton Ridge will be entitled to receive fees, including management, construction management and property management fees. Afton Ridge Shopping Center is located at the intersection of I-85 and Kannapolis Parkway, in Kannapolis, North Carolina.

Afton Ridge Shopping Center is a 470,288 square foot regional shopping center, completed in 2007, in which we own 296,388 rentable square feet that is currently 91% occupied. One of the shopping center’s anchors, a 173,900 square foot SuperTarget, is not owned by us. Additional anchor tenants in Afton Ridge Shopping Center are Best Buy, Marshalls, PetSmart, Dick’s Sporting Goods, Stein Mart and Ashley Furniture. Afton Ridge Shopping Center is the retail component of a 260 acre master planned mixed-use development.

International Properties – Consolidated

602 Central Blvd. – Coventry, United Kingdom

602 Central Blvd. located in Coventry, United Kingdom consists of a three-story office building containing approximately 49,985 rentable square feet and a surface parking lot completed in 2001. The office building is currently 100% leased to Capita Business Services Limited, part of The Capita Group plc, one of the UK’s largest business process outsourcing firms and the guarantor on the lease. Such lease is scheduled to expire in February 2017; however, Capita Business Services Limited has a one-time option to terminate the lease in February 2010 provided that it gives nine months prior written notice.

Thames Valley Five – Reading, United Kingdom

Thames Valley Five consists of a four story office building and surface parking lot completed in 1998. The office building is 100% leased to Regus (United Kingdom) Ltd., a subsidiary of Regus Group PLC, one of the world’s largest providers of outsourced workplace solutions under a lease that expires in December 2013.

Albion Mills Retail Park – Wakefield, United Kingdom

Albion Mills Retail Park consists of a 55,294 square foot, two unit retail building and surface parking lot completed in 2000. The retail building is 100% leased to Wickes Building Supplies Ltd, one of the United Kingdom’s leading hardware and building supplies retailers, under a lease that expires in May 2030, and DSG Retail Ltd. (d/b/a PC World), one of the largest retailers in the United Kingdom, under a lease that expires in September 2020. The estimated acquisition cap rate for Albion Mills Retail Park was approximately 7.2%.(1)

(1)

Acquisition cap rate equals annualized in-place net operating income divided by total acquisition cost for the property. Annualized in-place net operating income equals, on an annualized cash basis as derived from leases in-place at the time we acquire the property, rental income and tenant reimbursements less property and related expenses (operating maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization and our company-level general and administrative expenses.

International Properties – Unconsolidated

CBRE Strategic Partners Asia

We have agreed to a capital commitment of up to $20,000,000 in CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Strategic Partners Asia. On October 16, 2007, we funded $200,000 of our capital commitment. CBRE Investors, our sponsor, formed CBRE Strategic Partners Asia to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. The initial closing of CBRE Strategic Partners Asia was in October 2007 with additional commitments being accepted through January 2008. CBRE Strategic Partners Asia closed on January 31, 2008, with aggregate capital commitments of $394,200,000. CBRE Strategic Partners Asia has an eight-year term, which may be extended for up to two one-year periods with the approval of two-thirds of the limited partners.

As of September 30, 2008, CBRE Strategic Partners Asia, with its parallel fund CB Richard Ellis Strategic Partners Asia II, L.P., had aggregate investor commitments of approximately $394,200,000 from institutional investors including CBRE Investors. As of September 30, 2008, we owned an ownership interest of approximately 5.07% in CBRE Strategic Partners Asia. Our capital commitment is currently being pledged as collateral on borrowings of CBRE Strategic Partners Asia of which our pro rata portion of such borrowings was $10,661,000 based on our 5.07% ownership interest in CBRE Strategic Partners Asia at September 30, 2008.

As of September 30, 2008, CBRE Strategic Partners Asia had acquired ownership interests in nine properties, four in China and five in Japan, as set forth in the following table.

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership(1)
Fleg 1 Tokyo, Japan(2)	11/8/07	2007	Retail	5.07%
Fleg 2 Tokyo, Japan(2)	11/8/07	2006	Retail	5.07%
Fleg 3 Tokyo, Japan(2)	11/8/07	2007	Retail	5.07%
Fleg 4 Tokyo, Japan(2)	11/8/07	2006	Residential	5.07%
Ginza 3 – Chome(3) Tokyo, Japan	11/8/07	2008	Retail	5.07%
Tianjin Beiyan Plaza(4) Tianjin, China	11/8/07	2008	Mixed Use	1.27%
Guongdong Development Bank Tower Shanghai, China(5)	3/25/08	2008	Mixed Use	2.64%
Olympic Center Tianjin, China(6)	3/26/08	2008	Residential	1.27%
Golden Rooster Lake Road Suzhou, China(7)	6/16/08	N/A	Mixed Use	2.49%

(1)	This percentage shows our effective ownership in the property based on the interest we hold in CBRE Strategic Partners Asia, which owns an interest in the property.

(2)	This property was acquired as part of a portfolio for approximately $35,700,000 ($9,000,000 of cash and $26,700,000 of debt).

(3)	This property is under development. The total project cost is approximately $43,500,000 ($13,500,000 of cash and $30,000,000 of debt) and is expected to be completed during the first quarter of 2009.

(4)

CBRE Strategic Partners Asia owns a 25% equity interest in the joint venture that owns this property. CBRE Strategic Partners Asia acquired the interest for approximately $21,700,000. Shanghai Forte owns a 75% equity interest in the venture and is one of the largest developers in China. The project is a 49 story, 1,400,000 square foot mixed-use redevelopment project in Tianjin, China consisting of a 590,000 square foot office tower that will include a five star Raffles hotel (with 115 rooms) and a 420,000 square foot Raffles managed serviced apartment tower over a 350,000 square foot retail podium. Construction on this property is expected to commence at the end of 2008.

(5)

CBRE Strategic Partners Asia owns a 52% interest in a Chinese company that owns this property. The property is a 452,000 square foot, mixed use property that includes an office tower and an apartment tower over a retail podium. CBRE Strategic Partners Asia acquired this interest for approximately $34,900,000.

(6)

CBRE Strategic Partners Asia owns a 25% interest in a joint venture that will develop a 1,600,000 square foot residential site in the Olympic Center area of Tianjin, China. CBRE Strategic Partners Asia acquired this interest for approximately $42,500,000. The project plans include high-rise serviced apartment and condominium towers and low-rise duplex buildings and construction is anticipated to commence at the end of 2008. The joint venture partner and developer is Hong Kong Construction (Holdings) Limited, a public company listed on the Hong Kong stock exchange.

(7)

CBRE Strategic Partners Asia owns a 49% interest in a Chinese company that owns this property. The property is a mixed-use property anticipated to include four high-rise serviced apartment towers and a shopping mall. The property is currently under development, with a projected total project cost of $201,400,000. The joint venture partner and developer is China Vanke, a public company listed on the Shenzhen stock exchange. CBRE Strategic Partners Asia acquired this interest for approximately $37,800,000, with the use of its revolving line of credit to fund the acquisition.

CBRE Strategic Partners Asia is managed by CB Richard Ellis Investors SP Asia II, LLC, or the Investment Manager, an affiliate of CBRE Investors. The Investment Manager is entitled to an annual management fee at an annual rate equal to 1.25% of the capital commitments (or an annual rate of 1.5% of the capital commitments for limited partners (which includes us) with aggregate capital commitments of less than $50,000,000). The Investment Manager is also entitled to an acquisition fee equal to (i) for assets acquired for ground up, new development or asset repositioning involving refurbishment activity, 0.75% of CBRE Strategic Partners Asia’s pro rata share of the total acquisition cost of such investment, plus 0.375% of the amount of projected capital expenditures required for such development or refurbishment activity, or (ii) for all other assets, 0.75% of CBRE Strategic Partners Asia’s pro rata share of the total acquisition cost of such investment. Our share of investment management and acquisition fees paid to the Investment Manager were approximately $66,000 and $205,000, and $0 and $78,000, respectively, for the three and nine months ended September 30, 2008 and 2007, respectively.

We will pay our Investment Advisor investment management and acquisition fees with respect to our investment in CBRE Strategic Partners Asia. Such fees paid to our investment advisor will be reduced, but not below zero, by our proportionate share of the management and acquisition fees paid to the Investment Manager. As of September 30, 2008, we had paid no fees to our Investment Advisor relating to this investment.

CBRE Strategic Partners Asia is not obligated to redeem the interests of any of its investors, including us, prior to 2017. Except in certain limited circumstances such as transfers to affiliates or successor trustees or state agencies, we will not be permitted to sell our interest in CBRE Strategic Partners Asia without the prior written consent of the general partner, which the general partner may withhold in its sole discretion.

We believe that investing in CBRE Strategic Partners Asia will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in us. We do not expect that we will incur additional costs of any significance associated with investing in CBRE Strategic Partners Asia compared to acquiring interests in real estate directly. A majority of our trustees (including a majority of our independent trustees) not otherwise interested in this transaction approved the transaction as being fair, competitive and commercially reasonable.

Recent Developments

Afton Ridge Loan

On October 15, 2008, Afton Ridge obtained a $25,500,000 loan from the Metropolitan Life Insurance Company, secured by the Afton Ridge Shopping Center. The loan is for a term of five years, plus a 12 month extension option, and bears interest at a fixed rate of 5.70%. Interest payments only are due monthly for the term of the loan with the principal due at maturity.

Acquisition of Maskew Retail Park

On October 23, 2008, we acquired a fee interest in Maskew Retail Park located on Maskew Avenue, Peterborough, United Kingdom. We acquired Maskew Retail Park for approximately £30,000,000 ($50,685,000 assuming an exchange rate of $1.6895/£1.00), exclusive of customary closing costs and stamp duty fees, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $506,850. This acquisition fee is not included in the £30,000,000 ($50,685,000) acquisition cost of Maskew Retail Park. The estimated acquisition cap rate for Maskew Retail Park is 7.7%.(1)

Maskew Retail Park consists of a three unit retail development and surface parking lot completed in 2007. The property is 100% leased to three tenants: B&Q plc, the largest home improvement, hardware and building supply retailer in the United Kingdom, under a lease that expires in September 2027; Matalan Retail Limited, one of the largest clothing and household goods retailers in the United Kingdom, under a lease that expires in September 2022; and Argos Limited, a major household goods and general merchandise retailer, under a lease that expires in April 2023.

Albion Mills Retail Park Loan

On October 10, 2008, we obtained a £5,775,000 loan ($9,849,840 assuming an exchange rate of $1.7056/£1.00) from The Royal Bank of Scotland plc. This interest-only loan is for a term of five years and bears interest at a variable rate of interest based on the GBP-based three month London Inter-Bank Offering Rate plus 1.31%, or 6.13% per annum as of October 10, 2008. In addition, we incurred financing costs of approximately £60,706 ($103,540) associated with obtaining this loan.

On November 25, 2008, we entered into a swap agreement on the interest rate of the outstanding principal balance of our interest-only loan. As a result, the base rate of the loan has been fixed at 3.95%, including margin costs, the all in rate will be 5.24% and will (as required by the loan documents) expire on October 10, 2013.

Acquisition of Avion Midrise III & IV

On November 18, 2008, we acquired a fee interest in Avion Midrise III & IV, located at 14550 and 14560 Avion Parkway, in Chantilly, Virginia. We acquired Avion Midrise III & IV for $41,500,000, exclusive of customary closing costs and loan assumption costs, which was funded from the proceeds of our initial public offering. As part of the acquisition, we assumed $22,186,414 of existing debt on Avion Midrise III & IV that has a 5.52% interest rate and matures in April 2014 from CIBC Inc. Upon closing, we paid CBRE Advisors LLC, our investment advisor, an acquisition fee of approximately $415,000. This acquisition fee is not included in the $41,500,000 acquisition cost of Avion Midrise III & IV. The estimated acquisition cap rate for Avion Midrise III & IV is approximately 7.3%.(1)

Avion Midrise III & IV each consist of a three-story office building, with surface parking lots, completed in 2003 and 2002, respectively. Avion Midrise III has 71,507 rentable square feet and is 100% leased to Lockheed Martin Corporation, a leading supplier of aerospace and defense products and services, under a lease that expires in September 2012. Avion Midrise IV has 71,504 rentable square feet and is 100% leased to the U.S. General Services Administration, under a lease that expires in January 2012. Both buildings have been improved to meet Sensitive Compartmentalized Information Facilities standards that include enhanced access control systems which meet specific security requirements for handling federal classified information.

(1)	Acquisition cap rate equals annualized in-place net operating income divided by total acquisition cost for the property. Annualized in-place net operating income equals, on an annualized cash basis as derived from leases in-place at the time we acquire the property, rental income and tenant reimbursements less property and related expenses (operating maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization and our company-level general and administrative expenses.

Acquisition of AllPoints Midwest Bldg. 1 and 125 Enterprise Parkway

On December 10, 2008, the Duke joint venture acquired a fee interest in each of (i) AllPoints Midwest Bldg. 1 located at 1750 AllPoints Parkway, Indianapolis, IN, and (ii) 125 Enterprise Parkway, located just off of I-70 in West Jefferson, OH, a suburb of Columbus, pursuant to a contribution agreement entered into on May 5, 2008 and amended on September 12, 2008.

The Duke joint venture acquired AllPoints Midwest Bldg. 1 for approximately $51,800,000, exclusive of customary closing costs. We own an 80% interest in the Duke joint venture and, at closing, made a cash contribution of approximately $22,208,748 to the Duke joint venture in connection with the acquisition, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $414,400, which was not included in the acquisition cost of AllPoints Midwest Bldg. 1. The estimated acquisition cap rate for AllPoints Midwest Bldg. 1 is 7.1%.(1)

The Duke joint venture acquired 125 Enterprise Parkway for approximately $47,905,000, exclusive of customary closing costs. At closing, we made a cash contribution of approximately $16,899,727 to the Duke joint venture in connection with the acquisition, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $383,240, which was not included in the acquisition cost of 125 Enterprise Parkway. The estimated acquisition cap rate for 125 Enterprise Parkway is 7.0%.(1)

AllPoints Midwest Bldg. 1 consists of a 1,200,420 square foot warehouse/distribution building that was completed in 2008 and has no operating history. AllPoints Midwest Bldg. 1 was built-to-suit and is 100% leased to Prime Distribution Services, a third party logistics provider, under a lease that expires in May 2019. 125 Enterprise Parkway consists of a 1,144,544 square foot warehouse/distribution building that was completed in 2008 and has no operating history. 125 Enterprise Parkway was built-to-suit and is 100% leased to Kellogg’s Sales Company, a leading packaged foods producer, under a lease that expires in March 2019.

The Duke joint venture obtained financing from 40/86 Mortgage Capital, Inc. in the amount of approximately $24,000,000 for AllPoints Midwest Bldg. 1 and approximately $26,800,000 for 125 Enterprise Parkway. The financings carry an interest rate of 5.58%, a term of five years and are cross-collateralized with the previously acquired Duke joint venture properties.

(1)	Acquisition cap rate equals annualized in-place net operating income divided by total acquisition cost for the property. Annualized in-place net operating income equals, on an annualized cash basis as derived from leases in-place at the time we acquire the property, rental income and tenant reimbursements less property and related expenses (operating maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization and our company-level general and administrative expenses.

Property Type Concentration

Our property type concentrations as of September 30, 2008 are as follows (net rentable square feet and approximate total acquisition cost in thousands):

	Consolidated Properties			Unconsolidated Properties(1)			Consolidated & Unconsolidated Properties(1)
Property Type	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost
Warehouse/Distribution	31	4,706	$230,091	4	2,831	$118,124	35	7,537	$348,215
Office	9	615	157,604	1	180	30,032	10	795	187,636
Manufacturing	8	1,107	76,792	—	—	—	8	1,107	76,792
Retail	1	55	22,064	1	296	45,573	2	351	67,637

Total	49	6,483	$486,551	6	3,307	$193,729	55	9,790	$680,280

(1)

Number of Properties and Net Rentable Square Feet for Unconsolidated Properties are at 100%. Approximate Total Acquisition Cost for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

Geographic Concentration

Our geographic concentrations as of September 30, 2008 are as follows (net rentable square feet and approximate total acquisition cost in thousands):

	Consolidated Properties			Unconsolidated Properties(1)			Consolidated & Unconsolidated Properties(1)
Domestic	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost
South Carolina	29	3,645	$184,299	—	—	$—	29	3,645	$184,299
North Carolina	5	1,360	66,271	1	296	45,573	6	1,656	111,844
Texas	5	564	74,065	1	823	25,623	6	1,387	99,688
Arizona	—	—	—	1	605	35,554	1	605	35,554
Tennessee	—	—	—	1	180	30,032	1	180	30,032
Florida	—	—	—	1	772	29,915	1	772	29,915
Indiana	—	—	—	1	631	27,032	1	631	27,032
California	4	132	26,667	—	—	—	4	132	26,667
Georgia	1	122	21,834	—	—	—	1	122	21,834
Massachusetts	1	330	19,805	—	—	—	1	330	19,805
Illinois	1	185	18,170	—	—	—	1	185	18,170

Total Domestic	46	6,338	411,111	6	3,307	193,729	52	9,645	604,840
International
United Kingdom	3	145	75,440	—	—	—	3	145	75,440

Total	49	6,483	$486,551	6	3,307	$193,729	55	9,790	$680,280

(1)

Number of Properties and Net Rentable Square Feet for Unconsolidated Properties are at 100%. Approximate Total Acquisition Cost for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

Rental Operations

Our reportable segments consist of two types of commercial real estate properties for which our management internally evaluates operating performance and financial results: the Domestic Properties and International Properties. We evaluate the performance of our segments based on net operating income, defined as: rental income and tenant reimbursements less property and related expenses (operating and maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization, and our company-level general and administrative expenses. The following tables compare the net operating income for the nine months ended September 30, 2008 and for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Nine Months Ended September 30,	Year Ended December 31,
	2008	2007	2006	2005
Domestic Properties
Revenues:
Rental	$20,907	$12,879	$6,630	$4,614
Tenant Reimbursements	4,175	2,621	1,830	872

	25,082	15,500	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	2,133	1,038	860	367
General and Administrative	173	69	88	26
Property Management Fee to Related Party	335	153	41	7
Property Taxes	3,134	1,778	1,103	563

	5,775	3,038	2,092	963

Net Operating Income	19,307	12,462	6,368	4,523

International Properties
Revenues:
Rental	2,724	1,149	—	—
Tenant Reimbursements	75	12	—	—

	2,799	1,161	—	—

Property and Related Expenses:
Operating and Maintenance	75	19	—	—
General and Administrative	47	23	—	—
Property Management Fee to Related Party	13	7	—	—
Property Taxes	—	—	—	—

	135	49	—	—

Net Operating Income	2,664	1,112	—	—

Total Reportable Segments(1)
Revenues:
Rental	23,631	14,028	6,630	4,614
Tenant Reimbursements	4,250	2,633	1,830	872

	27,881	16,661	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	2,207	1,057	860	367
General and Administrative	220	92	88	26
Property Management Fee to Related Party	348	160	41	7
Property Taxes	3,134	1,778	1,103	563

	5,909	3,087	2,092	963

Net Operating Income	21,972	13,574	6,368	4,523

Reconciliation of Non-GAAP Measure to Consolidated Net Loss
Total Segment Net Operating Income	21,972	13,574	6,368	4,523
Interest and Other Income	1,797	2,855	255	460

	23,769	16,429	6,623	4,983

Interest Expense	7,479	5,049	1,784	1,195
General and Administrative	1,878	1,761	763	333
Investment Management Fee to Related Party	2,495	1,547	739	603
Class C Fee to Related Party	—	—	145	459
Depreciation and Amortization	11,457	8,050	4,618	2,478
Loss on transfer of held for sale real estate to continuing operations	3,451	—	—	—

(Loss) Income Before Income Taxes, Minority Interest and Equity in Earnings (Loss) of Unconsolidated Entities	(2,991)	22	(1,426)	(85)
Minority Interest	12	4	(1,058)	(7)
Benefit (Provision) for Income Taxes	41	(279)	—	—
Equity in Earnings (Loss) of Unconsolidated Entities	103	(150)	—	—

Net Loss	$(2,835)	$(403)	$(2,484)	$(92)

(1)

Total Reportable Segments net operating income is a Non-GAAP financial measure which may be useful as a supplemental measure for evaluating the relationship of each reporting segment to the combined total. Net Operating Income is a useful measure of operating performance for management because it provides the excess of direct property revenues over property expenses exclusive of the financing or capitalization method used by our Company to finance the acquisition of such properties. This measure should not be looked upon as an alternative measure of operating performance to our US GAAP presentations provided.

Significant Tenants

The following table details our largest tenants as of September 30, 2008 (in thousands):

			Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
	Tenant	Primary Industry	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent
1	Amazon.com, Inc(2)	Internet Retail	—	$—	1,235	$4,321	1,235	$4,321
2	SBM Offshore(3)	Petroleum and Mining	171	4,277	—	—	171	4,277
3	Unilever(4)	Consumer Products	—	—	1,595	3,858	1,595	3,858
4	Regus Business Centers	Executive Office Suites	86	2,971	—	—	86	2,971
5	American LaFrance	Vehicle Related Manufacturing	513	2,810	—	—	513	2,810
6	REMEC	Defense and Aerospace	133	2,376	—	—	133	2,376
7	Verizon Wireless(5)	Telecommunications	—	—	180	2,117	180	2,117
8	Capita Business Services	Business Services	50	1,535	—	—	50	1,535
9	Women’s Apparel Group	Internet Retail	330	1,426	—	—	330	1,426
10	CEVA Logistics	Logistics and Distribution	316	1,239	—	—	316	1,239
11	Echostar Satellite	Telecommunications	316	1,200	—	—	316	1,200
12	Wickes Building Supplies	Home Furnishings/Home Improvement	40	1,193	—	—	40	1,193
13	Trans Hold	Logistics and Distribution	316	1,174	—	—	316	1,174
14	TIAA	Financial Services	68	928	—	—	68	928
15	Southeastern Container	Other Manufacturing	301	823	—	—	301	823
16	Compass Group USA	Food Service and Retail	98	762	—	—	98	762
17	Briggs Industries	Home Furnishings/Home Improvement	285	740	—	—	285	740
18	Intier Automotive	Vehicle Related Manufacturing	126	698	—	—	126	698
19	Hoke	Other Manufacturing	104	602	—	—	104	602
20	Lear Corporation	Vehicle Related Manufacturing	88	536	—	—	88	536
	All Other (85 tenants)		2,171	9,957	271	3,076	2,442	13,033

			5,512	$35,247	3,281	$13,372	8,793	$48,619

(1)

Net Rentable Square Feet for Unconsolidated Properties is at 100%. Annualized Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

(2)

Our tenants are Amazon.com.azdc, Inc., in our Buckeye Logistics Center property, and Amazon.com.indc, LLC, in our AllPoints at Anson Bldg. 1 property, which are both wholly-owned subsidiaries of Amazon.com.

(3)	Our tenant is Atlantic Offshore Ltd., a wholly-owned subsidiary of SBM Offshore.
(4)	Our tenant is CONOPCO, Inc., a wholly-owned subsidiary of Unilever.
(5)	Verizon Wireless is the d/b/a for Cellco Partnership.

Tenant Industries

Our tenants operate across a wide range of industries. The following table details our tenant-industry concentrations as of September 30, 2008 (in thousands):

	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
Primary Tenant Industry Category	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent
Internet Retail	330	$1,426	1,235	$4,321	1,565	$5,747
Consumer Products	246	861	1,597	3,895	1,843	4,756
Vehicle Related Manufacturing	863	4,601	—	—	863	4,601
Petroleum and Mining	171	4,277	—	—	171	4,277
Other Manufacturing	1,006	3,650	—	—	1,006	3,650
Business Services	445	3,457	—	—	445	3,457
Logistics and Distribution	910	3,375	—	—	910	3,375
Telecommunications	316	1,200	180	2,117	496	3,317
Executive Office Suites	86	2,971	—	—	86	2,971
Home Furnishings/Home Improvement	445	2,469	35	389	480	2,858
Defense and Aerospace	133	2,376	—	—	133	2,376
Financial Services	187	1,662	—	—	187	1,662
Food Service and Retail	108	782	20	399	128	1,181
Specialty Retail	15	401	75	712	90	1,113
Other Retail	74	288	46	646	120	934
Apparel Retail	—	—	89	813	89	813
Pharmaceutical and Health Care Related	123	769	—	—	123	769
Professional Services	54	682	4	80	58	762

Totals	5,512	$35,247	3,281	$13,372	8,793	$48,619

(1)

Net Rentable Square Feet for Unconsolidated Properties is at 100%. Annualized Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

Tenant Lease Expirations

The following table sets forth a schedule of expiring leases for our consolidated and unconsolidated properties as of September 30, 2008 (in thousands):

	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
	Expiring Net Rentable Square Feet	Expiring Base Rent	Expiring Net Rentable Square Feet	Expiring Base Rent	Expiring Net Rentable Square Feet	Expiring Base Rent
2008 (Three Months Ended December 31, 2008)	435	$903	—	$—	435	$903
2009	669	3,297	—	—	669	3,297
2010	512	4,515	—	—	512	4,515
2011	195	1,097	—	—	195	1,097
2012	379	5,348	22	365	401	5,713
2013	1,294	8,636	20	426	1,314	9,062
2014	146	774	—	—	146	774
2015	710	3,094	—	—	710	3,094
2016	199	1,206	30	236	229	1,442
2017	200	3,421	121	1,302	321	4,723
Thereafter	773	4,484	3,088	12,834	3,861	17,318

Total	5,512	$36,775	3,281	$15,163	8,793	$51,938

(1)

Expiring Net Rentable Square Feet for Unconsolidated Properties is at 100%. Expiring Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership. Does not include our investment in CBRE Strategic Partners Asia.

Insurance Coverage on Properties

We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate. Similarly, we are insured against the risk of direct physical damage in amounts we believe to be adequate to reimburse us on a replacement basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The cost of such insurance is passed through to tenants whenever possible.

Depreciable Tax Basis and Real Estate Tax

The following table provides information regarding our tax basis and real estate taxes at each of our consolidated properties as of September 30, 2008:

Location	Property	Original Income Tax Basis	2008 Real Estate Taxes

San Diego, CA	REMEC Corporate Campus	$26,667,000	$304,000
Taunton, MA	300 Constitution Drive	19,805,000	206,000
Alpharetta, GA	Deerfield Commons I	19,572,000	299,000
Alpharetta, GA	Deerfield Commons II	2,262,000	50,000
Allen, TX	505 Century	6,095,000	117,000
Richardson, TX	631 International	5,407,000	107,000
Richardson, TX	660 North Dorothy	6,836,000	130,000
Bolingbrook,IL	Bolingbrook Point III	18,170,000	182,000
Spartanburg, SC	Cherokee Corporate Park	3,775,000	44,000
Spartanburg, SC	Community Cash Complex 1-5	7,987,000	136,000
Spartanburg, SC	Fairforest Bldgs 1-4	19,753,000	422,000
Spartanburg, SC	Fairforest Bldg. 5	16,968,000	248,000
Spartanburg, SC	Fairforest Bldg. 6	7,468,000	141,000
Spartanburg, SC	Fairforest Bldg. 7	5,626,000	129,000
Spartanburg, SC	Greenville/Spartanburg Ind. Pk	3,388,000	66,000
Spartanburg, SC	Highway 290 Commerce Pk Bldgs	20,083,000	361,000
Spartanburg, SC	HJ Park Bldg. 1	4,216,000	91,000
Charleston, SC	Jedburg Commerce Park	41,967,000	416,000
Charlotte, NC	Kings Mountain I	5,497,000	34,000
Charlotte, NC	Kings Mountain II	11,311,000	54,000
Charleston, SC	Mount Holly Building	6,208,000	72,000
Charleston, SC	North Rhett I	10,302,000	85,000
Charleston, SC	North Rhett II	7,073,000	57,000
Charleston, SC	North Rhett III	4,812,000	72,000
Charleston, SC	North Rhett IV	17,060,000	239,000
Charleston, SC	Orangeburg Park Bldg.	5,474,000	89,000
Spartanburg, SC	Orchard Business Park 1 & 2	2,139,000	43,000
Winston-Salem, NC	Union Cross Bldg. I	6,585,000	129,000
Winston-Salem, NC	Union Cross Bldg. II	17,216,000	130,000
Lewisville, TX	Lakeside Office Center	17,965,000	366,000
Charlotte, NC	Kings Mountain III	25,662,000	1,000
Houston, TX	Enclave on the Lake	37,762,000	837,000
Coventry, UK	602 Central Blvd.	23,847,000	N/A
Reading, UK	Thames Valley Five	29,529,000	N/A
Wakefield, UK	Albion Mills	22,064,000	N/A

Total		$486,551,000	$5,657,000

Competition

As we purchase properties to build our portfolio, we are in competition with other potential buyers for the same properties, which may result in an increase in the amount we must pay to acquire a property or may require us to locate another property that meets our investment criteria. Leasing of real estate is also highly competitive in the current market, and we will experience competition for tenants from owners and managers of competing projects. As a result, we may have to provide rent concessions, incur charges for tenant improvements or offer other inducements to enable us to timely lease vacant space, all of which may have an adverse impact on our results of operations. At the time we elect to dispose of our properties, we will also be in competition with sellers of similar properties to locate suitable purchasers.

Regulations

Our properties, as well as any other properties that we may acquire in the future, are subject to various international, U.S. federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our properties.

MANAGEMENT OF THE COMPANY

Our Executive Officers and Trustees

The following table sets forth certain information regarding our executive officers and trustees. Our board of trustees currently consists of five individuals, three of whom are independent.

Name	Age	Position
Jack A. Cuneo	61	Chairman of the Board of Trustees, President and Chief Executive Officer
Charles E. Black	60	Trustee*
Martin A. Reid	52	Trustee*
James M. Orphanides	58	Trustee*
Laurie E. Romanak	49	Senior Vice President, Chief Financial Officer and Secretary
Philip L. Kianka	52	Chief Operating Officer and Executive Vice President

*	Denotes independent trustee.

Jack A. Cuneo.    Mr. Cuneo has been the Chairman of our board of trustees since January 2009 and our President, Chief Executive Officer and the President and Chief Executive Officer of the Investment Advisor since March 2004. Mr. Cuneo has over 38 years of experience in the real estate industry and had been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. Prior to joining CBRE Investors in June 2003, Mr. Cuneo served as President of Cuneo Capital Group which engaged in advisory and private equity investment activities from 2002 to 2003. Mr. Cuneo also spent 26 years at Merrill Lynch where he served from 1997 to 2000 as the Chairman and Chief Executive Officer of Merrill Lynch Hubbard, a real estate investment subsidiary which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 individual investors. Mr. Cuneo was a Managing Director of the Global Real Estate and Hospitality Group at Merrill Lynch from 2000 to 2002 where he led private equity, advisory and asset sales activities. He is a member of the Urban Land Institute (ULI), the Policy Advisory Board at the Haas School of Business, University of California at Berkeley and the Real Estate Board of New York. Mr. Cuneo received a B.A. from City College of New York.

Charles E. Black.    Mr. Black has been one of our trustees since June 2004. Mr. Black is the Chief Executive Officer of CB Urban Development, a development company he founded in 2007 which specializes in mixed-use urban development projects. Prior to that, Mr. Black was the Regional Senior Vice President (San Diego region) of The Irvine Company. Prior to joining The Irvine Company in March 2006, Mr. Black was the Executive Vice President of JMI Realty, where he had overall management responsibility for the development of Petco Park, the $450,000,000 San Diego Padres baseball park that was completed in February 2004. Prior to joining JMI Realty in 2002, Mr. Black was the President and Chief Operating Officer of the San Diego Padres Baseball Club. From 1991 to 2002, Mr. Black was a partner in the law firm of Gray, Cary, Ware and Freidenrich, where his areas of expertise included real estate acquisition and development, urban planning and development law and development financing. Mr. Black is a member of the Urban Land Institute (ULI) and the land economics society Lambda Alpha and he is also a member of the Board of Directors of the San Diego Padres. Mr. Black received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Davis.

Martin A. Reid.    Mr. Reid has been one of our trustees since March 2005. Mr. Reid is a partner in Cheswold Realty Capital, an investment vehicle with $100,000,000 of committed capital dedicated to opportunistic investments. Prior to joining Cheswold, Mr. Reid was the Chief Executive Officer of the General Partner of Redstone Hotel Partners, advising on hotel transactions and fund raising activities. From 1998 until 2006, Mr. Reid was a Managing Director of Thayer Lodging where he was responsible for acquisitions and dispositions. Mr. Reid has a broad professional background in real estate investment, capital markets and finance. Prior to joining Thayer Lodging in 1998, Mr. Reid spent four years as a Principal at LaSalle Advisors in

Baltimore, Maryland, successor through merger to Alex. Brown Kleinwort Benson, where he originated and closed real estate transactions for pension fund clients. Prior to his tenure with LaSalle, Mr. Reid spent several years in acquisitions and dispositions with real estate investment and advisory affiliates of Merrill Lynch & Co. and Chase Manhattan Bank, where he was involved in the acquisition of several office, retail and residential properties and portfolios. Mr. Reid received a B.S. in Accounting from the State University of New York at Albany and an M.B.A. in Financial Management from Pace University in New York City. Mr. Reid is a Member of the American Institute of Certified Public Accountants and is a Full Member of the Urban Land Institute (ULI).

James M. Orphanides.    Mr. Orphanides has been one of our trustees since October 2005. Mr. Orphanides has been Chairman Emeritus of First American Title Insurance Company of New York since December 31, 2007, where he has worked since 1992 holding key executive positions. Prior to joining First American, Mr. Orphanides was a Principal and President of Preferred Land Title Services, Inc. from 1982 to 1992. Mr. Orphanides was Vice President and head of the National Sales department in New York for Commonwealth Land Title Insurance Company from 1979 to 1982 and an Executive at Chicago Title Insurance Company from 1972 to 1979. Mr. Orphanides sits on the Boards of the Foundation for Medical Evaluation and Early Detection and Seeds of Peace. Mr. Orphanides is also a member of the Lincoln Center Corporate Fund Leadership Committee. He is a member of the New York Land Title Association, the American Land Title Association, the International Council of Shopping Centers, the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA). Mr. Orphanides received a B.A. from Heidelberg College in Tiffin, Ohio and an M.A. from Queens College of New York.

Laurie E. Romanak.    Ms. Romanak has been our Senior Vice President, Chief Financial Officer and Secretary and a Managing Director of the Investment Advisor since March 2004. Ms. Romanak is also the Head of Investor Reporting of CBRE Investors and is responsible for global accounting/reporting and finance activities for the organization’s approximately $37.8 billion real estate investment portfolio. Ms. Romanak directs global operations and oversees new fund formations, information technology, human resources and corporate compliance/administration for the firm’s offices in the US, Japan and Europe. Ms. Romanak joined CBRE Investors in 1986 and has served in her current role since 1995. Ms. Romanak is a C.P.A. and has more than 19 years of experience in the commercial real estate industry. Ms. Romanak currently serves on the board of directors of the National Council of Real Estate Investment Fiduciaries (NCREIF), is its immediate past President, and is an active member of the National Association of Real Estate Investment Managers (NAREIM). Ms. Romanak received a B.B.A. from the University of Michigan at Ann Arbor.

Philip L. Kianka.    Mr. Kianka has been our Chief Operating Officer and Executive Vice President since October 2008. Mr. Kianka has also been the Director of Operations of the Investment Advisor since April 2006. Mr. Kianka has over 23 years of experience in acquisitions, asset and portfolio management, development and dispositions of real estate. Prior to joining the Investment Advisor, Mr. Kianka was a Vice President and senior asset manager for Lexington Corporate Properties Trust from 1997 to 2005. Mr. Kianka also spent 13 years as Vice President at Merrill Lynch Hubbard, a real estate investment subsidiary of Merrill Lynch, which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 investors. Mr. Kianka received a B.A. and a MARCH from Clemson University in Clemson, South Carolina and is a licensed architect and member of the American Institute of Architects.

Our Board of Trustees

We operate under the direction of our board of trustees, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Investment Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. The board, including the independent trustees, is required to ratify our declaration of trust. Consistent with this requirement, our declaration of trust was amended and restated by a unanimous vote of our trustees, including our independent trustees.

Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees but may not be fewer than three nor more than nine. Our board of trustees currently consists of five trustees, three of whom are independent. An “independent trustee” is a person who is not associated and has not been associated within the last two years, directly or indirectly, with the Investment Advisor or its affiliates. A trustee will be deemed to be associated with the Investment Advisor if he or she (i) owns an interest in the Investment Advisor or any of its affiliates (other than us), (ii) is employed by or an officer of the Investment Advisor or any of its affiliates (other than us), (iii) performs services, other than as a trustee, for us, (iv) is a trustee for more than three REITs organized or advised by the Investment Advisor or its affiliates, or (v) has any material business or professional relationships with the Investment Advisor or any of its affiliates (other than us). Until our shares are listed on a national securities exchange, our declaration of trust requires a majority of our trustees to be independent trustees.

Each trustee is elected by our shareholders for a one-year term and serves until his or her successor has been duly elected and qualified. Holders of our common shares do not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares entitled to vote are able to elect all of our trustees. Any vacancy on our board may be filled by a majority of the remaining trustees, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of trustees may be filled by a majority of the entire board of trustees. Independent trustees shall nominate replacements for vacancies amongst the independent trustee positions. Although the number of trustees may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent trustee.

Committees of the Board of Trustees

Our entire board of trustees considers all major decisions concerning our business, including all property acquisitions. Our board has established an Audit Committee, Compensation Committee and Conflicts Committee and may establish various advisory committees so that important items within the purview of these committees can be addressed in more depth than may be possible at a full board meeting. We do not have a standing nominating committee. Until our shares are listed on a national securities exchange, NASAA Guidelines require a majority of the members of any committees to be independent trustees.

Audit Committee

The Audit Committee’s primary function is to assist the board of trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls that management has established, and the audit and financial reporting process. The members of our Audit Committee are Messrs. Reid (Chairperson) and Black, each of whom is independent.

Compensation Committee

The Compensation Committee administers the 2004 equity incentive plan. The primary function of the Compensation Committee is to administer the granting of equity awards to our independent trustees and executive officers, and to selected employees of the Investment Advisor based upon recommendations from the Investment Advisor, and to set the terms and conditions of such equity awards in accordance with the 2004 equity incentive plan. In addition, the Compensation Committee reviews the compensation and fees payable to the Investment Advisor under the advisory agreement. The members of our Compensation Committee are Messrs. Black (Chairperson) and Reid, each of whom is independent.

Conflicts Committee

The Conflicts Committee’s primary function is to review and approve specific matters that the board of trustees believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and the Investment Advisor or its affiliates or any member of our board of trustees, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement between us and the Investment Advisor. The Conflicts Committee is responsible for reviewing the Investment Advisor’s performance and the fees and expenses paid by us to the Investment Advisor. For further discussion, please see the “Certain Relationships and Related Party Transactions—Conflict Resolution Procedures” section of this prospectus. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and the Investment Advisor, or reduce the risks related thereto. The members of our Conflicts Committee are Messrs. Black, Orphanides and Reid, each of whom is independent.

Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents

Our organizational documents limit the personal liability of our shareholders, trustees and officers for monetary damages to the fullest extent permitted under current Maryland REIT Law (as defined herein), subject to restrictions contained in the NASAA Guidelines. We have also entered into indemnification agreements with each trustee and officer. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Limitation of Liability and Indemnification.” We maintain a trustees and officers liability insurance policy.

THE INVESTMENT ADVISOR

Our investment advisor is CBRE Advisors LLC, an affiliate of CBRE Investors. The Investment Advisor has contractual responsibilities to and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Some of our officers and trustees are also officers and/or directors of the Investment Advisor. See “Certain Relationships and Related Party Transactions.”

The directors and executive officers of the Investment Advisor are as follows:

Name	Age	Position
Jack A. Cuneo	61	President and Chief Executive Officer
Laurie E. Romanak	49	Managing Director
Douglas J. Herzbrun	53	Managing Director/Global Head of Research
Philip L. Kianka	52	Director of Operations
Christopher B. Allen	41	Director of Finance
Nickolai S. Dolya	31	Director of Capital Markets
Charles W. Hessel	37	Director of Investments
Hugh S. O’Beirne	37	Counsel
Brian D. Welcker	59	Director of Asset Management
G. Eric Fraser	58	Director of Accounting

For a description of Messrs. Cuneo, Kianka and Ms. Romanak, see “Management of the Company.”

Douglas J. Herzbrun.    Mr. Herzbrun has been a Managing Director of the Investment Advisor since April 2006. Mr. Herzbrun joined CBRE Investors in 1984 and is currently Senior Managing Director and Global Head of Research and directs strategic analysis of the U.S. real estate and capital markets. Mr. Herzbrun also oversees CBRE Investors’ analysis of the property markets in Europe and Asia. Prior to joining CBRE Investors, Mr. Herzbrun was from 1980 to 1984 responsible for the preparation and management of market studies for office, high technology and mixed-use developments for Coldwell Banker Real Estate Consultation Services. Mr. Herzbrun has over 28 years of experience in real estate. Mr. Herzbrun received a B.A. from the University of California at Berkeley and a Master of City and Regional Planning from Harvard University. Mr. Herzbrun is a member of the Research Committee of the Pension Real Estate Association (PREA), the Education Committee of the National Council of Real Estate Investment Fiduciaries (NCREIF) and the Urban Land Institute (ULI). Mr. Herzbrun is a founding member of the Capital Markets Forum of the National Association of Industrial and Office Properties (NAIOP), where he also directs the organization’s Vital Signs program.

Christopher B. Allen.    Mr. Allen has been the Director of Finance of the Investment Advisor since February 2008. Mr. Allen is responsible for our capital planning and corporate finance activities. Prior to joining the Investment Advisor, Mr. Allen was a Director in the real estate investment banking group at Banc of America Securities, LLC, from 2004 to 2007. Mr. Allen also spent five years in the real estate investment banking group at Merrill Lynch. Mr. Allen received a B.S. in Electrical Engineering and a B.A. in Economics from Rice University in Houston, Texas and an M.B.A. in Finance and Accounting from the J.L. Kellogg Graduate School of Management at Northwestern University in Chicago, Illinois.

Nickolai S. Dolya.    Mr. Dolya has been the Director of Capital Markets of the Investment Advisor since April 2007. Mr. Dolya is responsible for our capital raising activities, including coordinating our relationships with the dealer manager, CNL Securities Corp., participating brokers, transfer agent and marketing agent. Prior to joining the Investment Advisor, Mr. Dolya was a Senior Vice President of operations for CNL Capital Markets Corp., from 1998 to 2007. Mr. Dolya earned his Bachelor of Business Administration from Viterbo College, La Crosse, Wisconsin and an M.B.A. from Crummer Graduate School of Business, Orlando, Florida.

Charles W. Hessel.    Mr. Hessel has been Director of Investments of the Investment Advisor since May 2007. Mr. Hessel is responsible for coordinating acquisition activity with CBRE Investors’ acquisition personnel. Mr. Hessel has 14 years of experience in the brokerage, acquisition, asset management and financing of real estate. Prior to joining the Investment Advisor, Mr. Hessel was a Managing Director at HIGroup, LLC, a real estate investment banking and brokerage firm, from 2004 to 2006. Mr. Hessel also spent six years in Merrill Lynch’s real estate investment banking group, where he was Vice President responsible for asset sales and private equity transactions, and advised clients on over $3 billion of real estate property sales and over $650,000,000 of real estate joint ventures. Earlier, Mr. Hessel spent four years at JLW Realty Advisors (now ING Clarion), where he was involved in over $1.4 billion of real estate acquisitions. Mr. Hessel received a B.A. from Williams College in Williamstown, Massachusetts.

Hugh S. O’Beirne.    Mr. O’Beirne is Counsel for the Investment Advisor. Prior to joining the Investment Advisor in December of 2007, Mr. O’Beirne was a senior associate and initial member of the REIT practice of the Atlanta, Georgia based law firm of Alston & Bird LLP. Mr. O’Beirne joined Alston & Bird in 2005 where he focused his practice almost exclusively on advising non-listed REIT clients. From 2000 to 2005, Mr. O’Beirne was an associate in the Corporate & Securities practice of the New York, New York office of Sidley Austin LLP. Mr. O’Beirne received a J.D. from Vanderbilt University School of Law in Nashville, Tennessee in 2000, a M.A. from Boston College in Boston, Massachusetts in 1997, and a B.A. from Merrimack College in North Andover, Massachusetts in 1993.

Brian D. Welcker.    Mr. Welcker has been the Director of Asset Management of the Investment Advisor since August 2007. Mr. Welcker is responsible for management, leasing and financial reporting activities at the property level for United States investments. Mr. Welcker has over 20 years of experience in asset management, facility management and construction management in real estate. Prior to joining the Investment Advisor, Mr. Welcker was Vice President of Asset Services for Alliance Realty Services responsible for all property management operations for a large portfolio of office, retail and mixed-use assets. Mr. Welcker also served as a Regional Property Manager for Brandywine Realty Trust overseeing a portfolio of 93 properties with a portfolio value of over $500,000,000. Mr. Welcker received a B.S. degree in engineering from the United States Merchant Marine Academy, an M.B.A. from Fordham University in New York and is an IREM Certified Property Manager.

G. Eric Fraser.    Mr. Fraser has been the Director of Accounting of the Investment Advisor since January 2007. Mr. Fraser joined CBRE Investors in February 2005 as Controller of the Fund Accounting Group which is responsible for all client accounting and reporting. Mr. Fraser has been actively involved with our company since April, 2005. Prior to joining CBRE Investors, Mr. Fraser was the Controller for Commonwealth Partners, LLC from 1998 through 2004. Mr. Fraser also spent 23 years with the Prudential Realty Group (The Prudential) in numerous accounting and systems capacities in Newark, New Jersey, Philadelphia, Pennsylvania and Los Angeles, California where he was Controller for Prudential’s west coast real estate investments. Mr. Fraser received a B.S. in Accounting from Fairleigh Dickinson University in Teaneck, New Jersey.

The Advisory Agreement

We entered into an advisory agreement with the Investment Advisor in July 2004, which was amended and restated in October 2006, and which will be further amended in connection with this offering. Pursuant to this agreement, which was unanimously approved by our board of trustees, including our independent trustees, we appointed the Investment Advisor to manage, operate, direct and supervise our operations. The Investment Advisor performs its duties as a fiduciary of us and our shareholders. Many of the services to be performed by the Investment Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that the Investment Advisor performs for us as the Investment Advisor, and it is not intended to include all of the services that may be provided to us by the Investment Advisor or by third parties. The Investment Advisor may subcontract with third parties for the performance of certain duties on our behalf. The Investment Advisor will only subcontract with third parties that are believed to have the requisite experience to perform their duties. The Investment Advisor will supervise the activities of any such third parties consistent with its fiduciary duty to us. Under the terms of the advisory agreement, the Investment Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of trustees. In its performance of this undertaking, the Investment Advisor shall, subject to the authority of the board:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire assets on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	enter into leases and service contracts for the properties acquired.

The initial term of the advisory agreement was for one year and the term may be renewed at the end of each year of the agreement for an additional one-year period. Prior to any such renewal, our trustees will evaluate the performance of the Investment Advisor and the criteria used in such evaluation will be reflected in the minutes of such meeting. In October 2008, the advisory agreement was renewed by our trustees (including our independent trustees) for one year. Additionally, the advisory agreement may be terminated:

•

immediately by us (i) in the event the Investment Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Investment Advisor, (ii) upon the bankruptcy of the Investment Advisor and its affiliates or (iii) upon material breach of the Advisory Agreement by the Investment Advisor, which remains uncured after 30 days’ written notice;

•	without cause or penalty by a majority of our independent trustees or by the Investment Advisor upon 60 days’ written notice; or

•	immediately by the Investment Advisor upon our bankruptcy or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

Affiliates of the Investment Advisor may engage in other business ventures and, as a result, their resources may not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the Investment Advisor must devote sufficient resources to the administration of our company to discharge its obligations. The Investment Advisor does not currently intend to advise REITs other than us. The Investment Advisor may assign the advisory agreement to an affiliate upon approval of a majority of the trustees, including the independent trustees. Until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, the trustees shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us. We may assign or transfer the advisory agreement to a successor entity of ours.

The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. However, the actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

We reimburse the Investment Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

cumulative organization and offering expenses estimated to be 0.8%, but in no event shall such organizational and offering expenses exceed 15.0% of our aggregate gross offering proceeds from the sale of shares in the primary offering, which include actual legal, accounting, printing and other expenses attributable to conducting this offering or other offerings, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor, as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs;

•	the annual cost of goods and materials used by us, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services including personnel costs;

•	acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties;

•	disposition expenses;

•	financing expenses; and

•

operating expenses, subject to certain limitations set forth in the advisory agreement, which includes all expenses paid or incurred by the Investment Advisor or its affiliates as determined by generally accepted accounting principles, such as real estate operating costs, net of reimbursements, management and leasing fees, general and administrative expenses, and legal and accounting expenses.

The Investment Advisor and its affiliates are paid fees in connection with services provided to us. In the event the advisory agreement is terminated, the Investment Advisor will be paid all accrued and unpaid fees and expense reimbursements. In addition, an affiliate of the Investment Advisor has received one class B limited partnership interest in CBRE OP (representing 100% of the class B interest outstanding) in exchange for the services provided to us relating to our formation and future services. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.” The class B limited partnership interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement. See “The Operating Partnership Agreement—Redemption.”

A majority of the independent trustees, and a majority of trustees not otherwise interested in the transaction, must approve all transactions with the Investment Advisor or any of its affiliates. See “Certain Relationships and Related Party Transactions.” Until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, our independent trustees must determine from time to time, but at least annually, that our fees and expenses are reasonable in light of our performance, our net assets and net income and the fees and expenses of other comparable unaffiliated REITs. During this period, our independent trustees are also responsible for reviewing the performance of the Investment Advisor and determining that the compensation to be paid to the Investment Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, our independent trustees consider factors such as:

•	the amount of the fee paid to the Investment Advisor in relation to the size, composition and performance of our investments;

•	the success of the Investment Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs and other investors by advisors performing similar services;

•	additional revenues realized by the Investment Advisor and any of its Affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Investment Advisor and the performance of our investment portfolio;

•	the performance of our investments, including income generation, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by the Investment Advisor for its other clients.

Until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, neither our trustees, the Investment Advisor nor their affiliates may vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of the Investment Advisor, any trustee or any affiliate, or (2) any transaction between us and the Investment Advisor, any trustee or any affiliate.

The Sub-Advisory Agreement

In August 2006, the Investment Advisor entered into a sub-advisory agreement with CNL Fund Management Company, or the Sub-Advisor. The Sub-Advisor, which is a wholly-owned subsidiary of CNL Financial Group, Inc., is an affiliate of the Dealer Manager, which is a wholly-owned subsidiary of CNL Capital Markets Corp. Pursuant to this agreement, the Sub-Advisor acts only as an advisor to the Investment Advisor, upon request, and provides advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, provides marketing and other operational services. The term of this agreement will continue so long as the Investment Advisor remains our advisor pursuant to the advisory agreement and it may automatically be extended concurrently with the advisory agreement. The sub-advisory agreement may be terminated by (i) the Investment Advisor for “cause” on 60 days’ written notice, or (ii) the Sub-Advisor for a material breach of the agreement which remains uncured after 15 days’ written notice or the bankruptcy of the Investment Advisor. For advisory services relating to real estate acquisitions, property management and communications with existing investors, the Investment Advisor compensates the Sub-Advisor through certain investment management and acquisition fees, which are in an amount equal to approximately 14% to 19%, respectively, of such fees the Investment Advisor receives from us. The Sub-Advisor may also provide certain marketing and operational services to the Investment Advisor, for which it is entitled to receive fees, and the Sub-Advisor is also entitled to reimbursement by the Investment Advisor for certain expenses it incurs. In the event the sub-advisory agreement is terminated, the Sub-Advisor will be paid all accrued and unpaid fees and expense reimbursements. The Investment Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement.

COMPENSATION TO INVESTMENT ADVISOR AND DEALER MANAGER; EQUITY INVESTMENT BY AN AFFILIATE OF THE INVESTMENT ADVISOR

The Investment Advisor and its affiliates perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager performs services in connection with the offer and sale of shares. Although we do not rely exclusively on, or have a have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. The following table describes the compensation and equity participation that we contemplate paying to the Investment Advisor, its affiliates and the Dealer Manager. The estimated maximum amount of fees to be paid is based on the sale of $2,700,000,000 in common shares pursuant to the primary offering and $300,000,000 in common shares pursuant to our dividend reinvestment plan. For a discussion of the fees paid to our Investment Advisor and/or its affiliates and our Dealer Manager in connection with our initial public offering, see “Certain Relationships and Related Party Transactions—Fees Paid in Connection with Our Initial Public Offering” and “Certain Relationships and Related Party Transactions—Fees Paid in Connection with Our Operations.”

Type	Description and Method of Computation	Estimated Maximum
	Organizational and Offering Stage
Selling Commissions – the Dealer Manager(1)	Up to 7.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$189,000,000

Dealer Manager Fee – the Dealer Manager(1)	Up to 2.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$54,000,000

Marketing Support Fee – the Dealer Manager(1)	Up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$27,000,000

Organizational and Offering Expense Reimbursement – the Investment Advisor(2)	All cumulative offering and organizational expenses (excluding selling commissions, the dealer manager fee and the marketing support fee) incurred by the Investment Advisor on our behalf, estimated to be 0.8% of aggregate gross proceeds, but in no event shall our total organizational and offering expenses (including selling commissions, the dealer manager fee and the marketing support fee) exceed 15.0% of the aggregate gross proceeds from the sale of shares in the primary offering.	$24,000,000

Type	Description and Method of Computation	Estimated Maximum
Acquisition Stage
Acquisition Fee – the Investment Advisor and its Affiliates and affiliates of the Dealer Manager(3)

Up to 1.5% of (i) the purchase price of real estate investments acquired by us, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. We estimate that our acquisition expenses will average 0.5% of the contract purchase price of a property acquisition. In no event will total acquisition fees and acquisition expenses exceed 6% of the purchase price of our real estate investments as required by the NASAA Guidelines. In connection with the services provided to the Investment Advisor by the Sub-Advisor, which is an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement, the Investment Advisor will pay the Sub-Advisor an amount equal to approximately 19% of the acquisition fees it receives from us.

$ 39,794,000

Operational Stage

Investment Management Fee – the Investment Advisor and affiliates of the Dealer Manager

The investment management fee consists of (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments in our portfolio and (ii) a monthly fee equal to 5.0% of the aggregate monthly net operating income derived from all real estate investments in our portfolio. All or any portion of the

Not determinable at this time.

investment management fee not taken as

to any fiscal year may be deferred or waived without interest at the option of the Investment Advisor. In connection with the services provided to the Investment Advisor by the Sub-Advisor pursuant to a sub-advisory agreement, the Investment Advisor pays the Sub-Advisor an amount equal to approximately 14% of the investment management fee it receives from us.

Type	Description and Method of Computation	Estimated Maximum
Property Management, Leasing and Construction Supervision Fees – the Investment Advisor or its affiliates, including CB Richard Ellis Inc.

Based upon the customary property management, leasing and construction supervision fees applicable to the geographic location and type of property. Such fees for each service provided are expected to range from 2.0% to 5.0% of gross revenues received from a property we own.

Not determinable at this time.
Expense Reimbursement – the Investment Advisor

Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. Our annual operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income in any year.

Not determinable at this time.

Liquidity Stage
Real Estate Commissions – the Investment Advisor or its affiliates(4)

In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount not to exceed 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and the total brokerage commission may not exceed the lesser of the competitive total real estate commission or 6% of the contract price of the property sold.

Not determinable at this time.
Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC(5)

The holder will be entitled to receive 15% of the net sales proceeds received by CBRE OP on dispositions of properties or other assets (including by liquidation, merger or otherwise) after the other partners,

Not determinable at this time.

including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to (i) the total capital contributions made to CBRE OP and (ii) a 7% annual, uncompounded return on such capital contributions.

Type	Description and Method of Computation	Estimated Maximum
In the event we elect to list our common shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, the holder will be entitled to receive the amount that would have been distributed to such holder as described above if CBRE OP had distributed to the partners upon liquidation an amount equal to the market value of our listed common shares based upon the average closing price or, if the average closing price is not available, the average bid and asked prices, for the 30-day period beginning 150 days after such listing.

(1)

The selling commissions and marketing support fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies. The selling commissions, dealer manager fee and marketing support fee are not paid for shares issued pursuant to our dividend reinvestment plan.

(2)

We reimburse the Investment Advisor for cumulative organizational and offering expenses incurred by the Investment Advisor on our behalf. Organizational and offering expenses consist of, among other things, actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor, reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, including costs associated with meetings and training seminars and reimbursement of bona fide due diligence expenses in an amount not to exceed $1,350,000.

(3)

For purposes of the “estimated maximum” of acquisition fees to be paid to the Investment Advisor, we have assumed that there is zero leverage in the portfolio and the net proceeds from this offering are fully invested. In the event we incur debt in order to acquire real properties, the acquisition fees could exceed the amount stated above. The payment of acquisition fees is deferred, if necessary, so that the total of all acquisition fees and acquisition expenses paid by us (including acquisition expenses paid on properties that are not acquired) do not exceed 6% of the aggregate contract price of all properties acquired by us. We may pay acquisition fees to affiliates of the Investment Advisor for a particular property acquisition in the form of brokerage fees and mortgage loan origination fees (in the event debt is placed or refinanced on a property). In the event that we pay these types of acquisition fees to affiliates of the Investment Advisor, such fees will be in addition to the 1.5% paid to the Investment Advisor and the Investment Advisor will not receive any portion of such fees.

(4)	Although we are most likely to pay real estate commissions to the Investment Advisor or one of its affiliates in our Liquidity Stage, these fees may also be earned during our Operational Stage.

(5)

The class B interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement. For a discussion of the redemption feature of the class B interest, see “The Operating Partnership Agreement” section of this prospectus. The 7% annual, uncompounded return on capital contributions described above is calculated on an aggregate basis with respect to all investors. As a result, it is possible that certain of our shareholders would receive more or less than the 7% annual, uncompounded return on capital contributions prior to the commencement of distributions to the holder of the class B interest or the redemption of such interest. Any distributions that are not made by CBRE OP to the holder of the class B interest because the other partners have not yet received their required minimum distributions will be deferred and paid at such time as these conditions have been satisfied. Distributions payable to the holder of the class B interest upon the listing of our common shares will be reduced by any previous distributions made to such holder by CBRE OP from net sale proceeds as described above. Distributions payable upon the listing of our common shares may be paid in cash, through a promissory note or common shares, as determined by our board of trustees, including a majority of the independent trustees. In the event that we elect to satisfy the distribution through a promissory note, the terms and conditions of any such promissory note will be determined by our board of trustees, including a majority of our independent trustees. In the event that we elect to satisfy this distribution in the form of common shares, the number of common shares will be determined based on the listed market price described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with the Investment Advisor and its affiliates, including conflicts related to the arrangements pursuant to which the Investment Advisor and its affiliates will be compensated by us. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

The trustees have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of our shareholders. See “Management of the Company—Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents.” These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs or Accounts

The Investment Advisor and its affiliates may in the future become sponsors of or affiliated with other real estate accounts or programs having investment objectives and legal and financial obligations similar to ours. The Investment Advisor has informed us that it does not currently manage any real estate programs other than CBRE REIT. However, CBRE Investors does currently manage programs with similar investment objectives to CBRE REIT. In the event of conflict with any other program or account, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

The Investment Advisor or one of its affiliates may acquire, for its own account or for other accounts or programs, properties that it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons.

Other Activities of the Investment Advisor and its Affiliates

We rely on the Investment Advisor for the day-to-day operation of our business in accordance with the advisory agreement. Our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. Certain fees payable to the Investment Advisor are not tied to the performance of our portfolio. If it acquires interests in other real estate programs or accounts in the future, the Investment Advisor and its affiliates will have conflicts of interest in allocating their time between us and such other programs and activities in which they are involved. See “Risk Factors—Conflicts of Interest Risks.” However, the Investment Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the affiliates and ventures in which they are involved.

In addition, Laurie E. Romanak, our Senior Vice President, Chief Financial Officer and Secretary, serves as a Managing Director of the Investment Advisor, as the Head of Investor Reporting of CBRE Investors, our sponsor, and is also a member of the investment committee of CBRE Strategic Partners Asia, an entity in which we are a limited partner. Jack A. Cuneo, our President and Chief Executive Officer and the Chairman of our board of trustees, serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Philip L. Kianka, our Chief Operating Officer and Executive Vice President serves as the Director of Operations of the Investment Advisor. Our Chairman, President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. Given these positions and ownership interest, these individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our shareholders. See “Risk Factors—Conflicts of Interest Risks.”

We may purchase or lease a property from the Investment Advisor, or its affiliates upon a finding by a majority of our board of trustees, including a majority of any independent trustees not otherwise interested in the transaction, that such transaction is competitive and commercially reasonable to us and is at a price no greater than the cost of the property to the Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such costs and such excess is determined to be reasonable. In no event will we acquire such property at an amount in excess of its current appraised value. In all situations where assets are being acquired from the Investment Advisor, our trustees or any of their affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent trustees. In no event may we make loans to the Investment Advisor or any of its affiliates or enter into agreements with the Investment Advisor or its affiliates for the provision of insurance covering us or any of our properties.

Ownership by the Investment Advisor and its Affiliates

As of December 31, 2008, CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, owned 246,361 limited partnership units, representing 0.38% of the outstanding limited partnership units in CBRE OP. CBRE REIT Holdings LLC also owns all of the class B limited partnership interest in CBRE OP. See “The Operating Partnership Agreement—General.” CBRE REIT Holdings LLC was formed solely to hold these ownership interests in CBRE OP and is controlled by CBRE Investors, which is an indirect wholly-owned subsidiary of CB Richard Ellis. CBRE REIT Holdings LLC purchased the limited partnership units for an aggregate amount of $242,500, or $8.10 per unit in July 2004. The class B limited partnership interest was issued to CBRE REIT Holdings LLC as part of the consideration for the Investment Advisor entering into the advisory agreement with us and for services provided to us in connection with our formation and ongoing advisory services, such as selecting the placement agent relating to our initial private placement, sourcing members to serve on our executive management team and seeking initial investments for our portfolio. The issuance of this interest was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. CBRE Investors, an affiliate of the Investment Advisor, also purchased 269,428 of our common shares for $2,182,500, or $8.10 per share, in an initial private placement of our common shares prior to this offering.

Ownership by Affiliates of the Dealer Manager and the Sub-Advisor

Fund Investors, LLC, an affiliate of the Dealer Manager, owns 87,046 of our common shares. Additionally, CNL Fund Management Company, an affiliate of the Dealer Manager, serves as the Sub-Advisor to the Investment Advisor. Fund Investors, LLC and CNL Fund Management Company own an aggregate 23% distribution interest in the net proceeds upon a sale of the Investment Advisor and an aggregate 24.9% voting and distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC. CNL Fund Management Company and Fund Investors, LLC received their interests in the Investment Advisor and in CBRE REIT Holdings LLC in return for capital contributions made to each respective entity. CNL Fund Management Company is a wholly-owned subsidiary of CNL Financial Group, Inc. and the Dealer Manager is a wholly-owned subsidiary of CNL Capital Markets Corp.

Competition

Asset Acquisitions. Conflicts of interest may arise when a potential asset acquisition that meets our investment objectives is also suitable for other accounts or programs managed by affiliates of the Investment Advisor. In such event, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

Property Operations. Conflicts of interest may exist to the extent that we own properties in the same geographic areas where other affiliates of the Investment Advisor own properties. In such a case, a conflict could arise in the leasing of properties if we and one of such affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and one of such affiliates were to attempt to sell similar properties at the same time. See “Risk Factors—Conflicts of Interest Risks.”

Affiliated Service Providers

Conflicts of interest may also exist at such time as the Investment Advisor, its affiliates or others managing property on our behalf seek to employ developers, contractors, building managers or other service providers. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. CB Richard Ellis, directly or indirectly, has the capability to provide services relating to acquisitions, dispositions, leasing, property management, construction supervision and mortgage banking. We have engaged affiliates of CB Richard Ellis to provide certain property management services and mortgage banking services in connection with certain properties we own. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment By An Affiliate of the Investment Advisor.” The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. In the event the Investment Advisor does engage CB Richard Ellis to provide services of the type described above, such services will be provided at market rates. The Investment Advisor seeks to reduce conflicts relating to the employment of affiliated service providers by following the procedures described under “Conflict Resolution Procedures” below.

Lack of Separate Representation

Clifford Chance US LLP is counsel to us, the Investment Advisor and its affiliates in connection with this offering and may in the future act as counsel to us, the Investment Advisor and its various affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and the Investment Advisor or any of its affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of the Investment Advisor

We may enter into one or more joint venture or similar arrangement with other existing or future affiliates of the Investment Advisor, including other programs sponsored by CBRE Investors, for the acquisition, development or improvement of properties. See “The Company—Investment Objectives and Acquisition Policies—Joint Venture Investments.” The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Investment Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the Investment Advisor and its affiliates will manage both the affiliated co-venturer and us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors—Conflicts of Interest Risks.”

We may only enter into joint ventures with other affiliates for the acquisition of properties if:

•	a majority of our trustees, including a majority of any independent trustees, approve the transaction as being fair and reasonable to us;

•	the investment by us and such affiliate are on substantially the same terms and conditions; and

•	we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

For a description of our joint venture investments, see “Real Estate Investments.”

Receipt of Fees and Other Compensation and Equity in Us by the Investment Advisor and its Affiliates

The Investment Advisor and its affiliates perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager performs services in connection with the offer and sale of shares. Although we do not rely exclusively on, or have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. For a description of the compensation that may be paid to these entities, see “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

A transaction involving the borrowing of debt and the purchase and sale of properties may result in the receipt of loan fees, commissions, fees and other compensation by, or special allocations of income to, the Investment Advisor and its affiliates, including acquisition fees, investment management fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. Subject to oversight by our board of trustees, the Investment Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Investment Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees will generally be payable, or allocations of income made, to the Investment Advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

Every transaction we enter into with the Investment Advisor or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

An affiliate of the Investment Advisor owns the class B limited partnership interest in CBRE OP. Certain executive officers and directors of the Investment Advisor hold ownership interests in such affiliate. In evaluating investments and other management strategies, this may lead the Investment Advisor to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. In addition, the holder of the class B limited partnership interest may suffer different and more adverse tax consequences than holders of our common shares upon the sale or refinancing of the properties owned by CBRE OP, and therefore such holder may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties.

Fees Paid in Connection with Our Initial Public Offering

For the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006, our Dealer Manager earned the following fees:

	Nine Months Ended September 30, 2008		Years Ended
			December 31, 2007		December 31, 2006
	Earned (1)	Payable (2)	Earned (1)	Payable (2)	Earned (1)	Payable (2)
Selling commissions	$8,816,000	$256,000	$9,901,000	$588,000	$263,000	$101,000
Dealer manager fees	$3,635,000	$275,000	$3,436,000	$234,000	$166,000	$138,000
Marketing support fees	$1,333,000	$78,000	$1,658,000	$101,000	$62,000	$—

(1)	Earned represents the amount expensed on an accrual basis for services provided by the Dealer Manager during the period.
(2)	Payable represents the unpaid amount due on an accrual basis to the Dealer Manager for services provided.

For the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006, our Dealer Manager and our Investment Advisor and/or its affiliates earned the following other offering costs:

	Nine Months Ended September 30, 2008		Years Ended
			December 31, 2007		December 31, 2006
	Earned (1)	Payable (2)	Earned (3)	Payable (4)	Earned (5)	Payable (6)
Other Offering Costs	$4,356,000	$4,325,000	$5,343,000	$4,318,000	$4,572,000	$4,572,000

(1)	Included in the other offering costs earned is $2,684,000 and $71,000 for the Dealer Manager and the Investment Advisor, respectively.
(2)	Included in the payable amount is $2,105,000 and $1,700,000 due to the Dealer Manager and CB Richard Ellis Group, Inc., respectively.
(3)	Included in the other offering costs earned is $3,503,000 and $63,000 for the Dealer Manager and the Investment Advisor, respectively.
(4)	Included in the payable amount is $2,590,000 and $1,700,000 due to the Dealer Manager and CB Richard Ellis Group, Inc., respectively.
(5)	Included in the other offering costs earned is $603,000 and $3,969,000 for the Dealer Manager and the CB Richard Ellis Group, Inc., respectively.
(6)	Included in the payable amount is $4,603,000 and $3,969,000 due to the Dealer Manager and CB Richard Ellis Group, Inc., respectively.

Fees Paid in Connection with Our Operations

For the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006, our Investment Advisor and/or its affiliates earned the following fees:

	Nine Months Ended September 30, 2008		Years Ended
			December 31, 2007		December 31, 2006
	Earned (1)	Payable (2)	Earned (1)	Payable (2)	Earned (1)	Payable (2)
Acquisition fees (3)	$3,207,000	$—	$2,620,000	—	$—	$—
Investment management fees (4)	$2,495,000	$381,000	$1,547,000	$429,000	$739,000	$166,000
Property management fees	$348,000	$99,000	$160,000	$50,000	$41,000	$3,000

(1)	Earned represents the amount expensed on an accrual basis for services provided by the Investment Advisor during the period.
(2)	Payable represents the unpaid amount due on an accrual basis to the Investment Advisor for services provided.
(3)

In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $600,000, $490,000 and $0 by the Investment Advisor for the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006, respectively.

(4)

The Investment Advisor waived investment management fees of $1,026,000, $432,000 and $0 for the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006, respectively. In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $344,000, $214,000 and $25,000 by the Investment Advisor for the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006, respectively.

CBRE Melody, an affiliate of the Investment Advisor, received $433,000 in mortgage banking fees for the nine months ended September 30, 2008 and approximately $36,000 and $0 for the years ended December 31, 2007 and 2006, respectively. Leasing and brokerage fees aggregating $6,000, $0 and $0 were paid to the Investment Advisor or its affiliates for the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006, respectively. In addition, CB Richard Ellis, UK, an affiliate of the Investment Advisor, received a payment for certain acquisition expenses in conjunction with the April 27, 2007 acquisition of 602 Central Blvd. totaling £9,000 ($18,000) for the year ended December 31, 2007.

Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our board of trustees has established a Conflicts Committee to review and approve all matters our board believes may involve a conflict of interest. In addition, our declaration of trust contains a number of restrictions relating to (i) transactions we enter into with the Investment Advisor and its affiliates, (ii) allocation of properties among affiliated entities and

(iii) retention of affiliated service providers. These restrictions, which apply until our shares are listed for trading on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, include among others, the following:

•

Transactions with the Investment Advisor.    Except for transactions under the advisory agreement or as otherwise described in this prospectus, we will not accept goods or services from the Investment Advisor or its affiliates unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

Property Transactions with the Investment Advisor and its Affiliates.    We will not purchase or lease properties in which the Investment Advisor or its affiliates has an ownership interest without a determination by a majority of our trustees, including a majority of any independent trustees not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to the Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell or lease properties to the Investment Advisor or its affiliates or to our trustees unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•

Loans.    We will not make any loans to the Investment Advisor or its affiliates or to our trustees. We may not borrow money from any of our trustees or from the Investment Advisor and its affiliates unless approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Asset Acquisitions.    In the event that an investment opportunity becomes available to us through the CBRE Investors network that is suitable, under all of the factors considered by the Investment Advisor, for us and another program or account managed by CBRE Investors or its affiliates, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by the Investment Advisor and suitable for us are first presented to us before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, the Investment Advisor shall examine, among others, the following factors:

•	the degree to which the potential acquisition meets the investment objectives and parameters of each program or account;

•	the amount of funds available to each program or account and the length of time such funds have been available for investment;

•	the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program or account relating to leverage of properties;

•	the anticipated cash flow of each program or account;

•	the tax effects of the purchase of each program or account; and

•	the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of trustees and the Investment Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, the Investment Advisor may determine that another program or account affiliated with the Investment Advisor will make the investment. Our board of trustees (including our independent trustees) has a duty to ensure that the method used by the Investment Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable. Such procedures are reviewed regularly by our board of trustees.

•

Affiliated Service Providers.    The Investment Advisor will attempt to retain the best real estate service providers available in the market. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. CB Richard Ellis, directly or indirectly, has the capability to provide services relating to acquisitions, dispositions, leasing, property management, construction supervision and mortgage banking. We have engaged affiliates of CB Richard Ellis to provide certain property management services in connection with one property we own and mortgage banking services in connection with three properties we own. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment By An Affiliate of the Investment Advisor.” The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market.

DESCRIPTION OF SHARES

The following summary description of our shares does not purport to be complete and is subject to and qualified in its entirety by reference to our declaration of trust and our bylaws and any amendments thereto, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest. Of the total shares authorized, 990,000,000 shares are designated as common shares with a par value of $0.01 per share and 10,000,000 shares are designated as preferred shares. In addition, our board of trustees may, subject to shareholder approval, amend our declaration of trust to increase or decrease the amount of our authorized shares. As of December 31, 2008, 64,491,069 common shares were issued and outstanding, and no preferred shares were issued and outstanding. Under Maryland law, our shareholders are generally not liable for our debts or obligations.

Common Shares

The holders of common shares are entitled to one vote per share on all matters voted on by shareholders, including election of our trustees. Our declaration of trust does not provide for cumulative voting in the election of our trustees. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of trustees. Subject to any preferential rights of any outstanding series of preferred shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of trustees out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. All shares issued in the offering are fully paid and non-assessable common shares of beneficial interest. Holders of common shares do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

We do not issue certificates for our shares. Shares are held in “uncertificated” form which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Boston Financial Data Services, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected by following the procedures described below under “Transfer Restrictions.”

Preferred Shares

Our declaration of trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval. Our board of trustees may determine the relative rights, preferences and privileges of each class or series of preferred shares so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common shares. The issuance of preferred shares could have the effect of delaying or preventing a change in control of our company. Our board of trustees has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to issue additional common shares or preferred shares will provide us with increased flexibility in making investment acquisitions and in meeting other needs which might arise. The additional common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our shares may be listed or traded.

Partnership Interests in Our Operating Partnership

We intend to make all acquisitions of real properties through CBRE OP for which we are the sole general partner. Interests in CBRE OP are in the form of partnership units or other partnership interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as are determined, subject to applicable Delaware law, by the general partner in its sole and absolute discretion. As of December 31, 2008, we owned approximately 99.62% of the class A units, or limited partnership units, in CBRE OP. CBRE REIT Holdings LLC owns 0.38% of the limited partnership units and 100% of class B limited partnership interest.

CBRE OP is structured to make distributions with respect to limited partnership units which are equivalent to the distributions made to our shareholders. Holders of limited partnership units do not have the same voting interest as our common shareholders. Subject to certain limitations and exceptions, holders of limited partnership units have the right to cause CBRE OP to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. Holders of limited partnership units may exercise their redemption rights at any time after two years following the date of issuance of their limited partnership units. The class B limited partnership interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement. Unless otherwise determined by the general partner of CBRE OP, the class B limited partnership interest may not be redeemed for our common shares.

For a more detailed discussion of the partnership interests in, and the partnership agreement of, CBRE OP, see “The Operating Partnership Agreement.”

Meetings and Special Voting Requirements

An annual meeting of the shareholders is held each year, at least 30 days after delivery of our annual report, which is delivered within 120 days after the end of each fiscal year. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of the independent trustees, our Chief Executive Officer or upon the written request of shareholders holding at least 10% of the shares. Upon receipt of a written request stating the purpose(s) of the meeting, we will provide written notice of the meeting to all shareholders within 10 days of such request, which will be held not less than 15 nor more than 60 days after the date of such notice. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our declaration of trust, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a trustee.

Under Maryland REIT Law (as defined herein) and our declaration of trust, shareholders are entitled to vote at a duly held meeting at which a quorum (as defined above) is present on (i) amendments to our declaration of trust, (ii) our liquidation or dissolution, (iii) our reorganization, and (iv) a merger, consolidation or sale or other disposition of substantially all of our assets. The vote of shareholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of trustees without such majority vote of our shareholders. Accordingly, any provision in our declaration of trust, including our investment objectives, can be amended by the vote of shareholders holding a majority of our outstanding shares. Shareholders voting against any merger or sale of assets are permitted under Maryland REIT Law (as defined herein) to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the shares as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers’ report, the court makes the final determination of the fair value to be paid to the dissenting shareholders and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

The Investment Advisor is selected and approved by our trustees. While the shareholders do not have the ability to vote to replace the Investment Advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a trustee from our board. See “The Investment Advisor—The Advisory Agreement.”

Shareholders and their designated representatives are provided with access to, and are allowed to inspect and copy, all of our books and records during normal business hours upon providing us with reasonable notice. Shareholders are also entitled to receive a copy of our shareholder list upon request, for purposes that include, without limitation, matters relating to shareholder voting rights and the exercise of shareholders rights under federal proxy laws. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within 10 days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests unrelated to the shareholder’s interest in the Company.

Transfer Restrictions

Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares that a person may own. Our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our declaration of trust further prohibits (i) any person from beneficially or constructively owning our common shares of beneficial interest that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and (ii) any person from transferring shares if such transfer would result in our shares being owned by fewer than 100 persons. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. However, our board of trustees may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 3.0% of the number or value of the outstanding shares (whichever is more restrictive) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of trustees that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the trust (as defined below). Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees in its sole discretion, to determine or ensure our qualification as a REIT.

CBRE Investors and the Stein Trusts own approximately 243,229 and 2,765,262 common shares, respectively, which equaled approximately 0.38% and 4.29%, respectively, of our outstanding common shares as of December 31, 2008. Each of CBRE Investors and the Stein Trusts has made representations to us regarding its beneficial ownership. In reliance on these representations, our board of trustees has waived the requirement that no person may acquire or hold in excess of 3.0% of our common shares for CBRE Investors and the Stein Trusts. This waiver permits CBRE Investors and the Stein Trusts to own up to approximately 269,428 and 2,800,000 common shares, respectively. This waiver applies only to shares such persons already purchased, and not to further purchases unless approved by our board of trustees. We have determined that we are not “closely held” within the meaning of Section 856(h) of the Internal Revenue Code and do not otherwise fail to qualify as a REIT as a result of the ownership by CBRE Investors and the Stein Trusts of approximately 243,229 and 2,765,262 common shares, respectively. Assuming these shareholders do not acquire additional shares of our common stock, we expect that their respective ownership percentages will decrease as we issue additional shares of our common stock.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares that resulted in a transfer of shares to the trust in the manner described below, is required to give notice immediately to us, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on us.

If any transfer of our shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the above transfer or ownership limitations, then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares held in the trust shall be issued and outstanding shares. The prohibited owner shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares held in the trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, whose ownership of the shares does not violate any of the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our declaration of trust, of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

In addition, shares held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

Every record holder of 0.5% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our shares, including our common shares on any dividend record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our shares which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the share ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our qualification as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common shares prior to the date a registration statement for such share becomes effective.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

Our declaration of trust also requires that, to become a shareholder, a person must represent that he or she meets the suitability standards set forth under the heading “Suitability Standards” in this prospectus, subject to such other suitability standards that may be established by the individual states. See “Suitability Standards.”

Share Redemption Program

Our share redemption program is designed to provide eligible shareholders with limited, interim liquidity by enabling them to sell shares back to us prior to a liquidity event. Shareholders who have held their shares for at least one year may, on a quarterly basis, present to us for redemption all or any portion of their shares. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption. At that time, we may, subject to the conditions and limitations described below, redeem such shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our net taxable income.

The amount received from the redemption of shares issued pursuant to this prospectus will be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.0%
2 years	93.5%
3 years	95.0%
4 and longer	100.0%

During subsequent offerings of our common shares, the amount received from the redemption of shares will also be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the table above. However, in no event may the amount received from the redemption of shares during an offering exceed the offering price of our common shares in such offering.

For purposes of the one-year holding period, limited partners of CBRE OP who redeem their limited partnership interests for shares in us shall be deemed to have owned their shares as of the date they were issued their limited partnership interests in CBRE OP. In addition, our board of trustees has delegated to our officers the right to waive the one-year holding period and pro rata redemption requirements described below in the event of the death, disability (as such term is defined in the Internal Revenue Code) or bankruptcy of a shareholder. Shares that are redeemed in connection with the death, disability or bankruptcy of a shareholder will be redeemed at the time of showing death, disability or bankruptcy and at 100% of the price at which the investor purchased such shares while the share redemption program is in effect and sufficient funds are available. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption.

Redemption of shares, when requested, will be made quarterly and, in the event our available cash flow is insufficient to fund all redemption requests, each shareholder’s request will be reduced on a pro rata basis. Alternatively, if we do not have such funds available, at the time when redemption is requested, a shareholder can (i) withdraw his or her request for redemption, or (ii) ask that we carry over his or her request to the next quarterly period, if any, when sufficient funds become available. If a shareholder does not make a subsequent request, we will treat the initial redemption request as cancelled. Any transfer of shares by a shareholder participating in our dividend reinvestment plan will terminate participation in the plan with respect to the transferred shares.

We are not obligated to redeem common shares under our share redemption program. During any calendar year, we will not redeem more than 5% of the weighted average number of shares outstanding during the prior calendar year. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan are not sufficient to fund redemption requests pursuant to the 5% limitation outlined above, the board of trustees may, in its sole discretion, choose to use other sources of funds to redeem common shares. Such sources of funds could include cash on hand and cash available from borrowings. We cannot guarantee that any funds set aside for our share redemption program will be sufficient to accommodate any or all requests made in any year.

The board of trustees, in its sole discretion, may choose to terminate or otherwise amend the terms of the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. See “Risk Factors—General Investment Risks.” If we terminate, amend or suspend the share redemption program or reduce the number of shares to be redeemed under the share redemption program, we will provide 30 days’ advance notice to shareholders, and we will disclose the change in quarterly reports filed with the SEC on Form 10-Q.

A shareholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form we provide, executed by the shareholder, its trustee or authorized agent, to the redemption agent, which is currently Boston Financial Data Services, Inc. Within 30 days following the redemption agent’s receipt of the shareholder’s request, the redemption agent will forward to such shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than 30 days after the quarterly determination of the availability of funds for redemption.

You will have no right to request redemption of your shares should our shares become listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market. Our share redemption program is only intended to provide interim liquidity for shareholders until a secondary market develops for the shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

The shares we redeem under our share redemption program will be returned to the status of authorized but unissued common shares. During the years ended December 31, 2007, 2006 and 2005, we repurchased 38,371 common shares, 32,331 common shares and 0 common shares, respectively, under our share redemption program. During the nine months ended September 30, 2008, we repurchased 383,235 common shares.

Dividend Reinvestment Plan

The following is a summary of our dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional common shares. As of December 31, 2008, we had issued 1,102,327 common shares pursuant to our dividend reinvestment plan. A complete copy of our dividend reinvestment plan as currently in effect is included in this prospectus as Appendix B.

Administrator.    Boston Financial Data Services, Inc. serves as the plan administrator. The plan administrator administers the plan, keeps records and provides each participant with purchase confirmations.

Eligibility.    Our existing shareholders, persons who receive our shares upon conversion of OP units of CBRE OP and investors who have purchased shares in this offering are eligible to participate in our dividend reinvestment plan, provided such persons meet the investor suitability and minimum purchase requirements of their states of residence. See “Suitability Standards.” We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate.    Assuming you are eligible, you may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the plan administrator. Your participation in the dividend reinvestment plan will begin with the next dividend made after receipt of your enrollment form provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. If you participate in the dividend reinvestment plan, all of your dividends will be reinvested through the plan.

Share Purchases.    Shares will be purchased under the dividend reinvestment plan on the quarterly dividend payment dates. Shares will be purchased at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the dividend reinvestment plan. Shares may be issued under the dividend reinvestment plan until all shares registered as part of this offering have been sold. After that time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on which such shares are listed on the dividend reinvestment date if such shares are then listed.

Investment of Distribution.    Our plan administrator uses the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the plan administrator will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants.

At this time, participants do not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of trustees reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Purchase Confirmations.    The plan administrator provides a confirmation of your quarterly purchases under the dividend reinvestment plan. The plan administrator is to provide the confirmation to you or your designee within 30 days after the end of each quarter, which confirmation is to disclose the following information:

•	each dividend reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Fees and Commissions.    We do not pay selling commissions, the dealer manager fee or the marketing support fee on shares sold under our dividend reinvestment plan. We do not receive a fee for selling shares under the dividend reinvestment plan. We are responsible for all administrative charges and expenses charged by the plan administrator. Any interest earned on such distributions will be paid to us to defray certain costs relating to the dividend reinvestment plan. The administrative charge for each fiscal quarter is the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

Voting.    You may vote all whole shares acquired through the dividend reinvestment plan.

Tax Consequences of Participation.    The reinvestment of dividends does not relieve you of any taxes which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common shares on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment. You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash. See “Certain U.S. Federal Income Tax Consequences—Dividend Reinvestment.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation.    You may terminate your participation (in whole and not in part) in the dividend reinvestment plan at any time, without penalty, by providing written notice to us at least ten business days prior to the last day of the fiscal period to which the distribution relates. If you terminate your participation in the dividend reinvestment plan, the plan administrator will send you a check in payment for the amount of any distributions that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of your whole and fractional shares. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described under the “Suitability Standards” section of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of our shares on the New York Stock Exchange or another national exchange. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our declaration of trust. In the event you terminate your participation in the dividend reinvestment plan, you may subsequently re-enroll in the plan upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the plan by notifying the plan agent and completing any required documents.

Amendment or Termination of Plan.    We may amend or terminate the dividend reinvestment plan for any reason at any time upon ten days prior written notice to participants.

CERTAIN PROVISIONS OF MARYLAND LAW AND

OF OUR DECLARATION OF TRUST AND BYLAWS

The Company is organized as a real estate investment trust under the laws of the State of Maryland. As a Maryland real estate investment trust, the Company is governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or the Maryland REIT Law, certain provisions of the Maryland General Corporation Law, or the MGCL, and by the Declaration of Trust and the Bylaws. To the extent that Maryland REIT law or the MGCL conflicts with the provisions set forth in the NASAA Guidelines, the NASAA Guidelines will control to the extent any provisions of Maryland REIT law or the MGCL are not mandatory. The following summary of certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our declaration of trust and our bylaws.

Removal of Trustees

Our declaration of trust provides that a trustee may be removed from office only for cause and only by the affirmative vote of at least a majority of the votes entitled to be cast by our shareholders generally in the election of our trustees.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

However, until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, our ability to indemnify or limit the liability of trustees or officers is restricted by the NASAA Guidelines. Our declaration of trust contains provisions which are based on the NASAA Guidelines. Certain relevant provisions of both the Maryland REIT Law and the NASAA Guidelines, as incorporated into our declaration of trust, are described below.

Maryland REIT Law.    The Maryland REIT Law requires a Maryland real estate investment trust to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland REIT Law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland REIT Law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland REIT Law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation’s receipt of (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

NASAA Guidelines.    Our declaration of trust limits the above provisions of the Maryland REIT Law, providing that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates are indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor, affiliates or any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or U.S. federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•

our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•

our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our trustees and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law (subject to the restrictions contained in our declaration of trust), and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our trustees and executive officers under our trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law (subject to the restrictions contained in our declaration of trust), it provides greater assurance to our trustees and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of trustees or the shareholders to eliminate the rights it provides.

Maryland Business Combination Act

The MGCL, as applicable to real estate investment trusts, establishes special requirements for “business combinations” between a Maryland real estate investment trust and “interested shareholders” unless exemptions are applicable. An interested shareholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting shares. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested shareholder unless our board of trustees approved the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires a supermajority shareholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•

66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder or an affiliate of the interested shareholder with whom the business combination is to be effected.

Our board of trustees has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested shareholders or affiliates of interested shareholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of trustees. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our shareholders’ best interests.

Business Combination with the Investment Advisor

Many REITs that are listed on a national securities exchange are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized” rather than external and no third-party fees, such as advisory and acquisition fees, are paid by the REIT. We will consider becoming a self-administered REIT if our board of trustees determines that internalizing the management functions performed by our Investment Advisor is in the best interests of our shareholders. If our board of trustees should make this determination in the future and propose to our Investment Advisor such a transaction, we would anticipate that our Investment Advisor would engage an independent investment banking firm to advise it as to the value our Investment Advisor.

Upon the receipt of any proposal from our Investment Advisor, we would expect to make a formal presentation to our board of trustees, which would consider whether to continue a process of discussion with our Investment Advisor. If our board of trustees determined to move forward, it would then form a special committee comprised entirely of independent trustees to consider a possible business combination with our Investment Advisor. In such case, the board would, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters. The special committee would be authorized to, and would be expected to, retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Investment Advisor regarding a possible business combination. In addition, any business combination with our Investment Advisor would be contingent upon the receipt by the special committee of an opinion from an independent financial advisor or investment banking firm that the consideration to be paid to the shareholders of our Investment Advisor in connection with the transaction was fair to our shareholders from a financial point of view, and the approval of the proposed transaction at a duly convened meeting of our shareholders at which a quorum of the holders of a majority of our outstanding common shares is present; provided however, that, for these purposes, any shares held by our Investment Advisor or any of its affiliates will be counted only for purposes of determining the presence of quorum and not for determining the number of votes necessary to approve the acquisition. We have no existing plans to complete a business combination with our Investment Advisor.

Maryland Control Share Acquisitions Act

The MGCL, as applicable to real estate investment trusts, provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. This means that you would be able to force us to redeem your shares for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our declaration of trust or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders’ best interests.

Amendment to the Declaration of Trust

Except as provided below, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of our declaration of trust relating to the removal of trustees will be required to be approved by our shareholders by the affirmative vote of at least a majority of all votes entitled to be cast on the matter.

Dissolution

Our dissolution must be approved by our shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) at the direction of our board of trustees, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our shareholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of trustees may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of trustees, or (c) provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

CBRE Operating Partnership, L.P., referred to in this prospectus as CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” in which all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure permits the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of a partnership, such as CBRE OP, are deemed to be assets and income of the REIT.

The property owner’s tax-deferral goals are accomplished because a property owner may contribute property to a partnership in exchange for limited partnership interests on a tax-deferred basis. Further, CBRE OP is structured to make distributions with respect to class A units, or limited partnership units, that are equivalent to the dividend distributions made to our common shareholders. Finally, CBRE OP is structured to permit limited partners in CBRE OP to redeem their limited partnership units in CBRE OP for cash or our shares (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment. See “—Redemption” below.

We intend to make all acquisitions of real properties through CBRE OP. We are the sole general partner of CBRE OP and have the exclusive power to manage and conduct the business of CBRE OP. In connection with our company’s private offerings from July 2004 and October 2004, our company contributed the net proceeds of approximately $55,500,000 to CBRE OP in exchange for limited partnership units. CBRE OP is structured to make distributions with respect to the limited partnership units which are equivalent to the distributions made to our shareholders. In July 2004, CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, purchased 29,937 limited partnership units in CBRE OP for an aggregate amount of $242,500. CBRE REIT Holdings LLC also owns one class B limited partnership interest (representing 100% of the class B interest outstanding) in CBRE OP. The class B limited partnership interest entitles such affiliate to receive 15% of the net sales proceeds received by CBRE OP on dispositions of properties or other assets (including by liquidation, merger or otherwise) after the other partners, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to (i) the total capital contributions made to CBRE OP and (ii) a 7% annual, uncompounded return on such capital contributions. Our declaration of trust provides that if we do not list our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on or before December 31, 2011, then our board of trustees must consider (but is not required to commence) an orderly liquidation of our assets. In the event that we elect to list our shares, the class B limited partnership interest entitles such affiliate to receive the amount that would have been distributed to such holder as described above if CBRE OP had distributed to the partners upon liquidation an amount equal to the market value of our listed common shares based upon the average closing price or, if the average closing price is not available, the average bid and asked prices, for the 30-day period beginning 150 days after such listing. See “Compensation to the Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

Capital Contributions

As we accept subscriptions for shares, we transfer substantially all of the net proceeds of the offering to CBRE OP as a capital contribution in exchange for limited partnership units; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CBRE OP is deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If

CBRE OP requires additional funds at any time in excess of capital contributions made by us and the Investment Advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to CBRE OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CBRE OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of CBRE OP and our shareholders.

Operations

The partnership agreement of CBRE OP provides that CBRE OP will be operated in a manner so as to (1) not adversely affect our ability to qualify as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability, and (3) ensure that CBRE OP will not be classified as a “publicly traded partnership” as defined by Section 7704 of the Internal Revenue Code, which classification could result in CBRE OP being taxed as a corporation, rather than as a partnership. See “Certain U.S. Federal Income Tax Consequences—Tax Aspect of Investments in Partnerships—Entity Classification.”

The partnership agreement provides that CBRE OP distribute cash flow from operations and the net proceeds from the disposition of any properties to the holders of limited partnership units in accordance with their relative percentage interests on at least a quarterly basis, subject to the distribution rights of the holder of the class B limited partnership interest as described above. Similarly, the partnership agreement provides that taxable income and loss is allocated to the limited partners of CBRE OP in a manner consistent with such rights to distributions, subject to certain special allocations intended to comply with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations.

Upon the liquidation of CBRE OP, after payment of debts and obligations, any remaining assets of CBRE OP will be distributed to the partners in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by CBRE OP in acquiring and operating real properties, CBRE OP pays all of our administrative costs and expenses and such expenses are treated as expenses of CBRE OP. Such expenses include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to any offerings and registrations of securities;

•	all expenses associated with our preparation and filing of any periodic reports under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption

Subject to certain limitations and exceptions, the holders of limited partnership units of CBRE OP have the right to cause CBRE OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. Prior to the time our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, the cash value will be as determined in good faith by the board of trustees. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in us being “closely held”

within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, (5) otherwise cause us to fail to qualify as a REIT or (6) cause the acquisition of shares by a redeemed holder of limited partnership units to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, holders of limited partnership units may exercise their redemption rights at any time after two years following the date of issuance of their limited partnership units; provided, however, that a holder of limited partnership units may not exercise a redemption right for less than 1,000 limited partnership units, unless such holder of limited partnership units holds less than 1,000 limited partnership units, in which case, he must exercise his redemption right for all of his limited partnership units.

If the advisory agreement is terminated without cause, CBRE OP will redeem the class B limited partnership interest for a newly created class of partnership interest, which we refer to as the advisor redemption interest, which shall initially have a capital account equal to the fair value of the class B limited partnership interest as of such date. One or more appraisers will determine the fair value of the class B limited partnership interest as of the termination date of the advisory agreement. The advisor redemption interest will entitle the holder of such interest to receive 15% of the net sales proceeds received by CBRE OP from a capital transaction (as defined in the partnership agreement) after the other partners, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to (i) the total capital contributions made to CBRE OP and (ii) a 7% annual, uncompounded return on such capital contributions. The advisor redemption interest may be paid in cash or common shares, as determined by our board of trustees, including a majority of our independent trustees. If the advisory agreement is terminated for cause, CBRE OP will redeem the class B limited partnership interest for $100.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CBRE OP, (2) transfer our general partnership interest in CBRE OP (except to a wholly-owned subsidiary) or (3) engage in any merger, consolidation or other business combination, unless, with respect to clause (3) only, the transaction in which such withdrawal occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. With certain exceptions, the limited partners may not transfer their interests in CBRE OP, in whole or in part, without our written consent as the general partner of CBRE OP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section under the heading “Certain U.S. Federal Income Tax Consequences,” references to “the company,” “we,” “our” and “us” mean only CB Richard Ellis Realty Trust and not its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances, or to shareholders subject to special tax rules, such as:

•	expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	Non-U.S. shareholders (as defined below).

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and operated in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in such a manner.

The law firm of Clifford Chance US LLP has acted as our tax counsel in connection with the offering. We have received the opinion of Clifford Chance US LLP, dated January 13, 2009, to the effect that, beginning with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our method of operation enables us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management and affiliated entities regarding our organization, assets, and present and future conduct of our business operations including an assumption that, if we were considered to have failed the 5% gross asset test as a result of our investment in a money market mutual fund (as discussed in “Risk Factors” above) such failure was due to reasonable cause and not willful neglect, and that we have otherwise satisfied all of the other requirements necessary for relief from such potential violation under certain mitigation provisions of the Internal Revenue Code. We believe that we have exercised ordinary business care and prudence in attempting to satisfy the REIT income and asset test set forth below, including the 5% gross asset test, and, accordingly, we believe any noncompliance with the REIT 5% gross asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect. We also have complied with the requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the 5% gross asset test, and, therefore, our qualification as a REIT should not be affected. However, the IRS is not bound by our determination, and no assurance can be provided that the IRS will not assert that we failed to comply with the REIT 5% gross asset test as a result of our investment in the fund and that such failure was not due to reasonable cause. While we believe that we are organized and intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from an investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

For tax years through 2010, shareholders who are individual U.S. shareholders (as defined below) are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains) thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. shareholders (as defined below) from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy the REIT asset tests, as described below, by more than a de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•

Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy any provisions of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income and assets tests summarized in the preceding two bullet points) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification—General.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any entity which we designate as a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired.

•

We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including any “taxable REIT subsidiary” the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries are subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our declaration of trust provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which a REIT election has been made.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interest in the partnership, except as described in the following sentence, for purposes of the asset and gross income tests applicable to REITs as described below. For purposes of the 10% value test (described in “—Asset Tests” below), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership in any year in which it is treated as a partnership for U.S. federal income tax purposes), is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest, and certain debt securities, in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” (as described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT (and partnerships owned by a single partner for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded entities and partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1 it may not deduct interest payments made in such year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if a TRS pays interest, rent, or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from property held primarily for sale to customers in the ordinary course of a trade or business, or prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stocks or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not held for sale to customers in the ordinary course of business in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits of any person. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by us, as described below.

Rents received by us will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the customers of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to customers of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property. The rest of the rent will be qualifying income. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to customers or others through a TRS without disqualifying the rental income received from customers for purposes of the REIT income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (i) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such lessee, or (ii) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee.

If in the future we receive, directly or indirectly, distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries, these distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from another REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Because we have made investments outside the U.S., we are subject to foreign currency gains and losses. In May 2007, the IRS issued Revenue Ruling 2007-33 and Notice 2007-42. The Revenue Ruling provides that foreign currency gains recognized by a REIT will be treated as qualifying income for purposes of the 95% and 75% gross income tests to the extent the income underlying the foreign currency gains so qualifies. The Notice provides interim guidance that generally extends the foregoing treatment to foreign currency gains recognized by a REIT through a foreign branch.

On July 30, 2008, the Housing Assistance Tax Act of 2008 was enacted. Under this act, foreign currency gain earned after July 30, 2008 that qualifies as “real estate foreign exchange gain” is excluded from both the 75% and 95% income tests, while income from foreign currency gains that qualifies as “passive foreign exchange gain” is excluded from the 95% income test, but is treated as non-qualifying income for the 75% income test.

“Real estate foreign exchange gain” is foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 75% income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under debt obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes foreign currency gain attributable to a qualified business unit, or QBU, of the REIT if the QBU meets the 75% income test for the taxable year and the 75% asset test at the close of each quarter of the taxable year that the REIT directly or indirectly owned an interest in the QBU. “Passive foreign exchange gain” includes all real estate foreign exchange gain plus foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 95% income test, (ii) the acquisition or ownership of debt obligations and (iii) becoming or being the obligor under debt obligations. The Treasury Department has the authority to expand the definition of real estate foreign exchange gain and passive foreign exchange gain to include other items of foreign currency gain.

We may recognize foreign currency gains that are not treated as qualifying income for purposes of the 95% and 75% gross income tests. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the 95% gross income test (and will not be treated as qualifying income for purposes of the 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect, and, for our taxable year ended December 31, 2004, we attach to our U.S. federal income tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. For all subsequent taxable years, we are not required to attach a schedule to our U.S. federal income tax return on an annual basis, but rather are only required to file such a schedule in the taxable year in which such failure is identified. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon certain amounts by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and stock or debt instruments attributable to the temporary investment of capital raised by us from the issuance of our shares or debt obligations with a maturity of at least 5 years (“qualified temporary investments”) but only for 1 year following the receipt of such capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage backed securities and mortgage loans. Also, for purposes of the 75% asset test, “cash” includes foreign currency if we (or a QBU) use the foreign currency as our functional currency, but only to the extent that such foreign currency is held for use in the normal course of our (or the QBU’s) activities that produce income qualifying for purposes of the REIT 75% or 95% income tests. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% (25% for taxable years beginning after December 31, 2008) of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to “straight debt” and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including, a discrepancy caused by a change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. In addition, commencing with our taxable year beginning January 1, 2005, in the event that we violate the 5% value test or the 10% vote or value tests described above at the end of any calendar quarter, we will not lose our REIT status if

(i) the failure does not exceed the lesser of 1% of our assets or $10,000,000 and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. If the failure is in excess of the amount in the preceding sentence, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with such asset tests within six months after the last day of the quarter and (ii) pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests; provided that we file a schedule for such quarter describing each asset that causes us to fail to satisfy the asset test in accordance with regulations prescribed by the Treasury.

In March 2005 we mortgaged one of our real estate properties and invested the proceeds in a money market mutual fund until June 2005 when the proceeds were used to purchase another real estate property. During the time the proceeds were invested in the fund, we treated the investment as a qualified temporary investment for purposes of the REIT asset test requirements. If our investment in the fund was not eligible for treatment as a qualified temporary investment, we may not have satisfied the REIT 5% gross asset test for the first quarter of 2005. Even if our investment in the fund resulted in our noncompliance with the REIT 5% gross asset test, however, we would retain our qualification as a REIT pursuant to certain mitigation provisions of the Internal Revenue Code provided our noncompliance was due to reasonable cause and not willful neglect, and certain other requirements are met including the payment of a $50,000 penalty tax. We believe that we have exercised ordinary business care and prudence in attempting to satisfy the REIT income and asset tests including the 5% gross asset test, and, accordingly, we believe any noncompliance with the REIT 5% gross asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect. We have complied with the other requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the 5% gross asset test, including paying the $50,000 penalty tax, and, therefore, our qualification as a REIT should not be affected. The IRS is not bound by our determination, however, and no assurance can be provided that the IRS will not assert that we failed to comply with the REIT 5% gross asset test as a result of our investment in the fund and that such failure was not due to reasonable cause.

We intend to monitor compliance with the foregoing REIT asset requirements on an ongoing basis. The values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•	90% of the net income, if any (after tax), from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

However, a redemption of our shares by a shareholder, regardless of whether such redemption is treated as a dividend or a sale or exchange for U.S. federal income tax purposes (see “Certain U.S. Federal Income Tax Consequences—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Redemptions” below) may be treated as a preferential dividend not eligible for the dividends paid deduction. If preferential, the redemption payments would not be taken into account in determining whether the 90% distribution requirement has been met. We do not intend to redeem shares if as a result we would be subject to regular corporate income or excise taxes on our undistributed net income.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. Potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property, which may include common or preferred shares.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, if we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a REIT (other than violations of the REIT gross income or asset tests, described above, for which other specific cure provisions are available), we will be granted relief if (i) the violation is due to reasonable cause, and (ii) we pay a penalty of $50,000 for each failure. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to our shareholders will generally be taxable in the case of our shareholders who are individual U.S. shareholders (as defined below), at preferential rates, and, subject to limitations of the Internal Revenue Code, dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. Any foreign currency gain attributable to a prohibited transaction will be taken into account in determining net income subject to the 100% prohibited transaction penalty tax. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, for our taxable year ended December 31, 2004, any income or gain from the disposition of such hedging transactions will qualify for purposes of the 95% gross income test, but not the 75% gross income test. Commencing with our taxable year beginning January 1, 2005, income and gain from hedging transactions will be excluded from gross income for purposes of the 95% gross income test, but will be treated as non-qualifying income tax purposes of the 75% gross income test. A “hedging transaction” includes any transaction entered into (1) in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008 primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, fail to identify such hedges or hedge assets that are not real estate assets, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Investments

To the extent that our subsidiaries hold or acquire any investments and, accordingly, pay taxes in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. In addition, because we have made investments outside the U.S., we are subject to foreign currency gains and losses. In May 2007, the IRS issued Revenue Ruling 2007-33 and Notice 2007-42. The Revenue Ruling provides that foreign currency gains recognized by a REIT will be treated as qualifying income for purposes of the REIT 95% and 75% gross income tests to the extent the income underlying the foreign currency gains so qualifies. The Notice provides interim guidance that generally extends the foregoing treatment to foreign currency gains recognized by a REIT through a foreign branch. For example, if we derive income from a real estate asset that qualifies for purposes of the REIT 95% and 75% gross income tests, any foreign currency gains we recognize that are attributable to the real estate asset would also qualify for purposes of the REIT 95% and 75% gross income tests. We may, however, recognize foreign currency gains that are not treated as qualifying income for purposes of the REIT 95% and 75% gross income tests. Also, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the REIT 95% gross income test (and will not be treated as qualifying income for purposes of the REIT 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our CBRE OP. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests based on our capital interest in such partnership and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships based on our capital interest in such partnerships, except as described in the following sentence. For purposes of the 10% value test (described in “—Asset Tests” above), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. See “—Taxation of the Company” and “—Effect of Subsidiary Entities—Ownership of Partnership Interests” above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities in which we invest were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Taxation of the Company—Asset Tests” and “—Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT unless certain relief provisions of the Internal Revenue Code are applied. See “—Taxation of the Company” and “—Failure to Qualify” above, for a discussion of the effect of our failure to meet these tests and qualify for relief for a taxable year. In addition, any change in the status of any subsidiary partnerships in which we invest for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. CBRE OP will elect to use the “traditional method” (without remedial or curative allocations or adjustments to other items to offset the effect of the “ceiling rule”) for making Section 704(c) allocations with respect to any revalued property of CBRE OP or its pass-through subsidiaries. Under the traditional method, which is the least favorable method from our perspective, we may be allocated reduced depreciation deductions for tax purposes as a result of any such tax-deferred contributions of property or revaluations. In addition, the traditional method could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to a sale of property by CBRE OP or its pass-through subsidiaries. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from CBRE OP. This excess taxable income is sometimes referred to as “phantom income” and will be subject to the REIT distribution requirements as described in “—Annual Distribution Requirements.” Because we rely on our cash distributions from the operating partnership to meet the REIT distributions requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements discussed above and result in our shareholders recognizing additional dividend income without an increase in distributions.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its tax adviser regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. However, individual U.S. shareholders are taxed at such preferential rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) “REIT taxable income” that the REIT retained in prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations, and certain foreign corporations or (iii) income from sales of appreciated property acquired from subchapter C corporations in carryover basis transactions that has been subject to tax.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held its shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S.

shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of U.S. shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. shareholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. shareholder’s shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Redemptions.    A redemption of our common shares for cash will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend unless the redemption satisfies the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares taxable as described under “—Dispositions of Our Common Shares” below. The redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of the U.S. shareholder’s share interest in us or (ii) is not “essentially equivalent to a dividend” with respect to the U.S. shareholder, in each case, within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether either of these tests has been met, shares considered to be owned by a U.S. shareholder by reason of certain constructive ownership rules, as well as shares actually owned by such holder, must generally be taken into account. Because the determination as to whether either of these tests under Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular U.S. shareholder depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. shareholders are advised to consult their tax advisors regarding the tax treatment of a redemption.

If a redemption of our common shares is treated as a distribution, the entire amount received (i.e., without any offset for the U.S. shareholder’s adjusted tax basis in our shares) will be taxable as a dividend as described under the caption “—Distributions” above. In such case, the U.S. shareholder’s adjusted tax basis in our shares will be transferred to our remaining shares held by such holder. If the U.S. shareholder holds none of our other shares, such basis may, under certain circumstances, be transferred to our shares held by a related person or it may be lost entirely.

Dispositions of Our Common Shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S.

shareholder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. shareholder’s adjusted tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax adviser concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisers) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our common shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not be treated as UBTI to a tax-exempt U.S. shareholders.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under Section 501(a) of the Internal Revenue Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (C) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. shareholders are urged to consult their tax advisers regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. shareholders of our common shares. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our common shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions.    Unless (i) our common shares constitute a U.S. real property interest, or USRPI, or (ii) either (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our company’s common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder’s adjusted tax basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax.

Dispositions of Our Shares.    Unless our common shares constitute a USRPI, a sale of the shares by a non-U.S. shareholder (including a redemption of our shares treated as a sale or exchange as described under “—Redemptions” above) generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. shareholders. We expect to be a domestically controlled REIT and, therefore, the sale of our common shares (or redemption of our shares treated as a sale or exchange) should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will continue to be a domestically controlled REIT.

If our common shares constitute a USRPI, then gain on the sale of our common shares (or redemption of our shares treated as a sale or exchange) will be subject to taxation under FIRPTA (i.e., the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares (or the REIT, in the case of a redemption) could be required to withhold 10% of the purchase price and remit such amount to the IRS.)

Gain from the sale of our common shares (or redemption of our shares treated as a sale or exchange) that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Dividend Reinvestment

The reinvestment of dividends does not relieve you of any income tax which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common stock on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment.

So long as we qualify as a REIT under the Internal Revenue Code, the distribution will be taxable under the provisions of the Internal Revenue Code applicable to REITs and their shareholders, pursuant to which (i) distributions will be taxable to shareholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gains distributions by us will be taxed as long-term capital gains to shareholders to the extent they do not exceed our net capital gain for the taxable year, (iii) distributions which are not designated as capital gains distributions and which are in excess of our current or accumulated earnings and profits will be treated as a return of capital to the shareholders and reduce the adjusted tax basis of a shareholder’s shares (but not below zero) and (iv) such distributions in excess of a shareholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions” and “—Taxation of Non-U.S. Shareholders” above.

You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount (including any brokerage fees, commissions and administrative costs paid by us on your behalf in connection with the reinvestment), the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

Backup Withholding and Information Reporting

We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gains distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

State, Local and Foreign Taxes

We and our shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax adviser regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common shares.

ERISA AND CERTAIN OTHER CONSIDERATIONS

General

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or Plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the common shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan (“parties in interest” within he meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary considering an investment in the common shares also should consider whether the acquisition or the continued holding of the common shares might constitute or give rise to a direct or indirect prohibited transaction.

The Department of Labor, or the DOL, has issued final regulations, or the Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The common shares are being sold in an offering registered under the Securities Act and are registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We have over 100 independent shareholders, such that the common shares are “widely held.”

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under its declaration of trust on the transfer of the common shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common shares to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common shares will be “widely held” and “freely transferable,” we believe that the common shares will be publicly offered securities for purposes of the Regulations and that the assets of our company will not be deemed to be “plan assets” of any Plan that invests in the common shares.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that our common shares will be listed on a national securities exchange, nor is it expected that a public market for our common shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of our common shares, namely when the fair market value of our common shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our common shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering our common shares in the primary share offering, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our dividend reinvestment plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our dividend reinvestment plan is in place. If there is no primary share offering in effect and our dividend reinvestment plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation will be performed by a person independent of us and our investment advisor.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

•

That the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That shareholders could realize this value if they were to attempt to sell their common shares; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $3,000,000,000 in common shares in this offering, consisting of $2,700,000,000 in common shares initially allocated to be offered in the primary offering and $300,000,000 in common shares initially allocated to be offered pursuant to our dividend reinvestment plan. Prior to the conclusion of this offering, if any of the $300,000,000 in common shares initially allocated for our dividend reinvestment plan remain after meeting anticipated obligations under the dividend reinvestment plan, we may decide to sell a portion of these shares in the primary offering. Similarly, prior to the conclusion of this offering, if the shares initially allocated for our dividend reinvestment plan have been purchased and we anticipate additional demand for our dividend reinvestment plan, we may decide to reallocate a portion of the shares allocated for the primary offering to our dividend reinvestment plan. The shares in the primary offering are being offered at a price of $10.00 per share and the shares purchased pursuant to our dividend reinvestment plan are being sold at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. Individuals must initially invest a minimum of $5,000 of common shares. Any investor who has made the required minimum investment may purchase additional shares in increments of one share. The offering of our common shares will terminate on or before             , 2011 (which is two years after the date of this prospectus), unless extended. In certain states, we will be required to renew this registration statement or file a new registration statement to extend the offering beyond this date. However, we reserve the right to terminate this offering at any time prior to such termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year, subject to renewal or extension for one or more additional periods of one year.

The shares are being offered to the public on a “best efforts” basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Dealer Manager and participating broker-dealers, who will be members of the Financial Industry Regulatory Authority, or FINRA, or other persons or entities exempt from broker-dealer registration. The Dealer Manager and participating broker-dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of our shares. Fund Investors, LLC, an affiliate of the Dealer Manager, owns 87,046 common shares.

The Dealer Manager and participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the Dealer Manager and participating broker-dealers as an alternative to paper copies when possible. As a result, if the Dealer Manager or a participating broker-dealer chooses, with an investor’s prior consent, it may provide an investor with the option of receiving the prospectus, the subscription agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the Dealer Manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the Dealer Manager or the participating broker-dealer.

Compensation We Pay for the Sale of Our Shares

Subject to the provisions for a reduction of the selling commissions and other fees described below, we pay the Dealer Manager an amount equal to 7.0% of gross proceeds as selling commissions from the sale of our common shares in the primary offering, all or a portion of which the Dealer Manager may, in its sole discretion, reallow to participating broker-dealers in this offering. In addition, we pay the Dealer Manager an amount equal to 2.0% of gross proceeds from the sale of our common shares in the primary offering for acting as the dealer manager, a portion of which the Dealer Manager, in its sole discretion, may reallow to participating broker-dealers in this offering. We also pay the Dealer Manager an amount equal to 1.0% of gross proceeds from the sale of our shares in the primary offering as a marketing support fee, all or a portion of which the Dealer Manager, in its sole discretion, may reallow to participating broker-dealers in this offering. Generally, the Dealer Manager does not reallow any portion of the marketing support fee to participating broker-dealers unless they agree to provide one or more of the following services:

•	provide internal marketing support personnel and marketing communication vehicles to assist the Dealer Manager in promoting us;

•

respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have invested;

•	assist investors with reinvestments and redemptions; and/or

•	provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors.

Selling commissions, the dealer manager fee and the marketing support fee are not paid in connection with shares purchased pursuant to our dividend reinvestment plan. See “Description of Shares—Dividend Reinvestment Plan.”

The following table shows the maximum amount of selling commissions, dealer manager fees and marketing support fees payable to the Dealer Manager in this offering, assuming the sale of $2,700,000,000 in common shares in the primary offering with no discounts and $300,000,000 in common shares through our dividend reinvestment plan.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.00	$2,700,000,000
Commissions and Fees	$1.00	$270,000,000

Proceeds to Us	$9.00	$2,430,000,000

Dividend Reinvestment Plan
Price to Public	$9.50	$300,000,000

Proceeds to Us	$9.50	$300,000,000

The maximum compensation and offering expense reimbursements payable to the Dealer Manager and other members of FINRA participating in this offering will not exceed 10% of gross offering proceeds plus approximately $1,350,000 for reimbursement of bona fide due diligence expenses.

A participating broker-dealer may withhold the selling commissions to which it is entitled from the purchase price for the common shares in this offering and forward the balance to the Dealer Manager if (i) the participating broker-dealer is legally permitted to do so and the Dealer Manager and the participating broker-dealer have executed an addendum to their respective participating broker agreement pertaining to such an arrangement; and (ii) (a) the participating broker-dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (b) the participating broker-dealer forwards the subscription agreement to us and receives our written acceptance of the subscription prior to forwarding the purchase price for the common shares, net of the commissions to which the participating broker-dealer is entitled, to us; and (c) the participating broker-dealer verifies that there are sufficient funds in the investor’s account with the participating broker-dealer to cover the entire cost of the subscription.

Purchases Net of Selling Commissions and the Marketing Support Fee

The following persons and entities may purchase shares in the primary offering net of the 7.0% selling commissions and the 1.0% marketing support fee (but not net of the 2.0% dealer manager fee), at a per share price of $9.20.

•

a registered principal, or representative or associated person of the Dealer Manager or a participating broker-dealer and any employee, officer or director of affiliates of the Dealer Manager or the affiliate entity itself;

•	our employees, officers and directors or those of our Investment Advisor or CBRE Investors;

•

a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws (other than any registered investment adviser that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such duly registered investment adviser/broker-dealer); and

•	a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department.

Except for certain share ownership and transfer restrictions contained in our declaration of trust, there is no limit on the number of common shares that may be sold to these persons and entities at a per share price of $9.20. All sales must be made through a registered broker-dealer; therefore, any persons eligible to acquire shares net of selling commissions and the marketing support fee and any investment adviser whose client wants to purchase shares must arrange the placement of the transaction through a participating broker-dealer that will waive compensation.

The amount of proceeds to us will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through registered investment advisers or bank trust department. In addition, participating broker-dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of selling commissions and the marketing support fee may elect not to accept their compensation in the form of selling commissions and the marketing support fee offered by us for shares that they sell. In that event, such shares shall be sold to the investor net of some or all of the 7.0% selling commissions and some or all of the 1.0% marketing support fee, at a per share purchase price as low as $9.20.

We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the managing dealer agreement or to contribute to payments the Dealer Manager may be required to make in respect of any of these liabilities.

Volume Discounts

In connection with the purchases of certain minimum numbers of shares in the primary offering by an investor who does not qualify for the discount described above, the amount of selling commissions otherwise payable to a participating broker-dealer may be reduced in accordance with the following schedule:

Number of shares purchased	Purchase price per incremental share in volume discount range	Selling commissions to Dealer Manager and reallowed on sales per incremental share in volume discount range
		Percent	Dollar amount
1-50,000	$10.00	7.0%	$0.70
50,001-100,000	$9.90	6.0%	$0.60
100,001-200,000	$9.80	5.0%	$0.50
200,001-300,000	$9.70	4.0%	$0.40
300,001-400,000	$9.60	3.0%	$0.30
400,001-500,000	$9.50	2.0%	$0.20
Over 500,000	$9.40	1.0%	$0.10

For example, if an investor purchases 100,000 shares, the investor could pay as little as $995,000 rather than $1,000,000 for the shares, in which event the selling commissions on the sale would be $64,700 ($0.647 per share). Our net proceeds will not be affected by such discounts.

The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 99,000 shares, and a second purchase is for 3,000 shares, 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to us and must set forth the basis for such request.

For purposes of volume discounts, all such shares must be purchased through the same participating broker-dealer, or through the Dealer Manager or through the same registered investment adviser, as applicable.

Other Discounts

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Investors should ask their participating broker-dealer about the opportunity to receive volume discounts by either qualifying as a “single purchaser,” as described below in “Application of Various Discounts,” or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Application of Various Discounts

The volume discount is prorated among the separate subscribers considered to be a “single purchaser.” Shares purchased pursuant to our dividend reinvestment plan are not be combined with other subscriptions for shares in the primary offering by the investor in determining the volume discount or other discount to which such investor may be entitled. Further, shares purchased pursuant to our dividend reinvestment plan are not eligible for a volume discount or any other discount referred to in this Plan of Distribution. See the section of this prospectus titled “Description of Shares—Dividend Reinvestment Plan.”

For purposes of determining the applicability of volume discounts, “single purchaser” includes:

•	an individual, his or her spouse, and their children under the age of 21, who purchase the shares for his or her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust, or other funds maintained by a given bank.

Any request to be deemed a “single purchaser” must be made in writing in a form satisfactory to us and must set forth the basis for such request.

Any reduction in selling commissions and/or the marketing support fee will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us as a result of such sale. All investors acquiring shares in the primary offering will be deemed to have contributed the same amount per share whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions and/or marketing support fees will receive higher rates of return on their investments in our common stock as compared to investors who do not pay reduced selling commissions and/or marketing support fees.

Sales Incentives

We or the Dealer Manager may provide incentive items for registered representatives of the Dealer Manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the Dealer Manager or the participating broker-dealers, they will be paid only in cash, and such payments will be made only to the Dealer Manager or the participating broker-dealers rather than to their registered representatives. Sales incentive programs offered to participating broker-dealers must first have been submitted for review by FINRA, and must comply with Rule 2710 or Rule 2810, as applicable. Sales incentive programs offered to registered representatives of the Dealer Manager must comply with Rule 2710 or Rule 2810, as applicable, but are not required to be submitted to FINRA. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Procedures Applicable to All Subscriptions

We will sell common shares when subscriptions to purchase common shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, substantially in the form contained in this prospectus as Appendix A, according to its instructions for a specific number of shares and delivering to us a check payable to “CB Richard Ellis Realty Trust,” in the amount of $10.00 per share, subject to certain discounts.

Each participating broker-dealer receiving a subscriber’s check made payable to “CB Richard Ellis Realty Trust” (where the participating broker-dealer’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers) shall deliver such checks to Boston Financial Data Services, Inc., our transfer agent, no later than the close of business of the first business day after receipt of the subscription documents. If the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the office of the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Further, in this circumstance, the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to our transfer agent by the close of business on the first business day after the check is received by such other office of the participating broker-dealer.

Certain participating broker-dealers. who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. In such case, the participating broker-dealer will issue a check made payable to “CB Richard Ellis Realty Trust” for the aggregate amount of the subscription proceeds.

Once our transfer agent receives investor funds and subscription documents as set forth above, it will make a determination regarding whether or not the investor’s subscription documents are in good order. If the investor’s subscription documents are found to be in good order, the proceeds from the investor’s check will be deposited in a non-interest bearing account with our transfer agent for no more than one business day and such proceeds will be held for the benefit of CB Richard Ellis Realty Trust until they are transferred to our operating account. Our transfer agent also holds subscription funds relating to CNL sponsored investment vehicles and such funds are held for the benefit of those investment vehicles until they are transferred to their respective operating accounts.

The investment proceeds will be transferred to our operating account with Wells Fargo & Co. no later than the close of business on the first business day following the day the funds were placed into the non-interest bearing account with our transfer agent. Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We generally admit shareholders on a daily basis but in no event later than the last day of the calendar month following acceptance of a subscription. Subscriptions will be accepted or rejected within 30 days of receipt by our transfer agent and, if rejected, all funds shall be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. You will receive a confirmation of your purchase.

The proceeds from the sale of common shares to New York residents are held in trust for the benefit of investors and are used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the United States Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Our sponsor and each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, the participating broker-dealer relies on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the participating broker-dealer. Each participating broker-dealer is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Investments Through IRA Accounts

We have engaged Community National Bank to act as an IRA custodian for purchasers of our common shares who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. We pay the fees related to the establishment of investor accounts with Community National Bank and the annual IRA maintenance fee. Such fees are treated as organization and offering expenses. Further information about custodial services is available through your broker or through our dealer manager.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective shareholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective shareholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation; and

•

has apparent understanding of the fundamental risks of the investment, the risk that the shareholder may lose the entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, the background and qualifications of the Investment Advisor and its affiliates, and the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective shareholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each shareholder.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include information relating to this offering, the past performance of CBRE Investors, our Investment Advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or as forming the basis of the offering of the shares.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule of CB Richard Ellis Realty Trust and subsidiaries as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, incorporated in this prospectus by reference from the CB Richard Ellis Realty Trust Current Report on Form 8-K dated December 23, 2008 and filed with the SEC on December 23, 2008 and the effectiveness of CB Richard Ellis Realty Trust’s internal control over financial reporting as of December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of the Bolingbrook Point III building for the year ended December 31, 2006, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Carolina Portfolio for the year ended December 31, 2006, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statements) which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Carolina II Portfolio for the year ended December 31, 2006, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statements) which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of Lakeside Office Center for the year ended December 31, 2007, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of the Enclave on the Lake building for the year ended December 31, 2007, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of Afton Ridge for the year ended December 31, 2007, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated September 18, 2008 and filed with the SEC on December 4, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of Maskew Retail Park for the year ended December 31, 2007, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated October 23, 2008 and filed with the SEC on January 8, 2009, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of Avion Midrise III & IV for the year ended December 31, 2007, incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated October 23, 2008 and filed with the SEC on January 8, 2009, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-11 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The following documents filed with the SEC are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 15, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 14, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 14, 2008;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2008, filed on December 3, 2008;

•	Our Current Report on Form 8-K, dated May 5, 2008, filed on May 6, 2008;

•	Our Current Report on Form 8-K/A, dated March 20, 2008, filed on May 12, 2008;

•	Our Current Report on Form 8-K/A, dated March 5, 2008, filed on May 12, 2008;

•	Our Current Report on Form 8-K, dated June 10, 2008, filed on June 16, 2008;

•	Our Current Report on Form 8-K, dated June 12, 2008, filed on June 16, 2008;

•	Our Current Report on Form 8-K, dated July 1, 2008, filed on July 3, 2008;

•

Our Current Report on Form 8-K/A, dated July 1, 2008, filed on July 17, 2008 (includes financial statements for Enclave on the Lake, Bolingbrook Point III, Carolina Portfolio, Carolina II Portfolio, Lakeside Office Center, Thames Valley Five, 602 Central Blvd. and pro forma consolidated financial statements of CB Richard Ellis Realty Trust); and

•	Our Current Report on Form 8-K, dated July 25, 2008, filed on July 31, 2008;

•	Our Current Report on Form 8-K, dated June 30, 2008, filed on September 11, 2008;

•	Our Current Report on Form 8-K, dated September 18, 2008, filed on September 22, 2008;

•	Our Current Report on Form 8-K, dated September 26, 2008, filed on September 30, 2008;

•	Our Current Report on Form 8-K, dated September 30, 2008, filed on October 6, 2008;

•	Our Current Report on Form 8-K, dated October 7, 2008, filed on October 8, 2008;

•	Our Current Report on Form 8-K, dated October 23, 2008, filed on October 28, 2008;

•	Our Current Report on Form 8-K, dated November 18, 2008, filed on November 19, 2008;

•	Our Current Report on Form 8-K/A, dated September 18, 2008, filed on December 4, 2008;

•	Our Current Report on Form 8-K, dated December 10, 2008, filed December 15, 2008;

•	Our Current Report on Form 8-K, dated December 23, 2008, filed on December 23, 2008;

•	Our Current Report on Form 8-K/A, dated October 23, 2008, filed on January 8, 2009;

•	Our Current Report on Form 8-K, dated January 12, 2009, filed on January 13, 2009; and

•	Our Proxy Statement on Schedule 14A for our 2008 Annual Meeting of Shareholders, filed on April 28, 2008.

You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC’s website at the address www.sec.gov. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any written requests for documents to CB Richard Ellis Realty Trust, 17 Hulfish Street, Suite 280, Princeton, New Jersey 08542, or call (609) 683-4900. Such documents may also be accessed on our website at www.cbrerealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated information and does not form a part of this prospectus or any other report or document we file or furnish with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports, proxy statements and other information with the SEC. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended, on the SEC’s website at www.sec.gov. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC. You may obtain information on the operation of this public reference room by calling the SEC at 1-800-SEC-0330.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2008 AND 2007:	*

Condensed Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007 (unaudited)	*

Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2008 and 2007 (unaudited)	*

Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007 (unaudited)	*

Condensed Consolidated Statement of Shareholders’ Equity for the Three Months Ended March 31, 2008 (unaudited)	*

Notes to the Condensed Consolidated Financial Statements for the Three Months Ended March 31, 2008 and 2007	*

THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007:	*

Condensed Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007 (unaudited)	*

Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2008 and 2007 (unaudited)	*

Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2008 and 2007 (unaudited)	*

Condensed Consolidated Statement of Shareholders’ Equity for the Six Months Ended June 30, 2008 (unaudited)	*

Notes to the Condensed Consolidated Financial Statements for the Three and Six Months ended June 30, 2008 and 2007	*

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007:	*

Condensed Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007 (unaudited)	*

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2008 and 2007 (unaudited)	*

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2008 and 2007 (unaudited)	*

Condensed Consolidated Statement of Shareholders’ Equity for the Nine Months Ended September 30, 2008 (unaudited)	*

Notes to the Condensed Consolidated Financial Statements for the Three and Nine Months ended September 30, 2008 and 2007	*

YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005:	*

Report of Independent Registered Public Accounting Firm	*

Consolidated Balance Sheets as of December 31, 2007 and 2006	*

Consolidated Statements of Operations for the Years Ended December 31, 2007, 2006 and 2005	*

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005	*

Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2007, 2006 and 2005	*

Notes to Consolidated Financial Statements for the Years Ended December 31, 2007, 2006 and 2005	*

Schedule of Properties and Accumulated Depreciation	*

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:	*

ENCLAVE ON THE LAKE:	*

Independent Auditors’ Report	*

Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited), for the Three Months Ended March 31, 2008 (unaudited) and for the Year Ended December 31, 2007

*

Notes to the Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited), for the Three Months Ended March 31, 2008 (unaudited) and for the Year Ended December 31, 2007

*

BOLINGBROOK POINT III:	*

Independent Auditors’ Report	*

Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	*

Notes to the Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	*

CAROLINA PORTFOLIO:	*

Independent Auditors’ Report	*

Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	*

Notes to the Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	*

CAROLINA II PORTFOLIO:	*

Independent Auditors’ Report	*

Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006	*

Notes to the Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006	*

LAKESIDE OFFICE CENTER:	*

Independent Auditors’ Report	*

Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007	*

Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007	*

THAMES VALLEY FIVE:	*

Other Financial Information of the Guarantor of the Single-Tenant Lease	*

602 CENTRAL BLVD.:	*

Other Financial Information of the Guarantor of the Single-Tenant Lease	*

AFTON RIDGE SHOPPING CENTER:	*

Independent Auditors’ Report	*

Historical Statement of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and for the Year Ended December 31, 2007	*

Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and for the Year Ended December 31, 2007	*

MASKEW RETAIL PARK:	*

Independent Auditors’ Report	*

Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008	*

Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008	*

AVION MIDRISE III & IV:	*

Independent Auditors’ Report	*

Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008	*

Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008	*

PRO FORMA FINANCIAL INFORMATION: SEPTEMBER 30, 2008	*

Pro Forma Condensed Consolidated Financial Statements (unaudited)	*

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008 (unaudited)	*

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2008 (unaudited)	*

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007 (unaudited)	*

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)	*

*	See the “Incorporation of Certain Information by Reference” section of this prospectus.

APPENDIX A

SUBSCRIPTION AGREEMENT

Subscription Agreement CB Richard Ellis Realty Trust

1.	INVESTMENT
	THIS IS AN (SELECT ONE):	☐ Initial Investment [the minimum initial subscription is 500 shares ($5,000)] ☐ Additional Investment in this offering

THIS SUBSCRIPTION IS IN THE AMOUNT OF (SELECT ONE):

☐ For shares sold at $10.00 per share $ for the purchase of shares
☐ For shares sold net of commissions and marketing support fees $ for the purchase of shares
(See the prospectus for shares sold subject to volume discounts)

METHOD OF PAYMENT
Please make investment check payable to CB Richard Ellis Realty Trust. For qualified investments, (i.e. IRA), make checks payable to custodian of record. ☐ Check Enclosed ☐ Wire

WE DO NOT ACCEPT Money Orders, Traveler’s Checks, Starter Checks, Counter Checks, third-party checks or Cash due to Anti-Money Laundering considerations.

2.	FORM OF OWNERSHIP

TYPE OF ACCOUNT (SELECT ONE): SINGLE ☐ Individual ☐ Individual with TOD

IRA / QUALIFIED		TRUST	OTHER
☐ Traditional	☐ SEP/IRA	☐ Taxable ☐ Tax Exempt	Custodian for, under the: ☐ UGMA of the State of: ☐ UTMA of the State of: ☐ Corporation ☐ Partnership ☐ Non-Profit Organization
☐ Roth IRA	☐ Keogh (H.R.10)	☐ Charitable Remainder Trust
☐ Pension or Profit Sharing Plan

MULTIPLE REGISTRATIONS – (ALL PARTIES MUST SIGN)			CUSTODIAL INFORMATION
☐ Joint Tenants with right of survivorship		☐ Joint Tenants with TOD	Name
☐ Husband and wife community property		☐ Tenants In Common	Address
☐ A married person separate property (one signature required)			TID
Account #
Phone #

3.	INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name, if applicable. If an IRA or qualified plan, include both investor and custodian names and their taxpayer identification numbers. Complete Investor Mailing Address below to receive informational mailings.

1st Investor Name / Trustee	Social Security Number/TIN

2nd Investor Name (if applicable)	Social Security Number/TIN

Address ☐ Check if updated address (City/State/Zip)	Investor Daytime Phone Number

Investor E-mail Address

Check applicable box(es):

☐ Subject to backup withholding	☐ U.S. citizen
☐ U.S. citizen residing outside the U.S., Country	☐ Resident Alien

4.	DISTRIBUTIONS

Choose only one option. IRA accounts may not direct distributions without the custodian’s approval.

☐	SEND DISTRIBUTIONS TO INVESTOR ADDRESS SHOWN IN SECTION 3	☐	REINVESTMENT PLAN (see prospectus for more details)	☐	DIRECT DEPOSIT (non-custodian investors only)

I authorize Boston Financial Data Services (“BFDS”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify BFDS in writing to cancel it. In the event that BFDS deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution	Address	City State Zip Code

Account Type (check one):	☐ Checking (please include a voided check)	☐ Savings ☐ Brokerage or other

Account Number	ABA Routing Number

5.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce CB Richard Ellis Realty Trust to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the prospectus and agree to be bound by its terms and conditions.
		Initials	Initials

(b)

I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and a gross annual income of at least $70,000, or I met the higher suitability requirements of my state of primary residence as set forth in the prospectus under “Suitability Standards.”

		Initials	Initials

If applicable, I meet the suitability requirements imposed by the state of Alabama, my primary residence. I am investing no more than 10% of my net worth (exclusive of home, furnishings and automobiles) in CB Richard Ellis Realty Trust.

		Initials	Initials

(c)	I acknowledge that there is no public market for the shares and thus my investment in the shares is not liquid.
		Initials	Initials
(d)	I am purchasing the shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)
		Initials	Initials
(e)

I understand that CB Richard Ellis Realty Trust, or an agent of CB Richard Ellis Realty Trust, will provide financial information pertaining to this investment to the clearing, servicing, or record agent/provider, as instructed by the Broker/Dealer identified on this subscription, for the purpose of providing this investment information on a consolidated statement.

		Initials	Initials

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person (including a U.S. resident alien). [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT AND THE WITHHOLDING BOX SHOULD BE CHECKED IN SECTION 3 IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN].

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

X			X
	Signature of Investor -OR- Beneficial Owner	Date		Signature of Joint Investor -OR- Custodian	Date

6.	BROKER/INVESTMENT ADVISOR INFORMATION

The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence and must sign below for the investment to be accepted.

Participating Broker/Dealer (“B/D”) name
☐ Check if recently employed by new B/D

Financial Advisor-OR-Registered Representative	Advisor Number

Mailing Address ☐ Check if updated address	City	State	Zip Code

Telephone Number	Fax Number	E-mail Address

☐	Check if investor is permitted to invest net of selling commission and marketing support fees (“NOC”). Attach an NOC affirmation letter, completed and signed by the B/D.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or B/D, has performed functions required by federal and state securities laws and FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for CB Richard Ellis Realty Trust

X			X
	Financial Advisor-OR-Registered Representative Signature	Date		Branch Manager Signature	Date

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers should read the prospectus in its entirety. Each subscription will be accepted or rejected by CB Richard Ellis Realty Trust within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the final prospectus.

Return To:	CB Richard Ellis Realty Trust PO Box 8562 Boston, MA 02266-8562	Overnight Delivery:	CB Richard Ellis Realty Trust c/o Boston Financial Data Services 30 Dan Road, Suite 8562 Canton, MA 02021-2809

CNL Client Services: tel (407) 650-1000 • toll-free (866) 650-0650 • fax (877) 694-1116                        Rev. 01/09

APPENDIX B

DIVIDEND REINVESTMENT PLAN

CB RICHARD ELLIS REALTY TRUST

DIVIDEND REINVESTMENT PLAN

CB Richard Ellis Realty Trust, a Maryland real estate investment trust (the “Company”), has adopted a dividend reinvestment program (the “Plan”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Declaration of Trust unless otherwise defined herein.

1.        Participants.    “Participants” are our existing shareholders, persons who receive our shares upon conversion of OP units of CBRE OP and purchasers of Common Shares issued in the offering covered by the Company’s initial public offering (the “Initial Offering”) or any future offering of the Company (the “Future Offering” and, together with the Initial Offering, the “Offering”), who elect to participate in the Plan.

2.        Dividend Reinvestment.    The Company will apply all of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such shares will be sold through a broker-dealer through whom the Company sold the underlying shares to which the Distributions relate in the Offering unless the Participant makes a new election through a different distribution channel. No sales commissions will be paid in connection with purchases under the Plan.

3.        Administrator.    Boston Financial Data Services, Inc. will serve as the plan administrator. The plan administrator will administer the plan, keep records and will provide each participant with purchase confirmations.

4.        Procedure for Participation.    Qualifying shareholders may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other Company-approved authorization form as may be available from the plan administrator. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Shares will be purchased under the Plan on the date that the Company makes a Distribution. Distributions will be paid quarterly.

5.        Purchase of Shares.    Participants will acquire Common Shares at a price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm that the company chooses for that purpose. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of Distributions under the Plan. Shares may be issued under the Plan until all shares registered as part of the Initial Offering have been sold. After that time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on which such shares are listed on the dividend reinvestment date if such shares are then listed.

6.        Investment of Distribution.    Our plan administrator will use the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the plan administrator will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants. At this time, participants will not have the option to

B-1

make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of trustees reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

7.        Taxation of Distributions.    The reinvestment of Distributions in the Plan does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan. Participants should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by a Participant may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

8.        Share Certificates.    The shares issuable under the Plan shall be uncertificated until the board of trustees determines otherwise.

9.        Voting of Plan Shares.    In connection with any matter requiring the vote of the Company’s shareholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the Plan. Fractional shares will not be voted.

10.        Purchase Confirmations.    Within 30 days after the end of each quarter, the plan administrator shall provide each Participant (or his or her designee) with (i) an individualized report on the Participant’s investment, including each dividend reinvested during the quarter, the reinvestment date(s), purchase price and number of shares purchased during the quarter and the total number of shares owned; and (ii) all material information regarding the Plan and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by a broker-dealer in the Offering in order for such broker-dealer to meet its obligation to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

11.        Fees and Commissions.    The Company shall not pay selling commissions, the dealer manager fee or the marketing support fee on shares sold under the Plan and shall not receive a fee for selling shares under the Plan. The Company will be responsible for all administrative charges and expenses charged by the plan administrator. Any interest earned on such distributions will be paid to the Company to defray certain costs relating to the Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

12.        Termination by Participant.    A Participant may terminate participation (in whole and not in part) in the Plan at any time, without penalty, by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten (10) business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the Plan with respect to the transferred shares. Upon termination of Plan participation, Distributions will be distributed to the shareholder in cash.

13.        Amendment or Termination of Plan by the Company.    The board of trustees of the Company may amend or terminate the Plan for any reason upon ten (10) days’ written notice to the Participants.

14.        Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

15.        Governing Law.    This Plan shall be governed by the laws of the State of Maryland.

B-2

No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Up to $3,000,000,000 in Common Shares

CB RICHARD ELLIS REALTY TRUST

PROSPECTUS

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the maximum expenses expected to be incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the FINRA filing fee. These estimates assume that the offering is conducted over a period of at least two years and that all shares registered hereunder are sold.

Securities and Exchange Commission registration fee	$117,900
FINRA filing fee	75,500
Printing expenses	3,800,000
Legal fees and expenses	3,400,000
Sales and advertising fees	5,850,000
Accounting fees and expenses	3,020,000
Blue sky expenses	450,000
Investor Services	2,100,000
Bona fide due diligence expenses	1,350,000
Miscellaneous	1,436,600

Total	$21,600,000

Item 32.	Sales to Special Parties.

See Item 33.

Item 33.	Recent Sales of Unregistered Securities.

None.

Item 34.	Indemnification of Trustees and Officers.

Pursuant to the Maryland REIT Law and the NASAA Guidelines, our declaration of trust provides that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor, affiliates or any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or U.S. federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•

our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•

our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Item 35.	Treatment of Proceeds from Shares Being Registered.

None.

Item 36.	Financial Statements and Exhibits.

(A) Financial Statements.

The following financial statements are included or have been incorporated by reference as part of the prospectus included in this registration statement:

(1)	THREE MONTHS ENDED MARCH 31, 2008 AND 2007:

(2)	Condensed Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007

(3)	Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2008 and 2007

(4)	Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007

(5)	Condensed Consolidated Statement of Shareholders’ Equity for the Three Months Ended March 31, 2008

(6)	Notes to the Condensed Consolidated Financial Statements for the Three Months Ended March 31, 2008 and 2007

(7)	THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007:

(8)	Condensed Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007

(9)	Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2008 and 2007

(10)	Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2008 and 2007

(11)	Condensed Consolidated Statement of Shareholders’ Equity for the Six Months Ended June 30, 2008

(12)	Notes to the Condensed Consolidated Financial Statements for the Three and Six Months ended June 30, 2008 and 2007

(13)	THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007:

(14)	Condensed Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007

(15)	Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2008 and 2007

(16)	Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2008 and 2007

(17)	Condensed Consolidated Statement of Shareholders’ Equity for the Nine Months Ended September 30, 2008

(18)	Notes to the Condensed Consolidated Financial Statements for the Three and Nine Months ended September 30, 2008 and 2007

(19)	YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005:

(20)	Report of Independent Registered Public Accounting Firm

(21)	Consolidated Balance Sheets as of December 31, 2007 and 2006

(22)	Consolidated Statements of Operations for the Years Ended December 31, 2007, 2006 and 2005

(23)	Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005

(24)	Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2007, 2006 and 2005

(25)	Notes to Consolidated Financial Statements for the Years Ended December 31, 2007, 2006 and 2005

(26)	Schedule of Properties and Accumulated Depreciation

(27)	FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:

(28)	ENCLAVE ON THE LAKE:

(29)	Independent Auditors’ Report

(30)	Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited), for the Three Months Ended March 31, 2008 (unaudited) and for the Year Ended December 31, 2007

(31)	Notes to the Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited), for the Three Months Ended March 31, 2008 (unaudited) and for the Year Ended December 31, 2007

(32)	BOLINGBROOK POINT III:

(33)	Independent Auditors’ Report

(34)	Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(35)	Notes to the Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(36)	CAROLINA PORTFOLIO:

(37)	Independent Auditors’ Report

(38)	Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(39)	Notes to the Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(40)	CAROLINA II PORTFOLIO:

(41)	Independent Auditors’ Report

(42)	Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(43)	Notes to the Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(44)	LAKESIDE OFFICE CENTER:

(45)	Independent Auditors’ Report

(46)	Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007

(47)	Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007

(48)	THAMES VALLEY FIVE:

(49)	Other Financial Information of the Guarantor of the Single-Tenant Lease

(50)	602 CENTRAL BLVD.:

(51)	Other Financial Information of the Guarantor of the Single-Tenant Lease

(52)	AFTON RIDGE SHOPPING CENTER:

(53)	Independent Auditors’ Report

(54)	Historical Statement of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and for the Year Ended December 31, 2007

(55)	Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and for the Year Ended December 31, 2007

(56)	MASKEW RETAIL PARK:

(57)	Independent Auditors’ Report

(58)	Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008

(59)	Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008

(60)	AVION MIDRISE III & IV:

(61)	Independent Auditors’ Report

(62)	Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008

(63)	Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007 and for the Unaudited Nine Months Ended September 30, 2008

(64)	PRO FORMA FINANCIAL INFORMATION: SEPTEMBER 30, 2008

(65)	Pro Forma Condensed Consolidated Financial Statements (unaudited)

(66)	Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008 (unaudited)

(67)	Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2008 (unaudited)

(68)	Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007 (unaudited)

(69)	Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(B) Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Index
1.1	Form of Managing Dealer Agreement.*

1.2	Selected Dealer Agreement, dated as of September 26, 2008, by and among, CB Richard Ellis Realty Trust, CNL Securities Corp., CBRE Advisors LLC, CB Richard Ellis Investors, LLC and Ameriprise Financial Services, Inc. (Previously filed as Exhibit 1.1 to the Current Report on Form 8-K
(File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.3	Side Letter, dated September 26, 2008, between CB Richard Ellis Realty Trust, CB Richard Ellis Investors, LLC and CBRE Advisors LLC (Previously filed as Exhibit 1.2 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.4	Side Letter, dated September 26, 2008, between CB Richard Ellis Realty Trust and CNL Securities Corp. (Previously filed as Exhibit 1.3 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

3.1	Second Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11
(File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

4.1	Subscription Agreement (included in the prospectus as Appendix A, incorporated herein by reference).

5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered.*

8.1	Opinion of Clifford Chance US LLP, with respect to tax matters.*

10.1	2004 Equity Incentive Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.2	2004 Performance Bonus Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.3	Form of Second Amended and Restated Advisory Agreement by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor.*

10.4	Form of Second Amended and Restated Agreement of Limited Partnership of CBRE Operating Partnership, L.P. by and among CB Richard Ellis Realty Trust and the limited partners named therein.*

10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan (included in the prospectus as Appendix B incorporated herein by reference).

10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.6 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

Exhibit Index
10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC (Previously filed as Exhibit 10.7 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.8	Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC (Previously filed as Exhibit 10.8 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc. (Previously filed as Exhibit 10.9 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.10	Purchase and Sale Agreement, dated May 10, 2005, by and between Deerfield Park LLC and RT Deerfield II, LLC (Previously filed as Exhibit 10.10 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.11	Promissory Note, dated as of October 25, 2004, made by CBRE Operating Partnership, L.P. to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.11 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.12	Deed of Trust and Security Agreement, dated as of October 25, 2004, by and between CBRE Operating Partnership, L.P. and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.12 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11
(File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.13	Promissory Note, dated as of February 28, 2005, made by RT Taunton, LLC to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.13 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.14	Mortgage and Security Agreement, dated as of February 28, 2005, by and between RT Taunton, LLC and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.14 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.15	Promissory Note, dated as of November 29, 2005, made by CBRE Operating Partnership, L.P. to the order of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.15 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.16	Deed to Secure Debt and Security Agreement, dated as of November 29, 2005, by RT Deerfield I, LLC to and in favor of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.16 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11
(File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.17	Agreement of Purchase and Sale, dated as of December 15, 2005, by and among Millennium Associates, Ltd., Telecom Commerce Associates, Ltd., Telecom Commerce II, Ltd. and RT Texas Industrial, L.P. (Previously filed as Exhibit 10.17 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-127405) filed June 28, 2006 and incorporated herein by reference).

Exhibit Index
10.18	Form of Amended and Restated Indemnification Agreement (Previously filed as Exhibit 10.18 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

10.19	Agreement between Henderson Global Investors Real Estate (No. 2) L.P. (acting by its general partner Henderson Global Investors Property (No. 2) Limited), as Seller and CBRERT Coventry, Limited (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed March 29, 2007 and incorporated herein by reference).

10.20	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and certain affiliates of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).

10.21	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. and RT Kings Mountain IV, LLC and Kings Mountain North, LLC (an affiliate of Johnson Development Associates, Inc.) (Previously filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).

10.22	Purchase and Sale Agreement, dated July 3, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and an affiliate of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed July 9, 2007 and incorporated herein by reference).

10.23	Loan Agreement between CBRERT Coventry Limited and The Royal Bank of Scotland plc (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed May 3, 2007 and incorporated herein by reference).

10.24	Credit Agreement, dated August 30, 2007, by and among CBRE Operating Partnership, L.P. and CBRERT Carolina TRS, Inc., as borrowers, CB Richard Ellis Realty Trust, Bank of America, N.A. as Administrative Agent, and the other lenders thereto (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed September 5, 2007 and incorporated herein by reference).

10.25	Contribution Agreement, dated May 5, 2008, by and among Duke Realty Limited Partnership, Duke/Hulfish, LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-53200) filed May 6, 2008 and incorporated herein by reference).

10.26	Amended and Restated Credit Agreement, dated August 8, 2008, by and among CBRE Operating Partnership, L.P., CB Richard Ellis Realty Trust and Bank of America, N.A. (Previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q (file No. 000-53200) filed August 14, 2008, and incorporated herein by reference).

10.27	Duke/Hulfish, LLC Limited Liability Company Agreement, by and among CBRE Operating Partnership, L.P. and Duke Realty Limited Partnership, dated June 12, 2008 (Previously filed as Exhibit 10.3 to Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

10.28	First Amendment to the Contribution Agreement, by and between Duke Realty Limited Partnership, Duke/Hulfish LLC and CBRE Operating Partnership, L.P. dated September 12, 2008 (Previously filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

Exhibit Index
21.1	List of Subsidiaries of CB Richard Ellis Realty Trust.*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP*

23.3	Consent of McGladrey & Pullen, LLP*

23.4	Consent of McGladrey & Pullen, LLP*

24.1	Power of Attorney (Previously filed on the signature page of Form S-11 filed on July 30, 2008).

99.1	Form of Sub-Advisory Agreement, by and among CBRE Advisors LLC and CNL Fund Management Company.*

*	Filed herewith.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by section (10)(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the Registrant is relying on Rule 430B:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)    any other communication that is an offer in the offering made by the registrant to the purchaser;

(6)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

(c) The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the Investment Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Investment Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

(e) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Investment Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, in the State of California, on this day of January 13, 2009.

CB RICHARD ELLIS REALTY TRUST

By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities indicated.

Name		Title	Date

By:	/S/ JACK A. CUNEO Jack A. Cuneo	Chairman of the Board of Trustees, President and Chief Executive Officer (Principal Executive Officer)	January 13, 2009

By:	* Charles E. Black	Trustee	January 13, 2009

By:	* Martin A. Reid	Trustee	January 13, 2009

By:	* James M. Orphanides	Trustee	January 13, 2009

By:	/S/ LAURIE E. ROMANAK Laurie E. Romanak	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	January 13, 2009

*By:	/s/ JACK A. CUNEO
Jack A. Cuneo
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.
1.1	Form of Managing Dealer Agreement.*

1.2	Selected Dealer Agreement, dated as of September 26, 2008, by and among, CB Richard Ellis Realty Trust, CNL Securities Corp., CBRE Advisors LLC, CB Richard Ellis Investors, LLC and Ameriprise Financial Services, Inc. (Previously filed as Exhibit 1.1 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.3	Side Letter, dated September 26, 2008, between CB Richard Ellis Realty Trust, CB Richard Ellis Investors, LLC and CBRE Advisors LLC (Previously filed as Exhibit 1.2 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.4	Side Letter dated September 26, 2008, between CB Richard Ellis Realty Trust and CNL Securities Corp. (Previously filed as Exhibit 1.3 to the Current Report on Form 8-K (File No. 000-53200 and incorporated herein by reference) filed September 30, 2008).

3.1	Second Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

4.1	Subscription Agreement (included in the prospectus as Appendix A, incorporated herein by reference).

5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered.*

8.1	Opinion of Clifford Chance US LLP, with respect to tax matters.*

10.1	2004 Equity Incentive Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.2	2004 Performance Bonus Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.3	Form of Second Amended and Restated Advisory Agreement by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor.*

10.4	Form of Second Amended and Restated Agreement of Limited Partnership of CBRE Operating Partnership, L.P. by and among CB Richard Ellis Realty Trust and the limited partners named therein.*

10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan (included in the prospectus as Appendix B incorporated herein by reference).

10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.6 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC (Previously filed as Exhibit 10.7 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

Exhibit No.
10.8	Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC (Previously filed as Exhibit 10.8 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc. (Previously filed as Exhibit 10.9 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.10	Purchase and Sale Agreement, dated May 10, 2005, by and between Deerfield Park LLC and RT Deerfield II, LLC (Previously filed as Exhibit 10.10 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.11	Promissory Note, dated as of October 25, 2004, made by CBRE Operating Partnership, L.P. to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.11 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.12	Deed of Trust and Security Agreement, dated as of October 25, 2004, by and between CBRE Operating Partnership, L.P. and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.12 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.13	Promissory Note, dated as of February 28, 2005, made by RT Taunton, LLC to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.13 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.14	Mortgage and Security Agreement, dated as of February 28, 2005, by and between RT Taunton, LLC and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.14 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.15	Promissory Note, dated as of November 29, 2005, made by CBRE Operating Partnership, L.P. to the order of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.15 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11
(File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.16	Deed to Secure Debt and Security Agreement, dated as of November 29, 2005, by RT Deerfield I, LLC to and in favor of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.16 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.17	Agreement of Purchase and Sale, dated as of December 15, 2005, by and among Millennium Associates, Ltd., Telecom Commerce Associates, Ltd., Telecom Commerce II, Ltd. and RT Texas Industrial, L.P. (Previously filed as Exhibit 10.17 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-127405) filed June 28, 2006 and incorporated herein by reference).

10.18	Form of Amended and Restated Indemnification Agreement (Previously filed as Exhibit 10.18 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

10.19	Agreement between Henderson Global Investors Real Estate (No. 2) L.P. (acting by its general partner Henderson Global Investors Property (No. 2) Limited), as Seller and CBRERT Coventry, Limited (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K
(File No. 333-127405) filed March 29, 2007 and incorporated herein by reference).

Exhibit No.
10.20	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and certain affiliates of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).

10.21	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. and RT Kings Mountain IV, LLC and Kings Mountain North, LLC (an affiliate of Johnson Development Associates, Inc.) (Previously filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).

10.22	Purchase and Sale Agreement, dated July 3, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and an affiliate of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed July 9, 2007 and incorporated herein by reference).

10.23	Loan Agreement between CBRERT Coventry Limited and The Royal Bank of Scotland plc (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed May 3, 2007 and incorporated herein by reference).

10.24	Credit Agreement, dated August 30, 2007, by and among CBRE Operating Partnership, L.P. and CBRERT Carolina TRS, Inc., as borrowers, CB Richard Ellis Realty Trust, Bank of America, N.A. as Administrative Agent, and the other lenders thereto (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed September 5, 2007 and incorporated herein by reference).

10.25	Contribution Agreement, dated May 5, 2008, by and among Duke Realty Limited Partnership, Duke/Hulfish, LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-53200) filed May 6, 2008 and incorporated herein by reference).

10.26	Amended and Restated Credit Agreement, dated August 8, 2008, by and among CBRE Operating Partnership, L.P., CB Richard Ellis Realty Trust and Bank of America, N.A. (Previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q (file No. 000-53200) filed August 14, 2008, and incorporated herein by reference).

10.27	Duke/Hulfish, LLC Limited Liability Company Agreement, by and among CBRE Operating Partnership, L.P. and Duke Realty Limited Partnership, dated June 12, 2008 (Previously filed as Exhibit 10.3 to Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

10.28	First Amendment to the Contribution Agreement, by and between Duke Realty Limited Partnership, Duke/Hulfish LLC and CBRE Operating Partnership, L.P. dated September 12, 2008 (Previously filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

21.1	List of Subsidiaries of CB Richard Ellis Realty Trust.*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP*

23.3	Consent of McGladrey & Pullen, LLP*

Exhibit No.
23.4	Consent of McGladrey & Pullen, LLP*

24.1	Power of Attorney (Previously filed on the signature page of Form S-11 filed on July 30, 2008).

99.1	Form of Sub-Advisory Agreement, by and among CBRE Advisors LLC and CNL Fund Management Company.*

*	Filed herewith.